                                                                    Exhibit 10.1







                           ---------------------------

                           PURCHASE AND SALE AGREEMENT

                           ---------------------------





Seller:                    GOLF TRUST OF AMERICA, L.P.,
                           a Delaware limited partnership



Buyer:                     LEGENDS GOLF HOLDING, LLC,
                           a Delaware limited liability company



Property:                  The Legends, Heritage, Oyster Bay, Royal New Kent,
                           Stonehouse, Black Bear, Bonaventure, Persimmon Ridge,
                           Silverthorn and Tiburon


Purchase
Price:                     $117,411,572.00


Effective
Dated:                     February 14, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1             DEFINITIONS; RULES OF CONSTRUCTION.........................................................3

         1.1      Definitions....................................................................................3

                  (a)      "Act of Bankruptcy....................................................................3

                  (b)      "Affiliate............................................................................3

                  (c)      "Authorizations.......................................................................3

                  (d)      "Bill of Sale - Personal Property.....................................................3

                  (e)      "Buyer Leases.........................................................................3

                  (g)      "Buyer Released Parties...............................................................4

                  (h)      "Buyer's Closing Conditions...........................................................4

                  (i)      "Buyer's Deliveries...................................................................4

                  (j)      "Buyer's Loan Commitment..............................................................4

                  (k)      "Closing..............................................................................4

                  (l)      "Closing Date.........................................................................4

                  (m)      "Closing Documents....................................................................4

                  (n)      "Closing Statement....................................................................4

                  (o)      "Company..............................................................................4

                  (p)      "Contracts............................................................................4

                  (q)      "Core Parcels.........................................................................4

                  (r)      Intentionally Deleted.................................................................4

                  (s)      "Deed.................................................................................5

                  (t)      "Deferred Rent and Interest...........................................................5

                  (u)      "Deposit OP Units.....................................................................5

                  (v)      "Disputed Matters.....................................................................5

                  (w)      "Effective Date.......................................................................5

                  (x)      "Environmental Indemnity..............................................................5

                  (y)      "Escrow Agent.........................................................................5

                  (z)      Intentionally Deleted.................................................................5

                  (aa)     "FIRPTA Certificate...................................................................5

                  (bb)     "Golf Course" and "Golf Courses.......................................................5

                  (cc)     "Golf Course Contracts................................................................5

                  (dd)     "Golf Course Improvements.............................................................5

                  (ee)     "Golf Course Intangible Personal Property.............................................5

                  (ff)     "Golf Course Real Property............................................................6

                  (gg)     "Golf Course Tangible Personal Property...............................................6

                  (hh)     "Governmental Body....................................................................6

                  (ii)     "GTA GP...............................................................................6

                  (jj)     "Improvements.........................................................................6

                  (kk)     "Intangible Personal Property.........................................................6

                  (ll)     "Land.................................................................................6

                  (mm)     "Later Exception......................................................................6

                  (nn)     "Legends OP Units.....................................................................6

                  (oo)     Intentionally Deleted.................................................................6

                  (pp)     "Material Portion.....................................................................6

                  (qq)     "Myrtle Beach Parcels.................................................................6

                  (rr)     "Negative Cash Flow...................................................................6

                  (ss)     "Non-Core Parcels.....................................................................6

                  (tt)     "Non-Core Parcels Due Diligence Period................................................6

                  (uu)     "Non-Retained Site....................................................................6

                  (vv)     "Notes................................................................................6

                  (ww)     "OP Units.............................................................................6

                  (xx)     "OP Units Amount......................................................................6

                  (yy)     "Outside Lease Termination Date.......................................................7

                  (zz)     Intentionally Deleted.................................................................7

                  (aaa)    "Parcel...............................................................................7

                  (bbb)    "Permitted Title Exceptions...........................................................7

                  (ccc)    "Person...............................................................................7

                  (ddd)    "Pledge Agreements....................................................................7

                  (eee)    "Property.............................................................................7

                  (fff)    "Property Information.................................................................7

                  (ggg)    "Purchase Money Deed of Trust.........................................................7

                  (hhh)    "Purchase Money Loan..................................................................7

                  (iii)    "Purchase Money Note..................................................................7

                  (jjj)    "Purchase Money Note Principal Amount.................................................7

                  (kkk)    "Purchase Price.......................................................................7


                  (lll)    "Real Property........................................................................7

                  (mmm)    "Reduced Rates........................................................................7

                  (nnn)    "Retained Site........................................................................8

                  (ooo)    "SEC..................................................................................8

                  (ppp)    "Seller's Consents....................................................................8

                  (qqq)    "Seller's Deliveries..................................................................8

                  (rrr)    "Seller's Organizational Documents....................................................8

                  (sss)    "Seller Parties.......................................................................8

                  (ttt)    "Seller Released Parties..............................................................8

                  (uuu)    "Significant Portion..................................................................8

                  (vvv)    "Standstill Agreement.................................................................8

                  (www)    "State................................................................................8

                  (xxx)    "Summary Sheet........................................................................8

                  (aaaa)   "Survey...............................................................................8

                  (bbbb)   "Taking...............................................................................8

                  (cccc)   "Tangible Personal Property...........................................................8

                  (dddd)   "Terminated Parcel....................................................................8

                  (eeee)   "Third-Party Closing Date.............................................................8

                  (ffff)   "Third-Party Closing Statement........................................................9

                  (gggg)   "Third-Party Offer....................................................................9

                  (hhhh)   "Third-Party Sale.....................................................................9

                  (iiii)   "Title Company........................................................................9

                  (jjjj)   "Title Report.........................................................................9

                  (kkkk)   "Transition Agreement.................................................................9

                  (llll)   "Utilities............................................................................9

                  (mmmm)   "Virginia Parcels.....................................................................9

         1.2      Rules of Construction..........................................................................9

                  (a)      Gender................................................................................9

                  (b)      Section References....................................................................9

                  (c)      Headings..............................................................................9

                  (d)      Construction..........................................................................9

ARTICLE 2             PURCHASE AND SALE; PAYMENT OF PURCHASE PRICE; DUE DILIGENCE................................9


       2.1      Purchase and Sale................................................................................9

                  (a)      Deposit..............................................................................10

                  (b)      OP Units Amount......................................................................10

                  (c)      Purchase Money Loan..................................................................11

                  (d)      Balance..............................................................................13

                  (e)      Cancellation of Notes................................................................13

         2.2      Non-Core Parcels Due Diligence................................................................14

         2.3      Standstill Agreement..........................................................................18

ARTICLE 3             SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS........................................19

         3.1      Organization and Power........................................................................19

         3.2      Authorization and Execution...................................................................19

         3.3      Noncontravention..............................................................................19

         3.4      Condemnation Proceedings......................................................................20

         3.5      Litigation....................................................................................20

         3.6      Organizational Documents......................................................................20

         3.7      Bankruptcy....................................................................................20

         3.8      Other Contracts...............................................................................20

         3.9      Regulatory Compliance.........................................................................20

         3.10     Landlord Performance..........................................................................20

         3.12     Survival of Representations...................................................................20

         3.13     Qualifications to Representations.............................................................21

ARTICLE 4             BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS; AS-IS SALE; BUYER & SELLER
                      RELEASES..................................................................................21

         4.1      Organization and Power........................................................................21

         4.2      Authorization and Execution...................................................................21

         4.3      Noncontravention..............................................................................21

         4.4      Litigation....................................................................................21

         4.5      Bankruptcy....................................................................................21

         4.6      Buyer's Loan Commitment.......................................................................21

         4.7      Operations Prior to Closing...................................................................22

         4.8      Seller's Continuing Right to Market and Sell Parcels..........................................23

         4.9      Buyer's Prior Ownership, Tenancy and Management...............................................24

         4.10     As-Is Sale; Releases..........................................................................24

                  (a)      Seller Disclaimer....................................................................24

                  (b)      Plan of Liquidation..................................................................25

                  (c)      Property Information.................................................................26

                  (d)      Buyer Releases of Seller and Seller Affiliates.......................................26

                  (e)      Seller Releases of Buyer and Buyer Affiliates........................................27

                  (f)      No Fraud Waiver......................................................................28

         4.11     Transfer of Certain OP Units..................................................................28

         4.12     Oyster Bay Ground Lessor Consent..............................................................28

         4.13     Qualifications to Representations.............................................................29

ARTICLE 5             CONDITIONS AND ADDITIONAL COVENANTS.......................................................29

         5.1      As to Buyer's Obligations.....................................................................29

                  (a)      Seller's Deliveries..................................................................29

                  (b)      Representations, Warranties and Covenants............................................29

                  (c)      Intentionally Deleted................................................................29

                  (d)      Shareholder Approval.................................................................29

                  (e)      Title and Other Matters Affecting Parcels............................................29

         5.2      As to Seller's Obligations....................................................................30

                  (a)      Intentionally Deleted................................................................30

                  (b)      Intentionally Deleted................................................................30

                  (c)      Consents; Approvals; Legal, Securities and Other Compliance..........................30

                  (d)      Buyer's Deliveries...................................................................30

                  (e)      Representations, Warranties and Covenants............................................30

                  (f)      Consent and Amendment................................................................30

                  (g)      Voting Agreement.....................................................................30

ARTICLE 6             CLOSING...................................................................................31

         6.1      Closing.......................................................................................31

         6.2      Seller's Deliveries...........................................................................31

                  (a)      Seller's Certificate.................................................................31

                  (b)      A Deed with respect to each Parcel transferred to Buyer or its Affiliate at the Closing..........................................................................31

                  (c)      A Bill of Sale - Personal Property with respect to each Parcel transferred to
                           Buyer or its Affiliate at the Closing................................................31

                  (d)      Cancellation of Notes Payable........................................................31

                  (e)      Assignment of Leases, Contracts, Agreements, Warranties, Guaranties, Permits
                           and Licenses.........................................................................32

                  (f)      Terminations.........................................................................32

                  (g)      Title Requirements...................................................................32

                  (h)      The FIRPTA Certificate...............................................................33

                  (i)      Organizational Documents.............................................................33

                  (j)      Board Resolutions....................................................................33

                  (k)      Evidence of Bulk Sales Compliance....................................................33

                  (l)      Communication;.......................................................................33

                  (m)      Original Documents...................................................................33

                  (n)      Miscellaneous........................................................................33

         6.3      Buyer's Deliveries............................................................................33

                  (a)      Purchase Price.......................................................................33

                  (b)      Legends OP Units.....................................................................33

                  (c)      Purchase Money Loan Documents........................................................33

                  (d)      Terminations.........................................................................34

                  (e)      Miscellaneous........................................................................34

         6.4      Closing Costs.................................................................................34

         6.5      Closing Adjustments...........................................................................34

                  (a)      Closing of Sale to Buyer.............................................................34

                  (b)      Closing of Third-Party Sale (Retained Sites..........................................34

                  (c)      Closing of Third-Party Sale (Non-Retained Site); Outside Lease Termination
                           Date Prorations......................................................................35

                  (d)      Due Diligence Costs..................................................................35

         6.6      Right to Distributions and Dividends..........................................................36

ARTICLE 7             GENERAL PROVISIONS........................................................................36

         7.1      Condemnation..................................................................................36

         7.2      Risk of Loss..................................................................................37

         7.3      Real Estate Broker............................................................................37

         7.4      Confidentiality...............................................................................38

ARTICLE 8             LIABILITY OF BUYER; INDEMNIFICATION BY SELLER; TERMINATION RIGHTS.........................38


         8.1      Termination by Buyer..........................................................................38

         8.2      Termination by Seller.........................................................................39

         8.3      Seller's Right to Sell to Third-Parties.......................................................40

         8.4      Provisions Relating to Buyer Leases and Notes.................................................45

         8.5      Costs and Attorneys' Fees.....................................................................48

ARTICLE 9             MISCELLANEOUS PROVISIONS..................................................................48

         9.1      Completeness; Modification....................................................................48

         9.2      Assignments...................................................................................49

         9.3      Successors and Assigns........................................................................49

         9.4      Days..........................................................................................49

         9.5      Governing Law.................................................................................49

         9.6      Counterparts..................................................................................49

         9.7      Severability..................................................................................49

         9.8      Costs.........................................................................................49

         9.9      Notices.......................................................................................49

         9.10     Incorporation by Reference....................................................................50

         9.11     Further Assurances............................................................................50

         9.12     No Partnership................................................................................50

         9.13     Guaranty......................................................................................50


                             SCHEDULES AND EXHIBITS


Schedule 1.1(v):           Disputed Matters
Schedule 1.1(bbb):         Additional Permitted Exceptions
Schedule 1.1(rrr)          Seller's Organizational Documents
Schedule 2.2(c):           Due Diligence Documents
Schedule 3.8:              Schedule of Other Contracts
Schedule 8.3(d)(3)(iii):   Third Party Sale Excluded Property
Exhibit A:                 The Land
Exhibit B:                 Description of Tangible Personal Property
Exhibit C:                 Description of Intangible Personal Property
Exhibit D:                 Schedule of Contracts
Exhibit E:                 Bill of Sale - Personal Property
Exhibit F:                 Description of Buyer Leases
Exhibit G:                 Deed
Exhibit H:                 Seller's FIRPTA Affidavit
Exhibit I:                 Form of Standstill Agreement
Exhibit J:                 Form of Purchase Money Note
Exhibit K:                 Form of Purchase Money Deed of Trust
Exhibit L:                 Form of Environmental Indemnity
Exhibit M:                 Form of Guaranty
Exhibit N:                 Form of Termination of Lease
Exhibit O:                 Second Amendment and Consent
Exhibit P:                 Voting Agreement
Exhibit Q:                 Seller's Certificate
Exhibit R:                 Assignment of Leases and Contracts
Exhibit S:                 Transition Agreement


                               PURCHASE AGREEMENT
                                  SUMMARY SHEET

Buyer:                     LEGENDS GOLF HOLDING, LLC, a Delaware limited liability company

Seller:                    GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership

Effective
Date:                      February 14, 2001

Golf Courses:              The Legends Resort (which includes Parkland,  Heathland and Moorland),  Heritage, Oyster
                           Bay, Royal New Kent, Stonehouse,  Black Bear, Bonaventure,  Persimmon Ridge, Silverthorn
                           and Tiburon

Purchase
Price:                     One Hundred  Seventeen  Million Four Hundred  Eleven  Thousand Five Hundred  Seventy-Two
                           and No/100 Dollars ($117,411,572.00), which is allocated as follows:

                           The Legends Resort (Parkland,
                           Heathland and Moorland)            $44,186,983
                           Heritage                           $19,269,935
                           Oyster Bay                         $19,954,654
                           Royal New Kent                     $ 3,000,000
                           Stonehouse                         $ 3,000,000
                           Black Bear                         $ 1,500,000
                           Bonaventure                        $12,500,000
                           Persimmon Ridge                    $ 4,500,000
                           Silverthorn                        $ 3,500,000
                           Tiburon                            $ 6,000,000
Notice Address
of Seller:                 GTA GP, Inc.
                           14 North Adger's Wharf
                           Charleston, South Carolina  29401
                           Attention:     W. Bradley Blair, II
                                          Scott D. Peters

with a
copy to:                   O'Melveny & Myers LLP
                           275 Battery Street, Suite 2600
                           San Francisco, California 94111-3305
                           Attention:     Peter T. Healy, Esq.

Notice Address




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


of Buyer:                  c/o The Legends Group, Ltd.
                           1500 Legends Drive
                           Myrtle Beach, SC  29579
                           Attention:  Larry Young

with a
copy to:                   Parker, Poe, Adams & Bernstein L.L.P.
                           Three First Union Center
                           401 South Tryon Street, Suite 3000
                           Charlotte, North Carolina  28202
                           Attention:  Gary C. Ivey

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is entered into by and between Buyer and Seller.

                                    RECITALS:

         A. Seller is the owner of those certain golf courses (each a "GOLF COURSE" and collectively the "GOLF COURSES") on parcels of real property more particularly described on EXHIBIT A attached hereto (collectively, the "LAND").

         B. Subject to the terms of this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to buy from Seller, all of Seller's right, title and interest (if any) in and to the following:

         1. Each Golf Course on each parcel of Land, together with the driving ranges, putting greens, clubhouse facilities, snack bars, restaurants, pro shops, buildings, structures, parking lots, landscaping, fixtures and other improvements located on each Golf Course (with respect to each individual Golf Course, hereinafter referred to collectively as the "GOLF COURSE IMPROVEMENTS", and with respect to all Golf Courses, hereinafter collectively referred to as the "IMPROVEMENTS").

         2. All rights, privileges, easements and appurtenances to each Golf Course and any of the Golf Course Improvements thereto, if any, including, without limitation, all of Seller's right, title and interest, if any, in and to all riparian mineral and water rights and all easements, roads, streets, avenues, rights-of-way, reservations and other appurtenances used or connected with the beneficial use and enjoyment of each Golf Course and/or any of the Golf Course Improvements thereto (with respect to each individual Golf Course, the Golf Course Improvements thereto and all such easements, rights, privileges and appurtenances described in this SUBPARAGRAPH 2 related to such Golf Course are sometimes hereinafter collectively referred to as the "GOLF COURSE REAL PROPERTY", and with respect to all Golf Course Real Property are hereinafter collectively referred to as the "REAL PROPERTY").

         3. All items of tangible personal property and fixtures (if any) owned, leased or used by Seller and located on or used in connection with each Golf Course Real Property, including, but not limited to, inventory, machinery, equipment, furniture, furnishings, movable walls or partitions, phone, utility, electrical, mechanical, HVAC, plumbing, refrigeration, security and other control systems, restaurant equipment, computers or trade fixtures, golf carts, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, antiques, other decorations, and equipment or machinery of every kind or nature located on or used in connection with the operation of each Golf Course Real Property, whether on or off-site, including all warranties and guaranties associated therewith (with respect to each individual Golf Course, hereinafter collectively referred to as the "GOLF COURSE TANGIBLE PERSONAL PROPERTY", and with respect to all Golf Courses, hereinafter collectively referred to as the "TANGIBLE PERSONAL PROPERTY"). A non-exclusive schedule of the Tangible Personal Property is attached to this Agreement as Exhibit B, indicating whether such Tangible Personal Property is owned, leased or used, on site or offsite.

         4. All intangible personal property owned or possessed by Seller and used in connection with the construction, ownership, operation, leasing or maintenance of each Golf Course Real Property or the Golf Course Tangible Personal Property related thereto, including, but not limited to, all goodwill attributed to the Golf Courses, and any and all trademarks, copyrights, tradenames, guarantees, Authorizations (as hereinafter defined), general intangibles, business records, plans and specifications, surveys, title insurance policies, licenses, permits and approvals with respect to the construction, ownership, operation, leasing or maintenance of the Golf Courses, any unpaid award for taking by condemnation or any damage to the Golf Course Real Property or Golf Course Tangible Personal Property, excluding any of the aforesaid rights that Buyer elects not to acquire by written notice to Seller delivered prior to the Closing (with respect to each individual Golf Course, hereinafter collectively referred to as the "GOLF COURSE INTANGIBLE PERSONAL PROPERTY", and with respect to all Golf Courses, hereinafter collectively referred to as the "INTANGIBLE PERSONAL PROPERTY"). A non-exclusive schedule of the Intangible Personal Property is attached to this Agreement as EXHIBIT C.

         5. All contracts, leases, licenses and agreements entered into by Seller, if any, relating to the Golf Courses, including, but not limited to, membership agreements, equipment leases, liquor licenses, guaranties, management agreements, pledge agreements, contribution agreements, service contracts and any and all other such agreements (with respect to each individual Golf Course, hereinafter collectively referred to as the "GOLF COURSE CONTRACTS", and with respect to all Golf Courses, hereinafter collectively referred to as the "CONTRACTS"). A schedule of the Contracts is attached to this Agreement as EXHIBIT D. Each Golf Course, together with the Golf Course Improvements located thereon and the Golf Course Real Property, the Golf Course Tangible Personal Property, the Golf Course Intangible Personal Property and the Golf Course Contracts relating thereto, shall be herein referred to as a "PARCEL". The Real Property, Tangible Personal Property, Intangible Personal Property and Contracts are sometimes collectively referred to as the "PROPERTY".

         C. In addition to the transfer of the Property to Buyer or its Affiliate(s) as provided hereunder, at the Closing all notes payable by Buyer (or any of its Affiliates) to Seller (or any of its Affiliates) in connection with the Non-Core Parcels (the "NOTES") and all obligations thereunder or related thereto (except the obligation to pay interest accrued and unpaid thereunder as of the Closing Date) shall be cancelled and released (and all collateral, if any, securing such Notes shall be released).

         NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:

                                   ARTICLE 1
                       DEFINITIONS; RULES OF CONSTRUCTION

         1.1 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth on the Summary Sheet. The following terms shall have the indicated meanings:

         (a) "ACT OF BANKRUPTCY" shall mean if a party to this Agreement or any general partner thereof shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors, (iv) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, (v) be adjudicated bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator of such party or general partner of all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

         (b) "AFFILIATE" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

         (c) "AUTHORIZATIONS" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of any Parcel or any part thereof as a golf course with the uses and operations existing on the Effective Date and the Closing Date, including, without limitation, clubhouses, bars and related facilities, as applicable.

         (d) "BILL OF SALE - PERSONAL PROPERTY" shall mean a bill of sale conveying title to the Tangible Personal Property and Intangible Personal Property and any Contracts and Improvements that can be conveyed by a Bill of Sale from Seller to Buyer, substantially in the form of EXHIBIT E attached hereto.

         (e) "BUYER LEASES" shall mean each and every lease of a Parcel between Seller and Buyer (or an Affiliate of Buyer), pursuant to which Seller leases to Buyer (or an

Affiliate of Buyer), and Buyer (or an Affiliate of Buyer) leases from Seller, the Parcel, and Buyer (or an Affiliate of Buyer) is granted the right to manage, operate and control the Parcel during the term of such lease(s), which Buyer Leases are identified and described on EXHIBIT F attached hereto.

         (f) "BUYER'S LENDER" shall mean Bank of America, N.A. or any other third-party lender providing to Buyer (or its Affiliates) first mortgage loan financing in connection with the transactions contemplated hereunder.

         (g) "BUYER RELEASED PARTIES" shall have the meaning set forth in
SECTION 4.10(e).

         (h) "BUYER'S CLOSING CONDITIONS" shall have the meaning set forth in
SECTION 5.1.

         (i) "BUYER'S DELIVERIES" shall have the meaning set forth in SECTION
6.3.

         (j) "BUYER'S LOAN COMMITMENT" shall mean a loan commitment, executed by and between Buyer's Lender and Buyer, pursuant to which Buyer's Lender commits to make a first mortgage loan in connection with Buyer's acquisition of the Parcels, on and subject to the terms and provisions of said loan commitment.

         (k) "CLOSING" shall mean the time the Deed for each Parcel is executed and delivered and recorded and each of the other deliveries to be made by Seller (as provided in SECTION 6.2) and Buyer (as provided in SECTION 6.3) are made and each of the Buyer's Closing Conditions and Seller's Closing Conditions in SECTIONS 5.1 and 5.2, respectively, have been satisfied or waived.

         (l) "CLOSING DATE" shall mean the date on which the Closing occurs.

         (m) "CLOSING DOCUMENTS" shall have the meaning set forth in SECTION 4.10(a).

         (n) "CLOSING STATEMENT" shall mean the closing settlement statement executed by Seller and Buyer prior to the Closing, which statement shall include the proration adjustments made pursuant to SECTION 6.5 and the allocation of closing costs pursuant to SECTION 6.4.

         (o) "COMPANY" shall mean Golf Trust of America, Inc., a Maryland corporation.

         (p) "CONTRACTS" shall have the meaning set forth in RECITAL B(5).

         (q) "CORE PARCELS" shall mean the Myrtle Beach Parcels and Virginia Parcels, collectively.

         (r) INTENTIONALLY DELETED.

         (s) "DEED" shall mean a special warranty deed substantially in the form of EXHIBIT G attached hereto (but modified as necessary to incorporate any local law requirements of the jurisdiction where the Parcel is located), legally transferring and conveying to Buyer fee simple title in and to a Parcel in the jurisdiction where such Parcel is located (PROVIDED THAT, in no event shall Seller provide a general warranty deed or any other deed containing general warranties with respect to any Parcel), subject only to the Permitted Title Exceptions.

         (t) "DEFERRED RENT AND INTEREST" shall have the meaning set forth in
SECTION 8.4(a).

         (u) "DEPOSIT OP UNITS" shall mean the Legends OP Units in which Seller currently has a security interest pursuant to the terms and provisions of the Buyer Leases and related Pledge Agreements, which constitute 786,097 Legends OP Units in the aggregate. If any of the said Legends OP Units are converted into stock of the Company at any time prior to the Closing, then the Deposit OP Units shall include, without limitation, such shares of stock into which such Legends OP Units are converted.

         (v) "DISPUTED MATTERS" shall mean and include each of the disputed matters and items relating to the Parcels and/or the Buyer Leases that are identified and set forth on SCHEDULE 1.1(v) attached hereto.

         (w) "EFFECTIVE DATE" shall have the meaning set forth in the Summary Sheet.

         (x) "ENVIRONMENTAL INDEMNITY" shall have the meaning set forth in
SECTION 2.1(c).

         (y) "ESCROW AGENT" shall mean the Title Company.

         (z) INTENTIONALLY DELETED.

         (aa) "FIRPTA CERTIFICATE" shall mean the affidavit of Seller under
Section 1445 of the Internal Revenue Code of 1986, as amended, certifying that Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations), substantially in the form of EXHIBIT H attached hereto.

         (bb) "GOLF COURSE" and "GOLF COURSES" shall have the meaning set forth in RECITAL A.

         (cc) "GOLF COURSE CONTRACTS" shall have the meaning set forth in RECITAL B(5).

         (dd) "GOLF COURSE IMPROVEMENTS" shall have the meaning set forth in RECITAL B(1).

         (ee) "GOLF COURSE INTANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in RECITAL B(4).

         (ff) "GOLF COURSE REAL PROPERTY" shall have the meaning set forth in RECITAL B(2).

         (gg) "GOLF COURSE TANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in RECITAL B(3).

         (hh) "GOVERNMENTAL BODY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         (ii) "GTA GP" shall mean GTA GP, Inc., a Maryland corporation, the sole general partner of Seller.

         (jj) "IMPROVEMENTS" shall have the meaning set forth in RECITAL B(1).

         (kk) "INTANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in RECITAL B(4).

         (ll) "LAND" shall have the meaning set forth in RECITAL A.

         (mm) "LATER EXCEPTION" shall have the meaning set forth in SECTION 2.2(e).

         (nn) "LEGENDS OP UNITS" shall mean all of the OP Units owned by Buyer, being a total of 3,726,856 OP Units.

         (oo) INTENTIONALLY DELETED.

         (pp) "MATERIAL PORTION" shall have the meaning set forth in SECTION
7.2.

         (qq) "MYRTLE BEACH PARCELS" shall mean The Legends, Heritage and Oyster Bay Parcels.

         (rr) "NEGATIVE CASH FLOW" shall have the meaning set forth in SECTION 8.4(a).

         (ss) "NON-CORE PARCELS" shall mean the Black Bear, Bonaventure, Persimmon Ridge, Silverthorn and Tiburon Parcels.

         (tt) "NON-CORE PARCELS DUE DILIGENCE PERIOD" shall have the meaning set forth in SECTION 2.2(a).

         (uu) "NON-RETAINED SITE" shall have the meaning set forth in SECTION 8.3(b).

         (vv) "NOTES" shall have the meaning set forth in RECITAL C.

         (ww) "OP UNITS" shall mean the ownership (OP) limited partnership units in Golf Trust of America, L.P., a Delaware limited partnership.

         (xx) "OP UNITS AMOUNT" shall have the meaning set forth in SECTION 2.1(b).

         (yy) "OUTSIDE LEASE TERMINATION DATE" shall have the meaning set forth in SECTION 8.4(c).

         (zz) INTENTIONALLY DELETED.

         (aaa) "PARCEL" shall have the meaning set forth in RECITAL B(5).

         (bbb) "PERMITTED TITLE EXCEPTIONS" shall have the meaning set forth in
SECTION 2.2(d), and shall include, in any event, all building codes and other applicable governmental laws, ordinances, rules and regulations affecting a Parcel and any and all other items or matters disclosed on SCHEDULE 1.1(bbb) attached hereto.

         (ccc) "PERSON" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         (ddd) "PLEDGE AGREEMENTS" shall have the meaning set forth in SECTION 2.1(a).

         (eee) "PROPERTY" shall have the meaning set forth in RECITAL B(5).

         (fff) "PROPERTY INFORMATION" shall have the meaning set forth in
SECTION 4.10(c).

         (ggg) "PURCHASE MONEY DEED OF TRUST" shall have the meaning set forth in SECTION 2.1(c).

         (hhh) "PURCHASE MONEY LOAN" shall have the meaning set forth in SECTION 2.1(c).

         (iii) "PURCHASE MONEY NOTE" shall have the meaning set forth in SECTION 2.1(c).

         (jjj) "PURCHASE MONEY NOTE PRINCIPAL AMOUNT" shall mean an amount, if any, designated by Buyer at least five (5) days prior to the Closing, by the delivery of written notice to Seller, which amount shall in no event exceed Five Million and No/100 Dollars ($5,000,000.00) in the aggregate.

         (kkk) "PURCHASE PRICE" shall mean One Hundred Seventeen Million Four Hundred Eleven Thousand Five Hundred Seventy-Two and No/100 Dollars ($117,411,572.00) or, with respect to any single Parcel, the portion of the Purchase Price allocated to such Parcel pursuant to the Summary Sheet.

         (lll) "REAL PROPERTY" shall have the meaning set forth in RECITAL B(2).

         (mmm) "REDUCED RATES" shall have the meaning set forth in SECTION
8.4(d).

         (nnn) "RETAINED SITE" shall have the meaning set forth in SECTION
8.3(b).

         (ooo) "SEC" shall mean the United States Securities and Exchange Commission.

         (ppp) "SELLER'S CONSENTS" shall have the meaning set forth in SECTION 5.2(c).

         (qqq) "SELLER'S DELIVERIES" shall have the meaning set forth in SECTION 6.2.

         (rrr) "SELLER'S ORGANIZATIONAL DOCUMENTS" shall mean the current organizational documents of Seller, GTA GP, GTA LP, Inc. and the Company, which organizational documents are described on SCHEDULE 1.1(rrr) attached hereto.

         (sss) "SELLER PARTIES" shall have the meaning set forth in SECTION 2.2(b).

         (ttt) "SELLER RELEASED PARTIES" shall have the meaning set forth in
SECTION 4.10(d).

         (uuu) "SIGNIFICANT PORTION" shall have the meaning set forth in SECTION 7.1.

         (vvv) "STANDSTILL AGREEMENT" shall mean an agreement in the form of
EXHIBIT I attached hereto.

         (www) "STATE" shall mean, with respect to each Parcel, the state or commonwealth in which such Parcel is located.

         (xxx) "SUMMARY SHEET" shall mean the summary page attached to this Agreement and incorporated herein by reference.

         (yyy) "SUBORDINATE THIRD-PARTY LENDER" shall mean a third-party lender, who is not Affiliated with Seller, Buyer or any of their respective Affiliates, and who makes a Subordinate Third-Party Loan secured by the Non-Core Parcels or any of them.

         (zzz) "SUBORDINATE THIRD-PARTY LOAN" shall mean a loan made to Buyer (or its Affiliate(s) acquiring title to the Non-Core Parcel(s)), which is secured by the Non-Core Parcels or any of them that are transferred to Buyer or its Affiliate(s) at Closing.

         (aaaa) "SURVEY" shall mean the survey of each or any Parcel that may be obtained by Buyer, at Buyer's sole cost and expense, pursuant to SECTION 2.2(d) hereof.

         (bbbb) "TAKING" shall have the meaning set forth in SECTION 7.1.

         (cccc) "TANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in RECITAL B(3).

         (dddd) "TERMINATED PARCEL" shall have the meaning set forth in SECTION 2.2(g).

         (eeee) "THIRD-PARTY CLOSING DATE" shall have the meaning set forth in
SECTION 6.5(c).

         (ffff) "THIRD-PARTY CLOSING STATEMENT" shall have the meaning set forth in SECTION 6.5(c).

         (gggg) "THIRD-PARTY OFFER" shall have the meaning set forth in SECTION 8.3(a).

         (hhhh) "THIRD-PARTY SALE" shall have the meaning set forth in SECTION 8.3.

         (iiii) "TITLE COMPANY" shall mean a title insurance company selected by Buyer and authorized (whether itself or through its Affiliates) to conduct title insurance business in each State where a Parcel is located.

         (jjjj) "TITLE REPORT" shall have the meaning set forth in SECTION
2.2(d).

         (kkkk) "TRANSITION AGREEMENT" shall have the meaning set forth in
SECTION 8.3(a).

         (llll) "UTILITIES" shall mean, with respect to each Parcel, public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of a Parcel.

         (mmmm) "VIRGINIA PARCELS" shall mean the Royal New Kent and Stonehouse Parcels.

     1.2 RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Agreement:

         (a) GENDER. Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

         (b) SECTION REFERENCES. All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

         (c) HEADINGS. The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

         (d) CONSTRUCTION. Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

                                   ARTICLE 2
           PURCHASE AND SALE; PAYMENT OF PURCHASE PRICE; DUE DILIGENCE

         2.1 PURCHASE AND SALE. Seller agrees to sell and Buyer agrees to purchase the Property for the Purchase Price, subject to the terms and provisions of this Agreement below, including, without limitation, Seller's right to sell any Parcel to a third party as provided in SECTION 8.3 of this Agreement. The portion of the Purchase Price allocated to each Parcel is set forth in the Summary Sheet. The Purchase Price shall be paid by Buyer to Seller in accordance with the terms and provisions (and as otherwise provided) in this SECTION 2.1 below.

         (a) DEPOSIT. From and after the Effective Date, Seller shall hold the Deposit OP Units as an earnest money deposit under (and as collateral for the performance of Buyer's obligations under) this Agreement. The Deposit OP Units shall also continue to serve as collateral under and pursuant to the Buyer Leases and related pledge agreements (collectively, the "PLEDGE AGREEMENTS") for the Parcels, as described in such Pledge Agreements. If the Closing occurs as contemplated hereunder, then on the Closing Date the Deposit OP Units shall be automatically transferred to Seller pursuant to the terms and provisions of SUBSECTION (b) hereof and Buyer (on behalf of itself and its Affiliates, as applicable) hereby covenants and agrees to execute, acknowledge and deliver to Seller, on the Closing Date, any and all instruments and documents reasonably requested by Seller in order to legally transfer such Deposit OP Units to Seller and/or to evidence such transfer of Deposit OP Units to Seller, and the value of such Deposit OP Units shall be credited against the Purchase Price in accordance with SUBSECTION (b) hereof. If the Closing hereunder is not consummated for any reason other than the breach or default of the Buyer under this Agreement, then the Deposit OP Units shall not be transferred to Seller; PROVIDED, HOWEVER, that the Seller shall continue to retain and hold the Deposit OP Units as collateral pursuant and subject to the terms and provisions of the Buyer Leases and Pledge Agreements, as described in such Pledge Agreements (it being acknowledged and agreed by the parties hereto that such Deposit OP Units also serve as collateral for the performance of the Buyer's (or its Affiliates', as applicable) obligations under the Buyer Leases to the extent provided under the Pledge Agreements). If the Closing hereunder is not consummated as a result of or due to the breach or default of the Buyer under this Agreement after the expiration of any applicable notice and cure periods, then unless the Seller elects to exercise the remedy of specific performance provided in this Agreement, the Deposit OP Units shall be automatically transferred to Seller as liquidated damages hereunder, and Buyer (on behalf of itself and its Affiliates, as applicable) hereby covenants and agrees to execute, acknowledge and deliver to Seller any and all instruments and documents reasonably requested by Seller in order to legally transfer such Deposit OP Units to Seller and/or evidence such transfer. Each Affiliate of Buyer who is a "tenant" under a Buyer Lease for which the Deposit OP Units serve as collateral has executed the Acknowledgment, Consent and Agreement Page attached hereto for the purpose of evidencing its acknowledgment of and consent to the terms and provisions of this SECTION 2.1(a) and its agreement to be bound by the terms and provisions of this SECTION 2.1(a).

         (b) OP UNITS AMOUNT. On the Closing Date, Buyer shall transfer and assign to Seller, by such instruments and other documents as may be reasonably required by Seller, Three Million Seven Hundred Twenty-Six Thousand Eight Hundred Fifty-Six (3,726,856) Legends OP Units (which Legends OP Units shall include the Deposit OP Units). In connection with the transfer of such Legends OP Units to Seller, Buyer shall receive a credit against the Purchase Price equal to $44,722,272 (the "OP UNITS AMOUNT"), which OP Units Amount equals the product of (x) 3,726,856 MULTIPLIED BY
                  (y) $12.00.

         (c) PURCHASE MONEY LOAN. On the Closing Date, if Buyer (or its Affiliate acquiring title to the Parcel(s), as the case may
                  be) elects to obtain financing through a purchase money loan, not to exceed the aggregate principal amount of $5,000,000 (the "PURCHASE MONEY LOAN"), Buyer (or its Affiliate acquiring title to the Parcel(s), as the case may be) shall execute, acknowledge (where applicable) and deliver to Escrow Agent (i) a promissory note substantially in the form of EXHIBIT J attached hereto (the "PURCHASE MONEY NOTE"), which Purchase Money Note (A) shall be in an original principal amount equal to the Purchase Money Note Principal Amount, (B) shall bear interest at the rate of ten percent (10%) per annum with monthly payments, in arrears, of accrued interest due and payable thereunder until the maturity of the Purchase Money Note, (C) shall be prepayable concurrently with the prepayment of any senior loan secured by the Core Parcels (or any of them) and each Purchase Money Deed of Trust (defined below) shall contain appropriate provisions accelerating the Purchase Money Loan upon the prepayment of any such senior loan(s), and
                  (D) shall mature on the day after the maturity date for the senior loan secured by the Core Parcels, (ii) a mortgage, assignment of rents and security agreement or deed of trust, assignment of rents and security agreement, as the case may be, substantially in the form attached hereto as EXHIBIT K (the "PURCHASE MONEY DEED OF TRUST") for each Parcel transferred to Buyer or its Affiliate hereunder whereby a security interest in and to the Parcel is created in favor of Seller to secure the Purchase Money Loan (PROVIDED THAT, each such Purchase Money Deed of Trust shall be modified as reasonably necessary in order to address local law issues and concerns of the jurisdiction where the Parcel that is the collateral thereunder is located), (iii) a hazardous substances remediation and indemnification agreement substantially in the form attached hereto as EXHIBIT L (the "ENVIRONMENTAL INDEMNITY"), (iv) such UCC financing statements as Seller may reasonably require in order to evidence and perfect Seller's security interest in any personal property located on or used in connection with any Parcel transferred to Buyer or its Affiliate hereunder, (v) copies of "borrower's" governance documents and such other documentation as Seller may reasonably require to evidence the due formation or organization of "borrower" and the due authorization by "borrower" of the Purchase Money Loan and the execution and delivery of all loan documents described herein, and (vii) such other loan instruments and documents as the Seller may reasonably require in order to evidence and/or secure the Purchase Money Loan in the principal amount of the Purchase Money Note Principal Amount. In addition to the foregoing, Buyer shall cause the following documents and instruments to be executed and delivered to Escrow Agent on or prior to the Closing Date: (i) a Guaranty substantially in the form of EXHIBIT M attached hereto, executed by Larry D. Young, whereby Larry D. Young guaranties the full and prompt payment and performance of the Purchase Money Loan and all representations, warranties and obligations of the "borrower" under the afore-described loan documents, (ii) a due formation and due authorization opinion, in a form reasonably acceptable to Seller, pertaining to Buyer (and/or its Affiliate acquiring title to the Parcel(s)) issued by legal counsel for Buyer, and (iii) an enforceability opinion, in a form reasonably acceptable to Seller, confirming the enforceability of the Purchase Money Note, Purchase Money Deeds of Trust (and each of them), Environmental Indemnity(ies), the guaranty described hereinabove, and all other loan documents executed and delivered in connection with the Purchase Money Loan, issued by legal counsel for Buyer. The Purchase Money Deed of Trust for a Parcel shall be recorded against such Parcel in the Official Records of the County where such Parcel is located in a second lien position (except that, with respect to the Non-Core Parcels only, such Purchase Money Deed of Trust may be recorded in a third lien position after a Subordinate Third-Party Loan), after and/or subordinate to a first lien deed of trust/mortgage securing the loan made to Buyer (or its Affiliate acquiring title to the Parcel(s), as the case may be) by Buyer's Lender in connection with its acquisition of the Property, and/or, with respect to the Non-Core Parcels only, a second lien deed of trust/mortgage securing a Subordinate Third-Party Loan made to Buyer (or its Affiliate acquiring title to the Non-Core Parcel(s), as the case may be) by the Subordinate Third-Party Lender; PROVIDED THAT, in no event shall such first deed of trust/mortgage loan made by Buyer's Lender be in an aggregate principal amount that exceeds seventy-five percent (75%) of the total Purchase Price paid by Buyer at Closing. As a condition to Closing, Seller shall have obtained the Title Company's unconditional and irrevocable commitment to issue, with respect to each Parcel that is transferred to Buyer or its Affiliate, an ALTA extended coverage loan title insurance policy, in such form and with such endorsements as may be reasonably required by Seller, insuring Seller's second lien position in and to such Parcel (or, with respect to any Non-Core Parcel that secures any Subordinate Third-Party Loan (if any), Seller's third lien position in and to such Non-Core Parcel), subject only to the Permitted Exceptions and the first lien mortgage/deed of trust and/or, with respect to any Non-Core Parcel only, second lien mortgage/deed of trust, as the case may be, described hereinabove. All premiums and costs incurred and/or charged in connection with the procurement of each such ALTA extended coverage loan title insurance policy described in the immediately preceding sentence shall be paid and satisfied by Buyer (at its sole cost and expense). The UCC financing statements shall be filed with the appropriate office(s) in the State where each Parcel is located, as necessary to perfect Seller's security interest in all personal property located on or used in connection with any Parcel transferred to Buyer or its Affiliate hereunder. The parties acknowledge and agree that, if Buyer elects to purchase the different Parcels through different entities such that there are multiple "borrowers" under the Purchase Money Loan, then each such borrower shall be jointly and severally liable for the obligations of the "borrower" under each of the loan documents described hereinabove, each Parcel will be cross-collateralized and will secure the entire Purchase Money Loan, and Seller may require (and Buyer shall provide or cause to be provided) such additional documentation as the Seller may deem necessary or desirable to protect the Seller against various bankruptcy or other risks created as a result of the multiple borrower structure (including, without limitation, a contribution and reimbursement agreement executed by the "borrowers", a fraudulent conveyance indemnity agreement executed by Larry D. Young, and a fraudulent conveyance opinion (in a form acceptable to Seller in its reasonable discretion) from Buyer's legal counsel). The legal counsel providing any of the legal opinions required herein shall be subject to the prior written approval of Seller, which approval will not be unreasonably withheld or delayed. Notwithstanding anything to the contrary stated hereinabove, Seller hereby agrees to make such necessary revisions to the loan documents described hereinabove (the forms of which are attached hereto as Exhibits) and/or to enter into an intercreditor agreement or agreements (in a form or forms acceptable to Seller, in its reasonable discretion) with Buyer's Lender and/or, with respect to the Non-Core Parcels only, any Subordinate Third-Party Lender, which intercreditor agreement(s) will include the following rights in favor of Buyer's Lender or, with respect to the Non-Core Parcels only, Subordinate Third-Party Lender, and obligations on the part of Seller, as the lender under the Purchase Money Loan: (1) a provision fully subordinating the lien created by the Purchase Money Loan, and the payment obligations of the "borrower" under the Purchase Money Loan, to the lien of the Buyer's Lender's loan (and/or, with respect to the Non-Core Parcels only, the lien of the Subordinate Third-Party Loan) and the payment obligations of the "borrower" to the Buyer's Lender and/or, with respect to the Non-Core Parcels only, the Subordinate Third-Party Lender (including, without limitation, a subordination of Seller's rights to insurance and condemnation proceeds and the right of Seller to be paid in full on the Purchase Money Loan prior to the Buyer's Lender and/or, with respect to the Non-Core Parcels only, the Subordinate Third-Party Lender, whether in connection with the bankruptcy or insolvency of the "borrower" or otherwise), (2) a provision requiring Buyer's Lender's (and/or, with respect to the Non-Core Parcels only, the Subordinate Third-Party Lender's) consent to any advances to be made by Seller under the Purchase Money Loan for taxes, insurance or other such matters, (3) a provision whereby Seller, as lender of the Purchase Money Loan, waives any right to have a receiver appointed without Buyer's Lender's (and/or, with respect to the Non-Core Parcels only, the Subordinate Third-Party Lender's) consent, (4) a provision allowing post-petition financing to be provided by Buyer's Lender in the event of a bankruptcy of the "borrower", and (5) provisions providing for a waiver of jury trial, consent to South Carolina jurisdiction, and arbitration.

         (d) BALANCE. The balance of the Purchase Price (after crediting against the Purchase Price, (i) the amount credited pursuant to SUBSECTION (b) above in connection with the transfer of the Legends OP Units, and (ii) the Purchase Money Note Principal Amount, if any) shall be paid to Seller by Buyer on the Closing Date, in cash, by wire transfer of immediately available funds, net of all prorations and other adjustments provided in this Agreement, as set forth in the Closing Statement delivered at Closing.

         (e) CANCELLATION OF NOTES. In addition to the transfer of the Property to Buyer or its Affiliate(s) and the payment of the Purchase Price as provided hereunder, at the Closing all Notes and all obligations thereunder or related thereto (except the obligation to pay interest accrued and unpaid thereunder as of the Closing Date) shall be cancelled and released (and all collateral, if any, securing such Notes shall be released).

         2.2      NON-CORE PARCELS DUE DILIGENCE.

         (a) As used in this Agreement, the term "NON-CORE PARCELS DUE DILIGENCE PERIOD" shall mean the period from the Effective Date until 5:00 p.m. Eastern Time on the twentieth (20th) calendar day after the Effective Date. During the Non-Core Parcels Due Diligence Period, Buyer, Buyer's Lender, any Subordinate Third-Party Lender and their respective agents, contractors and representatives shall be entitled to enter onto each Non-Core Parcel to perform inspections and tests of such Non-Core Parcel and the structural and mechanical systems within any Golf Course Improvements located on such Non-Core Parcel; PROVIDED, HOWEVER, that (i) such inspections or tests shall not disrupt or disturb the on-going operation of the Non-Core Parcel or the rights of any tenants or users thereof, and (ii) Buyer, Buyer's Lender, any Subordinate Third-Party Lender or their respective agents, contractors or representatives shall drill or bore on or through the surface of the Non-Core Parcel only with Seller's prior written consent, which consent will not be unreasonably withheld or delayed. After making such tests and inspections, Buyer agrees to promptly restore the Non-Core Parcel to its condition prior to such tests and inspections (which obligation shall survive any termination of this Agreement). Buyer agrees to promptly deliver to Seller copies of all reports, studies and results of tests and investigations obtained or conducted by Buyer or Buyer's Lender, any Subordinate Third-Party Lender, and/or their respective agents, contractors and/or other representatives with respect to any Non-Core Parcel. Although Buyer, Buyer's Lender, any Subordinate Third-Party Lender and/or their respective agents, contractors or other representatives shall be permitted to perform due diligence investigations and/or inspections of the Core Parcels during the term of this Agreement, in no event shall Buyer be permitted to terminate this Agreement or its obligation to purchase any of the Core Parcels pursuant to this SECTION 2.2 (except as otherwise expressly provided in SECTION 2.2(e)), it being acknowledged and agreed by Buyer that Buyer has accepted the physical condition of each and every Core Parcel prior to the Effective Date and, except for the failure of a Buyer's Closing Condition, a material Seller default hereunder or as otherwise expressly provided in SECTIONS 2.2(e), 4.12 (with respect to the Oyster Bay Parcel only), 7.1 and 7.2, Buyer shall not be permitted to terminate this Agreement or its obligation to purchase any of the Core Parcels.

         (b) Buyer agrees to keep each Parcel free from all liens and to indemnify, defend and hold harmless Seller, and Seller's officers, directors, shareholders, beneficiaries, members, partners, agents, consultants (including, without limitation, Banc of America Securities, LLC), employees and attorneys, and their respective successors and assigns (collectively, the "SELLER PARTIES"), from and against all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred, suffered by, or claimed against the Seller Parties, or any of them, by reason of any damage to a Parcel or injury to Persons caused by Buyer, Buyer's Lender and/or any Subordinate Third-Party Lender, and/or any of their respective agents, contractors or other representatives in exercising their rights under this SECTION 2.2. This indemnity shall survive the Closing or any termination of this Agreement.

         (c) During the Non-Core Parcels Due Diligence Period, Seller shall make available to Buyer, Buyer's Lender, any Subordinate Third-Party Lender, and their respective agents, contractors and other representatives, at a place designated by Seller, the documents listed and described on SCHEDULE 2.2(c) attached hereto pertaining to the Non-Core Parcels and such other documents pertaining to such Non-Core Parcels as the Buyer shall reasonably request (PROVIDED THAT, such other documents are in Seller's possession). Buyer acknowledges and agrees that the foregoing documents shall be made available by Seller solely to accommodate and facilitate Buyer's (and Buyer's lenders') investigations relating to any such Non-Core Parcel, and that Seller makes no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in the materials delivered to Buyer hereunder.

         (d) During the Non-Core Parcels Due Diligence Period, Buyer may obtain, if Buyer so desires in its sole and absolute discretion, title reports or commitments for each and/or any Non-Core Parcel (each a "TITLE REPORT"), together with the underlying documents referenced therein, and a survey for any such Non-Core Parcel (each a "SURVEY"); PROVIDED THAT, (i) such Title Reports and Surveys shall be obtained at Buyer's sole risk, cost and expense with no obligation on the part of Seller (except to the extent provided in SUBSECTION (c) immediately above with respect to the items listed on SCHEDULE 2.2(c)) to provide or participate in the procurement of any such Title Reports or Surveys, and (ii) in no event shall the Non-Core Parcels Due Diligence Period be extended in order to accommodate or provide for the procurement of such Title Reports and/or Surveys (it being acknowledged and agreed that any exceptions to title to, or Survey matters relating to, any Non-Core Parcel that may exist prior to the expiration of the Non-Core Parcels Due Diligence Period, even if Buyer has not received or had the opportunity to review any Title Reports, underlying documents or Surveys for such Non-Core Parcel prior to the expiration of the Non-Core Parcels Due Diligence Period, shall be Permitted Title Exceptions hereunder unless objected to by Buyer prior to the expiration of the Non-Core Parcels Due Diligence Period as provided below). Buyer shall have until the expiration of the Non-Core Parcels Due Diligence Period to object to any matters affecting title to, or any Survey matters affecting, such Non-Core Parcel, which objections shall be made, if at all, by delivery of written notice thereof to Seller no later than the expiration of the Non-Core Parcels Due Diligence Period. Any exception to title to, or Survey matter affecting, any Non-Core Parcel existing as of the expiration of the Non-Core Parcels Due Diligence Period and not so objected to in writing by Buyer, any title exception or Survey matter that is objected to by Buyer prior to the expiration of the Non-Core Parcels Due Diligence Period but is cured or insured over (if insurable) by Seller pursuant to the terms and provisions hereinbelow, and any Later Exception that is either not objected to by Buyer in accordance with

                  SUBSECTION (e) below or is objected to by Buyer but then cured or insured over (if insurable) by Seller, shall either not be an exception (if the same is either cured by the removal of the same of record or entirely insured over) or shall be a "PERMITTED TITLE EXCEPTION" hereunder, as applicable. If Buyer objects to any title exception to, or Survey matter affecting, any Non-Core Parcel prior to the expiration of the Non-Core Parcels Due Diligence Period as provided herein, then Seller shall have seven (7) business days after its receipt of such objection notice to notify Buyer, in writing, whether or not Seller will cure or cause such exception or Survey matter to be insured over (if insurable) on or before the Closing. If Seller notifies Buyer that it will either cure or insure over (if insurable) any such title exception or Survey matter, then so long as Seller accomplishes such cure or insures over such title exception or Survey matter on or prior to the Closing, such title exception or Survey matter, as the case may be, shall either not be an exception (if the same is either cured by the removal of the same of record or entirely insured over) or be a Permitted Title Exception hereunder, as applicable. If Seller notifies Buyer in writing within the said seven (7) business day period that Seller is not willing to cure or insure over any such title exception or Survey matter objected to by Buyer, or Seller fails to respond to Buyer within the said seven (7) business day period, then Buyer shall have three (3) business days after its receipt of such notice from Seller or the expiration of such seven (7) business day period, as the case may be, to terminate Buyer's obligation to purchase such defective Non-Core Parcel only, by the delivery of a written termination notice to Seller (in which event Buyer's right and obligation to purchase such defective Non-Core Parcel shall be terminated and Seller may thereafter sell such Non-Core Parcel to any third-party without any obligation to Buyer under this Agreement [including, without limitation, any obligation to pay a break-up fee pursuant to
                  ARTICLE 8 hereof], except as otherwise expressly provided herein, and the transactions contemplated herein with respect to all other Parcels that do not become Terminated Parcels hereunder shall proceed in accordance with the other terms and provisions of this Agreement). If Buyer fails to exercise, within the period of time allotted hereunder, any of its termination rights set forth in this SECTION 2.2(d) with respect to any title exception or Survey matter that Buyer has objected to and that Seller has not agreed to cure or insure over in accordance with this SECTION 2.2(d), then such title exception or Survey matter, as the case may be, shall be a Permitted Title Exception for all purposes hereunder. All exceptions to title to, or Survey matters affecting, any Core Parcel existing as of the Effective Date are Permitted Title Exceptions hereunder, it being acknowledged and agreed by Buyer that all necessary title and Survey review with respect to the Core Parcels has been completed prior to the Effective Date and that Buyer has accepted all title exceptions and Survey matters affecting the Core Parcels and existing as of the Effective Date.

         (e) If at any time prior to the Closing, Buyer discovers any matter affecting title to, or any Survey matter affecting, any Core Parcel that did not exist of record as of the Effective Date or any Non-Core Parcel that did not exist of record prior to the expiration of the Non-Core Parcels Due Diligence Period (any such matter being referred to herein as a "LATER EXCEPTION"), and such Later Exception was not caused or contributed to, directly or indirectly, by Buyer or any of its Affiliates, then Buyer shall have five (5) business days after it first discovers or learns of any such Later Exception to object to such Later Exception by the delivery of written notice of such objection to Seller. If Buyer so objects to any such Later Exception on or prior to the expiration of said five (5) business day period, then Seller shall have seven (7) business days after its receipt of such objection notice to notify Buyer, in writing, whether or not Seller will cure or cause such Later Exception to be insured over (if insurable) on or before the Closing. If Seller notifies Buyer that it will either cure or insure over (if insurable) any such Later Exception, then so long as Seller accomplishes such cure or insures over (if insurable) such Later Exception on or prior to the Closing, such Later Exception shall either not be an exception (if the same is either cured by the removal of the same of record or entirely insured over) or be a Permitted Title Exception hereunder, as applicable. Any Later Exception not so objected to by Buyer within the said five (5) business day period shall be a Permitted Title Exception hereunder. If Seller notifies Buyer in writing within the said seven (7) business day period that Seller is not willing to cure or insure over (if insurable) any such Later Exception objected to by Buyer, or Seller fails to respond to Buyer within the said seven (7) business day period, then (i) if such Later Exception pertains to a Core Parcel, Buyer shall have three (3) business days after its receipt of such notice from Seller or the expiration of such seven (7) business day period, as the case may be, to terminate this entire Agreement by the delivery of a written termination notice to Seller (in which event Buyer's right and obligation to purchase the Parcels, or any of them, shall be terminated and Seller may thereafter sell any such Parcel(s) to any third-party without any obligation to Buyer under this Agreement [including, without limitation, any obligation to pay a break-up fee pursuant to ARTICLE 8 hereof], except as otherwise expressly provided herein), or (ii) if such Later Exception pertains to a Non-Core Parcel, Buyer shall have three (3) business days after its receipt of such notice from Seller or the expiration of such seven (7) business day period, as the case may be, to terminate Buyer's obligation to purchase such defective Parcel only, by the delivery of a written termination notice to Seller (in which event Buyer's right and obligation to purchase such defective Parcel shall be terminated and Seller may thereafter sell such Parcel to any third-party without any obligation to Buyer under this Agreement [including, without limitation, any obligation to pay a break-up fee pursuant to ARTICLE 8 hereof], except as otherwise expressly provided herein, and the transactions contemplated herein with respect to all other Parcels that do not become Terminated Parcels hereunder shall proceed in accordance with the other terms and provisions of this Agreement). If Buyer fails to exercise, within the period of time allotted hereunder, any of its termination rights set forth in this SECTION 2.2(e) with respect to any Later Exception that Buyer has objected to and that Seller has not agreed to cure or insure over in accordance with this SECTION 2.2(e), then such Later Exception shall be a Permitted Title Exception for all purposes hereunder.

         (f) Buyer may at any time during the Non-Core Parcels Due Diligence Period terminate this Agreement with respect to any such Non-Core Parcel only, in the event that Buyer discovers, in its reasonable discretion, any material defect or defects in or to the condition of such Non-Core Parcel (which defect(s) may include, without limitation, any adverse environmental condition). If Buyer terminates Buyer's right and obligation to purchase one or more of the Non-Core Parcels during the Non-Core Parcels Due Diligence Period, then (i) the Deposit OP Units shall in any event continue to serve as a deposit and as collateral and security for Buyer's obligations hereunder (including, without limitation, the obligation to purchase all Core Parcels and all Non-Core Parcels that are not Terminated Parcels), and (ii) Buyer's right and obligation to purchase the Terminated Parcel(s) hereunder shall be terminated and Seller may thereafter sell any such Terminated Parcel(s) to any third-party without any obligation to Buyer under this Agreement [including, without limitation, any obligation to pay a break-up fee pursuant to ARTICLE 8 hereof], except as otherwise expressly provided herein. Buyer's failure to terminate Buyer's right and obligation to purchase any Non-Core Parcel hereunder prior to the expiration of the Non-Core Parcels Due Diligence Period in accordance with the provisions of this SECTION 2.2 shall be deemed approval of such Non-Core Parcel and the matters covered by Buyer's investigations and inspections of the Non-Core Parcel, except as otherwise expressly provided herein. For purposes of this SUBSECTION (f), the term "material" shall mean any defect or matter that has not been caused or contributed to by Buyer or any of its Affiliates (whether in connection with their tenancy and/or operation of the Non-Core Parcel or otherwise) and has a cost of correction in excess of $50,000 or reduces the value of the Non-Core Parcel by more than $50,000. In addition to the foregoing, a Non-Core Parcel may be deemed to have a material defect if any MAI Appraisal prepared by an independent third party real estate appraiser (who is certified in the State where the particular Non-Core Parcel is located and has an MAI designation) retained by Buyer's Lender (and not by Buyer or any of its Affiliates) concludes and opines that the value of such Non-Core Parcel is less than ninety percent (90%) of the portion of the Purchase Price allocated to such Non-Core Parcel pursuant to the Summary Sheet. Except as otherwise expressly provided in SUBSECTION
                  (e) above, in no event shall Buyer (or any of its Affiliates) have the right to terminate this Agreement pursuant to this
                  SECTION 2.2 or to terminate Buyer's obligation to purchase any of the Core Parcels pursuant to this SECTION 2.2, it being acknowledged and agreed by Buyer that all necessary due diligence by Buyer with respect to the Core Parcels has been completed prior to the Effective Date and that Buyer has accepted the physical condition and title and Survey condition of each and every Core Parcel prior to the Effective Date.

         (g) In the event that Buyer's right and obligation to purchase any Non-Core Parcel is terminated pursuant to the terms and provisions of this Agreement, then such terminated Non-Core Parcel shall be referred to herein as a "TERMINATED PARCEL".

         2.3 STANDSTILL AGREEMENT. Concurrently on the Effective Date, Buyer and its respective Affiliates (where indicated) shall execute and deliver to Seller the Standstill Agreement.

                                   ARTICLE 3
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce Buyer to enter into this Agreement and to purchase the Property on the terms and conditions of this Agreement, and to pay the Purchase Price therefor, Seller hereby makes the following representations, warranties and covenants, upon each of which Seller acknowledges and agrees that Buyer is entitled to rely and has relied:

         3.1 ORGANIZATION AND POWER. Each of Seller, GTA GP and the Company is duly formed and/or organized, validly existing and in good standing under the laws of the State of its formation. Seller is qualified to transact business in each State where a Parcel is located. Each of Seller, GTA GP and the Company has all requisite powers and all governmental or other licenses, Authorizations, consents and approvals to carry on its business as now conducted and, subject to obtaining the Seller's Consents required as a condition precedent to Closing pursuant to SECTION 5.2(c) below and the ground lessor consent and/or waiver described in SECTION 4.12 below (with respect to the Oyster Bay Parcel), to enter into and perform its obligations under or as contemplated by this Agreement and under any document or instrument required to be executed and delivered by or on behalf of Seller under this Agreement.

         3.2 AUTHORIZATION AND EXECUTION. Subject to obtaining Seller's Consents required as a condition precedent to Closing pursuant to SECTION 5.2(c) below, this Agreement has been, and each of the agreements and certificates of Seller to be delivered to Buyer herewith or at Closing as provided in SECTION 6.2 will be, duly authorized by all necessary action on the part of Seller and/or the Company, as applicable, has been duly executed and delivered by Seller, constitutes the valid and binding agreement of Seller and is enforceable against Seller in accordance with its terms. There is no other Person who has an ownership interest in any of the Property or whose consent or approval is required in connection with Seller's performance of its obligations under this Agreement, except as otherwise provided and described in SECTION 5.2(c) of this Agreement below. All action required pursuant to this Agreement necessary to effectuate the transactions contemplated herein (including, but not limited to, the obtaining of the Seller's Consents other than the Seller's Consent described in SECTION 5.2(c)(x)(v) and ground lessor consent and waiver described in
SECTION 4.12 (with respect to the Oyster Bay Parcel), which Seller's Consent and/or ground lessor consent or waiver may or may not be obtained prior to the Closing) has been, or will at or prior to Closing be, taken promptly and in good faith by Seller, GTA GP and/or the Company and their respective representatives and agents.

         3.3 NONCONTRAVENTION. Subject to Seller obtaining, prior to the Closing, the Seller's Consents required as a condition precedent to Closing pursuant to SECTION 5.2(c) below and the ground lessor consent and/or waiver described in SECTION 4.12 (with respect to the Oyster Bay Parcel), the execution and delivery of, and the performance by Seller of its obligations under, this Agreement and each of Seller's documents to be delivered to Buyer herewith or at Closing as provided in SECTION 6.2, do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Seller's Organizational Documents or any agreement, contract, judgment, injunction, order, decree or other instrument binding upon Seller, GTA GP or the Company, or result in the creation of any lien or other encumbrance on any asset of Seller, GTA GP or the Company.

         3.4 CONDEMNATION PROCEEDINGS. Seller has received no written notice or otherwise received notice of any condemnation or eminent domain proceeding pending or threatened against any Parcel or any part thereof.

         3.5 LITIGATION. Except as disclosed in writing to Buyer, there is no material action, suit or proceeding pending or, to Seller's actual knowledge, threatened against or affecting Seller or any of its properties in any court, before any arbitrator or before or by any Governmental Body or any action, suit or proceeding that would create a lien on any of the Property. Nothing in this
SECTION 3.5 shall constitute a waiver by Seller (or any of its Affiliates) of any claims against Buyer (or any of its Affiliates), except as otherwise provided in this Agreement.

         3.6 ORGANIZATIONAL DOCUMENTS. Seller's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time, or both, would constitute a default thereunder.

         3.7 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Seller or any of its Affiliates.

         3.8 OTHER CONTRACTS. There are no contracts, agreements, documents, letters of intent or other instruments that Seller or any Affiliate of Seller (including, but not limited to, GTA GP or the Company), has entered into with respect to all or any portion of the Property or pursuant to which Seller (or any Affiliate of Seller) has granted any right, title or interest to all or any portion of the Property to a third party, except (a) any contracts, agreements, letters of intent or other instruments entered into by Seller or its Affiliate(s) pursuant to SECTION 8.3 hereof and (b) those contracts, agreements, documents, letters of intent or other instruments described on SCHEDULE 3.8 attached hereto.

         3.9 REGULATORY COMPLIANCE. None of Seller nor any of its Affiliates has received from a governmental regulatory authority any written notice that any Non-Core Parcel is not in full governmental regulatory compliance, except for
(a) regulatory matters the compliance with which is the obligation of the Buyer or any of its Affiliate(s) under the Buyer Leases, any management agreements and/or any other agreements, documents or instruments pertaining to a Parcel, and (b) those matters previously disclosed to Buyer or its Affiliate(s).

         3.10 LANDLORD PERFORMANCE. Seller agrees that, from the Effective Date through the earlier of the Closing Date and the expiration or termination of this Agreement, Seller will continue to faithfully perform and discharge its obligations as "landlord" under the Buyer Leases.

         3.11 OYSTER BAY GROUND LESSOR CONSENT. Seller shall comply with its covenants and obligations more particularly set forth in SECTION 4.12 hereof.

         3.12 SURVIVAL OF REPRESENTATIONS. Each of the representations and warranties contained in this ARTICLE III are intended for the benefit of Buyer. Each of such representations and warranties shall expire at the Closing.

         3.13 QUALIFICATIONS TO REPRESENTATIONS. As used in this Agreement, the phrase "TO SELLER'S ACTUAL KNOWLEDGE" or "ACTUAL KNOWLEDGE OF SELLER" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of W. Bradley Blair, II, Scott Peters, Tracy Clifford and William Sawyer.

                                   ARTICLE 4
               BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS;
                       AS-IS SALE; BUYER & SELLER RELEASES

         To induce Seller to enter into this Agreement and to sell the Property on the terms and conditions of this Agreement, Buyer hereby makes the following representations, warranties and covenants, upon each of which Buyer acknowledges and agrees that Seller is entitled to rely and has relied:

         4.1 ORGANIZATION AND POWER. Buyer is duly formed, validly existing and in good standing under the laws of the State of its formation and has all governmental and other licenses, Authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Buyer under this Agreement.

         4.2 AUTHORIZATION AND EXECUTION. This Agreement has been, and each of the agreements and certificates of Buyer to be delivered to Seller herewith or at Closing as provided in SECTION 6.3 will be, duly authorized by all necessary action on the part of Buyer, has been duly executed and delivered by Buyer, constitutes the valid and binding agreement of Buyer and is enforceable against Buyer in accordance with its terms. All action required pursuant to this Agreement necessary to effectuate the transactions contemplated herein has been, or will at or prior to Closing be, taken promptly and in good faith by Buyer and its representatives and agents.

         4.3 NONCONTRAVENTION. The execution and delivery of, and the performance by Buyer of its obligations under, this Agreement and each of Buyer's documents to be delivered to Seller herewith or at Closing as provided in SECTION 6.3, do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, or any agreement, contract, judgment, injunction, order, decree or other instrument binding upon Buyer or result in the creation of any lien or other encumbrance on any asset of Buyer.

         4.4 LITIGATION. Except as disclosed in writing to Seller, there is no material action, suit or proceeding, pending or to Buyer's actual knowledge threatened, against or affecting Buyer in any court or before any arbitrator or before or by any Governmental Body or any action, suit or proceeding that would create a lien on any of the Property. Nothing in this SECTION 4.4 shall constitute a waiver by Buyer (or any of its Affiliates) of any claims against Seller (or any of its Affiliates), except as otherwise provided in this Agreement.

         4.5 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Buyer or any of its Affiliates.

         4.6 BUYER'S LOAN COMMITMENT. Buyer shall deliver to Seller, on or prior to February 28, 2001, a true, correct and complete copy of a fully executed and delivered Buyer's Loan Commitment providing financing for the transactions contemplated in this Agreement in a principal amount of at least $67,689,300, and the failure to deliver said Buyer's Loan Commitment to Seller on or prior to such date shall constitute a material default of the Buyer under this Agreement. Buyer and its Affiliates shall deliver to Seller, from time to time, all material correspondence relating to the Buyer's Loan Commitment and any other non-material correspondence relating thereto required by Seller (EXCLUDING, HOWEVER, any documentation or evidence relating to the "borrower's" and/or any "guarantor's" financial situation or the financial condition of the "borrower" under and/or "guarantor(s)" of any such loan), that evidences that Buyer has obtained or is obtaining on or prior to February 28, 2001 a binding commitment from a third-party lending source for the financing required to close the transactions contemplated herein, together with evidence sufficient to confirm the existence of (or Buyer's access to) the equity portion of the Purchase Price (if any). Buyer's Loan Commitment shall not be amended, modified or supplemented, nor assigned, transferred, terminated or canceled by Buyer (or any of its Affiliates or anyone claiming by or through any of them) so as to adversely affect Buyer's ability to consummate the transactions contemplated hereby, without the prior written consent of Seller, which consent may not be unreasonably withheld or delayed.

         4.7 OPERATIONS PRIOR TO CLOSING. Buyer (on behalf of itself and its Affiliates who are the tenants under the Buyer Leases) hereby covenants and agrees that, from and after the Effective Date and prior to the earlier to occur of the Closing and the termination of this Agreement pursuant to any termination right set forth herein or the mutual written agreement of the parties, neither Buyer, nor any of Buyer's Affiliates, shall cause or permit any lien or encumbrance to be recorded against the title to any Parcel; PROVIDED THAT, Buyer and its Affiliates shall have no responsibility for any lien or encumbrance arising against or through Seller or its Affiliates (other than Buyer or its Affiliates). Buyer (on behalf of its Affiliates who are the tenants under the Buyer Leases) and Seller each hereby covenants and agrees that, from and after the Effective Date and until the date of Closing, it shall continue at all times to fully keep and perform each and every one of its obligations under and/or made in any of the Buyer Leases, any management agreements relating to any of the Parcels, and/or any other instrument, agreement or document executed by and between Seller (or any of its Affiliates) and Buyer (or any of its Affiliates) in connection with any Parcel. Any material breach or default by the Buyer (or any of its Affiliates) under any such Buyer Lease, management agreement or other such agreement, instrument or document which is not cured within the applicable cure period provided by any such Buyer Lease, management agreement or other agreement, instrument or document shall be and constitute a material breach or default by the Buyer hereunder, whereupon Seller may exercise any of its rights or remedies hereunder (including, without limitation, its right to terminate this Agreement and receive the Deposit OP Units as liquidated damages hereunder) without any additional notice and/or cure provided to Buyer (or its Affiliate), notwithstanding anything to the contrary stated or implied in this Agreement. Moreover, any material breach or default by the Buyer hereunder that is not cured within any applicable notice and cure period shall be and constitute a material breach of the Buyer (or its Affiliate who is the tenant) under each of the Buyer Leases for the Non-Core Parcels and Virginia Parcels (but not the Myrtle Beach Parcels, it being expressly acknowledged and agreed that no breach or default hereunder shall constitute a breach or default under the Buyer Leases for such Myrtle Beach Parcels, notwithstanding any cross-default provisions between the Buyer Leases for the Non-Core Parcels and/or Virginia Parcels and the Buyer Leases for the Myrtle Beach Parcels), whereupon Seller shall be permitted to exercise each and every remedy of the "landlord" under such Buyer Leases without any additional notice and/or cure period provided to Buyer or its Affiliate, as the case may be, thereunder. Concurrently with the execution of this Agreement and on the Effective Date, Buyer has caused each of its Affiliates who are tenants under any Buyer Lease(s) for the Non-Core Parcels and/or Virginia Parcels to execute, acknowledge and deliver to Escrow Agent a Termination of Lease in the form attached hereto as EXHIBIT N pertaining to each such Buyer Lease. In the event of the termination of any such Buyer Lease (whether as a result of a breach or default of the "tenant" thereunder or of Buyer under this Agreement), Seller may deliver to Escrow Agent a written notice stating that such Buyer Lease has been terminated. Upon its receipt of any such written notice from Seller, Escrow Agent shall immediately deliver a copy of such notice to Buyer. If Buyer does not deliver to Escrow Agent a written notice objecting to the Seller's notice within seven (7) days after the Escrow Agent's delivery of Seller's written notice to Buyer, then immediately upon the expiration of such seven (7) day period Escrow Agent shall, and Buyer (on behalf of itself and each of its Affiliates who are "tenants" under such Buyer Leases) hereby authorizes Escrow Agent to, cause each such Termination of Lease to be recorded against the Parcel(s) that is/are currently encumbered by such Buyer Lease(s) described therein. If Buyer delivers to Escrow Agent a written notice objecting to the Seller's notice within such seven (7) day period, then Escrow Agent shall not record the Termination of Lease but shall retain and hold the same until the dispute between Seller and Buyer regarding the termination of the Buyer Lease(s) at issue has been resolved, and, if such dispute is resolved in Seller's favor, then promptly following the resolution of such dispute each Termination of Lease at issue shall be recorded against the Parcel(s) encumbered by the Buyer Lease(s) described therein. Escrow Agent may initiate an action in interpleader involving any Termination of Lease in dispute. Any material breach or default by the Seller under any Buyer Lease, management agreement or other agreement, instrument or document which is not cured within the applicable cure period provided by any such Buyer Lease, management agreement or other such agreement, instrument or document shall be and constitute a material breach or default by the Seller hereunder, whereupon Buyer may exercise any of its rights and remedies hereunder, notwithstanding anything to the contrary stated or implied in this Agreement. Moreover, any material breach or default by the Seller hereunder that is not cured within any applicable notice and cure period shall be and constitute a material breach of the Seller under each of the Buyer Leases for the Non-Core Parcels and Virginia Parcels (but not the Myrtle Beach Parcels, it being expressly acknowledged and agreed that no breach or default hereunder shall constitute a breach or default under the Buyer Leases for such Myrtle Beach Parcels, notwithstanding any cross-default provisions between the Buyer Leases for the Non-Core Parcels and/or Virginia Parcels and the Buyer Leases for the Myrtle Beach Parcels), whereupon Buyer (or its Affiliates who are tenants under such Buyer Leases) shall be permitted to exercise each and every remedy of the "tenant" under such Buyer Leases without any additional notice and/or cure period provided to Seller. Each Affiliate of Buyer who is a "tenant" under a Buyer Lease has executed the Acknowledgment, Consent and Agreement Page attached hereto for the purposes of evidencing its acknowledgment of and consent to the terms and provisions of this SECTION 4.7 and its agreement to be bound by the terms and provisions of this SECTION 4.7.

         4.8 SELLER'S CONTINUING RIGHT TO MARKET AND SELL PARCELS. Seller shall have the continuing right to market and offer the Parcels for sale to third parties other than Buyer or Affiliates of Buyer, during the time periods set forth in and otherwise subject to the terms and conditions of SECTION 8.3 below. Buyer (and each Affiliate of Buyer who is a tenant of a Parcel) shall in good faith co-operate with Seller, at Seller's sole cost and expense, in its efforts to sell the Parcels (or any of them) to any such third parties, and Buyer and each such Affiliate shall, during normal business hours (i) make the Parcel(s) available to prospective buyers for inspection and investigation, (ii) provide prospective buyers of any Parcel(s) with all non-confidential materials and information related to the Parcel(s) reasonably requested by Seller, and (iii) make itself and its employees, agents and other representatives available to such third parties for questions and discussions regarding the Parcel(s) and/or the operation, management, maintenance or repair thereof. Seller shall cause each proposed third-party purchaser of a Parcel who intends to perform any due diligence investigation or inspection of a Parcel to provide to Seller and Buyer, among others, a covenant to indemnify, defend and hold harmless Seller and Buyer (and their respective Affiliates), from and against all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred, suffered by, or claimed against any of such Persons, by reason of any damage to a Parcel or injury to Persons caused by such third-party purchaser and/or any of its prospective lenders, and/or any of their respective agents, contractors or other representatives in connection with such third-party purchaser's due diligence inspections and/or investigations of any Parcel. Each Affiliate of Buyer who is a "tenant" under a Buyer Lease has executed the Acknowledgment, Consent and Agreement Page attached hereto for the purposes of evidencing its acknowledgment of and consent to the terms and provisions of this SECTION 4.8 and its agreement to be bound by the terms and provisions of this SECTION 4.8.

         4.9 BUYER'S PRIOR OWNERSHIP, TENANCY AND MANAGEMENT. Buyer hereby acknowledges that Buyer or an Affiliate of Buyer owned the Core Parcels prior to the date of Seller's ownership and actually transferred fee simple title to such Core Parcels to Seller. Additionally, Buyer or an Affiliate of Buyer has leased the Non-Core Parcels since July or August of 1999. Moreover, Buyer hereby acknowledges that immediately prior to the Effective Date, Buyer or an Affiliate of Buyer has leased and/or managed each of the Core Parcels pursuant to Buyer Leases and/or other applicable documents, with power, authority and obligation, subject to the Buyer Leases and/or other applicable documents and Seller's power, authority and obligations thereunder, to manage and conduct the day-to-day business and affairs of each Parcel, and, as a result thereof, Buyer has extensive knowledge and information regarding the Property (and each Parcel).

         4.10 AS-IS SALE; RELEASES.

                  (a) SELLER DISCLAIMER. Other than as specifically set forth in this Agreement (including SECTION 4.10(f) and the Closing Documents to be delivered by Seller at Closing pursuant to SECTION 6.2 (the "CLOSING DOCUMENTS")), Seller, GTA GP (its general partner), the Company and each and every other Affiliate of Seller, each hereby disclaims the making of any representations or warranties, express or implied, regarding the Property (or any Parcel or part thereof) or any matters affecting the Property (or any Parcel or part thereof), including, without limitation, the physical condition of the Property (or any Parcel or part thereof), title to or boundaries of the Property (or any Parcel or part thereof), pest control, soil conditions, hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use or zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property (or any Parcel or part thereof). Buyer moreover acknowledges that (i) Buyer is a sophisticated investor, knowledgeable and experienced in the financial and business risks attendant to an investment in real property (and golf courses in particular) and capable of evaluating the merits and risks of entering into this Agreement and acquiring the Parcels, (ii) except with respect to the representations and warranties expressly contained herein and in the Closing Documents, Buyer has entered into this Agreement with the intention of making and relying upon its previous ownership, leasing and management of the Property and its own (or its experts') investigation hereafter of the physical, environmental, economic, and legal condition of the Property (and each Parcel and part thereof), including, without limitation, the mechanical, electrical, HVAC, life support, fire safety, fire control and other systems, and all documents relating to the leasing, management and operation of each Parcel, the compliance of each Parcel with all Authorizations and other governmental laws, rules and regulations and the operation of such Parcel, (iii) Buyer is not relying upon any representation or warranty, other than as expressly set forth in this Agreement and in the Closing Documents, made by Seller, GTA GP, the Company or any of their respective Affiliates or anyone acting or claiming to act on any such Person's behalf concerning any Parcel or the Property generally, and (iv) except with respect to the representations and warranties of Seller expressly set forth in this Agreement and in the Closing Documents, Buyer has not relied on, or been induced to enter into this Agreement or any transaction contemplated herein by, any duty, obligation or responsibility on the part of Seller, GTA GP, the Company or any of their respective Affiliates to disclose any fact or circumstance relating to any Parcel or the Property generally. Buyer further acknowledges that it has not received from Seller, GTA GP, the Company or any of their respective Affiliates any accounting, tax, legal, securities, architectural, engineering, property management or other advice with respect to this transaction and is relying upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Except as otherwise expressly set forth in this Agreement and in the Closing Documents delivered by Seller to Buyer as of the Closing, and except as otherwise provided in SUBSECTION (f) below with respect to fraud claims, Buyer (or its Affiliate(s)) shall acquire the Property (and each Parcel and part thereof) in its "AS IS-WHERE IS" condition on the Closing Date and assume(s) the risk that adverse physical, environmental, economic or legal conditions may not have been revealed to Buyer. Except with respect to the representations and warranties expressly made by Seller hereunder and as otherwise provided in SUBSECTION (f) below with respect to fraud claims, Seller, GTA GP, the Company and their respective Affiliates shall have no liability of whatsoever kind or nature for any subsequently discovered defects in the physical condition of the Property (or any Parcel or part thereof), whether such defects were latent or patent.

                  (b) PLAN OF LIQUIDATION. Buyer (on behalf of itself and each of its Affiliates) hereby covenants and agrees that none of Buyer or any of its Affiliates shall act or fail to act in any manner (other than as expressly permitted hereunder) that adversely interferes with the Company's plan of liquidation that includes the purchase and sale transactions contemplated by this Agreement. Furthermore, Buyer (on behalf of itself and each of its Affiliates) hereby covenants and agrees to actively support said plan of liquidation, and, at the request of Seller, to take such actions and execute such documents (or cause its Affiliates to take such actions and execute such documents) as Seller may reasonably request in connection with such plan of liquidation. Each Affiliate of Buyer who is a "tenant" under a Buyer Lease has executed the Acknowledgment, Consent and Agreement Page attached hereto for the purposes of evidencing its acknowledgment of and consent to the terms and provisions of this SECTION 4.10(b) and its agreement to be bound by the terms and provisions of this SECTION 4.10(b).

                  (c) PROPERTY INFORMATION. Buyer further acknowledges and agrees that, subject to the additional investigations, examinations and inspections to be conducted during the Non-Core Parcels Due Diligence Period for any Non-Core Parcel as provided in this Agreement, Seller has afforded Buyer the opportunity for full and complete investigations, examination and inspections of the Property and all documentation relating to the Property (the "PROPERTY INFORMATION"). Buyer acknowledges and agrees that (i) the Property Information delivered or made available to Buyer and its representatives by Seller and its Affiliates (including, without limitation, GTA GP and the Company), and their respective agents and other representatives may have been prepared by third parties and may not be the work product of Seller and/or its Affiliates, (ii) neither Seller nor any of its Affiliates (including, without limitation, GTA GP and the Company) has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of the Property Information,
(iii) the Property Information delivered or made available to Buyer and Buyer's representatives is furnished to each of them at the request, and for the convenience, of Buyer, (iv) except as otherwise expressly represented by Seller in this Agreement, Buyer is relying solely on its own investigations, examinations and inspections of the Property and those of Buyer's representatives, (v) Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information and Buyer releases Seller and Seller's Affiliates, and their respective agents and representatives, from any and all liability with respect thereto, and (vi) any further distribution of the Property Information is subject to the confidentiality provisions of this Agreement.

                  (d) BUYER RELEASES OF SELLER AND SELLER AFFILIATES. As of the Effective Date, Buyer and its Affiliates, and anyone claiming by, through or under them, each hereby fully and irrevocably release Seller, GTA GP, the Company and their respective Affiliates, and their respective officers, directors, employees, agents, consultants (including, without limitation, Banc of America Securities, LLC) and other representatives (collectively, the "SELLER RELEASED PARTIES"), from and against any cost, loss, liability, damage, expense, action or cause of action, arising from or related in any way to the Disputed Matters, whether at law, in equity or otherwise. As of the later to occur of (x) the Closing and (y) only with respect to a Parcel or Parcels sold by Seller to a third-party purchaser pursuant to a Third-Party Sale, the date of closing of such Third-Party Sale, subject to the last sentence of this SECTION 4.10(d), Buyer and its Affiliates, and anyone claiming by, through or under them, each hereby fully and irrevocably releases the Seller Released Parties, from any and all claims that it may then have against the Seller Released Parties (or any of them), for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related in any way to
(i) the Parcel(s) sold (including, without limitation, any claim relating in any way to or arising under or in connection with any of the Buyer Leases or management agreements and/or any claim relating in any way to or arising from the physical or environmental condition of the Parcel(s) sold, the operation of the Parcel(s) sold and/or the repair or maintenance of such Parcel(s) sold), at law, in equity or otherwise, to the extent such claim accrued prior to the date of such release, including, without limitation, any and all claims arising from any breach of an express representation, warranty or covenant of Seller contained in this Agreement, except for claims arising from any breach of an express representation, warranty or covenant of Seller contained in this Agreement that expressly survives the Closing by the terms of this Agreement, if any, and (ii) the partnership agreement of Seller, or the relationship of the Seller Released Parties (or any of them) with Buyer (or its Affiliates) as partners in Seller, or any relationship among the Seller Released Parties (or any of them) with Buyer and/or its Affiliates, whether as partners, co-members, shareholders or any other relationship (including, without limitation, any and all claims, liabilities and other obligations of any such Seller Released Parties that may have accrued as fiduciaries of Buyer or its Affiliates). Buyer further agrees that the releases hereunder shall be given full force and effect according to each of their expressed terms and provisions, including, but not limited to, those provisions set forth in the immediately preceding sentence relating to unknown and suspected claims, damages and causes of action. Notwithstanding any provisions at law or by statute pertaining to releases and waivers of claims, the releases contained hereinabove shall each constitute a full release in accordance with its terms. Each of the parties hereto hereby knowingly and voluntarily waives any and all statutes, laws, rules and/or regulations that in any way would otherwise limit, restrict or nullify the effect of the releases and waivers contained herein, and acknowledges that each release and waiver contained herein is an essential and material term of this Agreement, and without such release or waiver this Agreement would not have been entered into. Each of the parties hereto hereby respectively represents and warrants that it has been advised by its legal counsel or has had the opportunity to obtain advice by legal counsel of its choice, and understands and acknowledges the significance of the releases and waivers contained herein and the specific waiver of any and all statutes, laws, rules and/or regulations that in any way would otherwise limit, restrict or nullify the effect of any release or waiver contained herein. Each Affiliate of Buyer who is a "tenant" under a Buyer Lease has executed the Acknowledgment, Consent and Agreement Page attached hereto for the purposes of evidencing its acknowledgment of and consent to the terms and provisions of this SECTION 4.10(d) and its agreement to be bound by the terms and provisions of this SECTION 4.10(d). Notwithstanding any provision hereof to the contrary, neither at the Effective Date nor at the Closing, nor at the date of closing of any Third-Party Sale, shall Buyer or any of its Affiliates release, or be deemed to release, any of the Seller Released Parties with respect to any claims for indemnity or contribution pertaining to director and/or officer liability arising under the Seller's Organizational Documents or other agreements (to the extent such obligations of indemnity and/or contribution relate to director and/or officer liability and are expressly provided in such Seller's Organizational Documents or other agreements, as the case may be) or with respect to any such director and/or officer liability claims that are, or may be deemed to be, covered under the Company's or the Seller's or any of their Affiliates' directors' and officers' liability insurance coverage.

                  (e) SELLER RELEASES OF BUYER AND BUYER AFFILIATES. As of the Effective Date, Seller, GTA GP, the Company and their respective Affiliates, and anyone claiming by, through or under them, each hereby fully and irrevocably release Buyer and its Affiliates, and their respective officers, directors, employees, agents and other representatives (collectively, the "BUYER RELEASED PARTIES"), from and against any cost, loss, liability, damage, expense, action or cause of action, arising from or related in any way to the Disputed Matters, whether at law, in equity or otherwise. As of the Closing, Seller, GTA GP, the Company and their respective Affiliates, and anyone claiming by, through or under them, each hereby fully and irrevocably releases the Buyer Released Parties, from any and all claims that it may then have against the Buyer Released Parties (or any of them), for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related in any way to the partnership agreement of Seller, or the relationship of the Buyer Released Parties (or any of them) with Seller's Affiliates as partners in Seller, or any relationship among the Buyer Released Parties (or any of them) with Seller's Affiliates, whether as partners, co-members, shareholders or any other relationship (including, without limitation, any and all claims, liabilities and other obligations of any such Buyer Released Parties that may have accrued as fiduciaries of Seller's Affiliates). Seller further agrees that the releases hereunder shall be given full force and effect according to each of their expressed terms and provisions, including, but not limited to, those provisions set forth in the immediately preceding sentence relating to unknown and suspected claims, damages and causes of action. Notwithstanding any provisions at law or by statute pertaining to releases and waivers of claims, the releases contained hereinabove shall each constitute a full release in accordance with its terms. Each of the parties hereto hereby knowingly and voluntarily waives any and all statutes, laws, rules and/or regulations that in any way would otherwise limit, restrict or nullify the effect of the releases and waivers contained herein, and acknowledges that each release and waiver contained herein is an essential and material term of this Agreement, and without such release or waiver this Agreement would not have been entered into. Each of the parties hereto hereby respectively represents and warrants that it has been advised by its legal counsel or has had the opportunity to obtain advice by legal counsel of its choice, and understands and acknowledges the significance of the releases and waivers contained herein and the specific waiver of any and all statutes, laws, rules and/or regulations that in any way would otherwise limit, restrict or nullify the effect of any release or waiver contained herein.

                  (f) NO FRAUD WAIVER. Notwithstanding anything to the contrary stated in this Agreement (including, without limitation, this SECTION 4.10), in no event shall Buyer or Seller or any of their Affiliates waive hereby, or be deemed to have waived hereby, any right, claim or cause of action that Buyer or Seller or any of their Affiliates may have or assert against the other or any of its Affiliates relating to fraud, and the waivers in this Agreement shall not be deemed to waive or absolve Seller or Buyer or any of their Affiliates from any liability for fraud or any action in fraud.

         4.11 TRANSFER OF CERTAIN OP UNITS. Buyer (on behalf of itself and its Affiliates) hereby covenants and agrees to transfer to Seller, at or prior to the Closing, all of Buyer's and/or its Affiliates' right, title and interest in and to the 9,259 Class B OP Units originally pledged to Seller pursuant to that certain Amended and Restated Pledge Agreement (Bonaventure) dated as of July 1, 1999, by and between Seller and Okeechobee Championship Golf, Inc.

         4.12 OYSTER BAY GROUND LESSOR CONSENT. If and to the extent necessary in order to consummate the transactions contemplated hereunder with respect to the Oyster Bay Parcel and to transfer the Seller's current ground leasehold interest in and to the Oyster Bay Parcel to Buyer (or its Affiliate), Seller shall and hereby covenants to use its commercially reasonable efforts to obtain the ground lessor's consent to such transfer and/or waiver of any and all rights of first refusal of ground lessor and other rights under said ground lease, as such rights may pertain to or affect the transfer of the Oyster Bay Parcel to Buyer (or its Affiliate), prior to the Closing. Buyer (and its Affiliates) shall (and hereby covenant(s) to) co-operate in good faith with Seller in its efforts to obtain such ground lessor's consent and/or waiver, it being acknowledged and agreed that the Oyster Bay Parcel is one of the Core Parcels that Buyer's Affiliate originally owned and transferred to Seller, and that Buyer has a relationship with such ground lessor such that Buyer may be in a better position than Seller to obtain any such required consent and waiver. If Seller, with Buyer's and its Affiliates' good faith co-operation, is unable to obtain such ground lessor's consent and/or waiver prior to the Closing, and such consent and/or waiver is required to legally and effectively transfer Seller's ground leasehold interest in the Oyster Bay Parcel and the intended benefits of this transaction with respect thereto to Buyer or its Affiliate, as the case may be, then notwithstanding anything to the contrary stated in this Agreement, Seller's obligation to sell, and Buyer's obligation to purchase, the Oyster Bay Parcel shall terminate, and the parties shall proceed with the Closing of the transactions hereunder and the transfer of all other Parcels to be transferred to Buyer (or its Affiliate(s)) pursuant to this Agreement at such Closing; EXCEPT THAT, the aggregate Purchase Price payable at such Closing shall be reduced by the portion of the Purchase Price allocated to the Oyster Bay Parcel pursuant to the Summary Sheet.

         4.13 QUALIFICATIONS TO REPRESENTATIONS. As used in this Agreement, the phrase "TO BUYER'S ACTUAL KNOWLEDGE" or "ACTUAL KNOWLEDGE OF BUYER" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Larry Young, Thom Taylor, Danny Young, Larry Brumfield and Ken Metcalfe.

                                   ARTICLE 5
                       CONDITIONS AND ADDITIONAL COVENANTS

         5.1 AS TO BUYER'S OBLIGATIONS. Buyer's obligations under this Agreement are subject to the satisfaction of the following conditions precedent ("BUYER'S CLOSING CONDITIONS"):

                  (a) SELLER'S DELIVERIES. On the Closing Date, Seller shall have delivered to or for the benefit of Buyer or its Affiliate, as the case may be, all of the Seller's Deliveries as set forth in SECTION 6.2.

                  (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. All of Seller's representations and warranties made in this Agreement and in the Seller's Deliveries shall be true, correct and complete in all material respects as of the Effective Date and as of the Closing Date (without amendment) as if then made. Seller shall have performed all of its covenants and other obligations under this Agreement in all material respects.

                  (c) INTENTIONALLY DELETED.

                  (d) SHAREHOLDER APPROVAL. Seller shall have obtained shareholder approval of the transactions contemplated hereunder from the requisite number and percentage in interest of common stock shareholders of the Company.

                  (e) TITLE AND OTHER MATTERS AFFECTING PARCELS. Seller shall have cured or caused to be insured over (if insurable) any exceptions to title to, or any Survey or other matters affecting, any Non-Core Parcel that Seller has agreed, in writing, to cure or cause to be insured over (if insurable) prior to the expiration of the Non-Core Parcels Due Diligence Period, and any Later Exceptions that Seller has agreed, in writing, to cure or cause to be insured over (if insurable), all pursuant to SECTIONS 2.2(d) or 2.2(e), as the case may be, hereof.

It is hereby expressly acknowledged and agreed by the parties hereto that there is no financing contingency in favor of the Buyer or its Affiliates pursuant to this Agreement. Each of the conditions precedent contained in this SECTION are intended for the benefit of Buyer and may be waived in whole or in part by Buyer, but except as otherwise expressly provided in SECTION 5.1(c) above, only by an instrument in writing signed by Buyer.

         5.2 AS TO SELLER'S OBLIGATIONS. Seller's obligations under this Agreement are subject to the satisfaction of the following conditions precedent ("SELLER'S CLOSING CONDITIONS"):

                  (a) INTENTIONALLY DELETED.

                  (b) INTENTIONALLY DELETED.

                  (c) CONSENTS; APPROVALS; LEGAL, SECURITIES AND OTHER COMPLIANCE. On or before April 20, 2001 (unless such date is extended pursuant to SECTION 6.1 hereof), (x) Seller shall have obtained all of the following consents and approvals required to consummate the transactions contemplated herein (collectively, the "SELLER'S CONSENTS"): (i) approval of the transactions contemplated hereunder from the requisite number and percentage in interest of the partners in Seller, (ii) approval of the transactions contemplated hereunder from the requisite number and percentage in interest of the preferred OP Unit holders of Seller (but only if and to the extent that such consent is required in order to duly authorize the transactions contemplated hereunder and in connection with the plan of liquidation on behalf of Seller), (iii) shareholder approval of the transactions contemplated hereunder from the requisite number and percentage in interest of common stock shareholders of the Company, (iv) preferred shareholder approval of the transactions contemplated hereunder from the requisite number and percentage in interest of preferred stock shareholders of the Company (but only if and to the extent that such consent is required in order to duly authorize the transactions contemplated hereunder and in connection with the plan of liquidation on behalf of Seller and/or the Company), and (v) approval of the transactions contemplated hereunder from the requisite number and percentage in interest of "lenders" required under that certain Amended and Restated Revolving Credit Agreement dated March 31, 1999 and that certain Credit Agreement dated as of March 31, 1999, and (y) Seller shall have confirmed that the transactions contemplated hereunder comply with all requirements imposed by governmental laws, rules or regulations applicable thereto and/or the rules or regulations (including, without limitation, securities laws, rules and regulations) applicable to Seller or the Company or other mandates of any securities exchange on which shares of the Company's stock are traded.

                  (d) BUYER'S DELIVERIES. On the Closing Date, Buyer shall have delivered to or for the benefit of Seller all of the Buyer's Deliveries as set forth in SECTION 6.3.

                  (e) REPRESENTATIONS, WARRANTIES AND COVENANTS. All of Buyer's representations and warranties made in this Agreement and in the Buyer's Deliveries shall be true, correct and complete in all material respects as of the Effective Date and as of the Closing Date (without amendment) as if then made. Buyer shall have performed all of its covenants and other obligations under this Agreement in all material respects.

                  (f) CONSENT AND AMENDMENT. On or before the Effective Date, Buyer and its Affiliates (as applicable) shall have executed and delivered to Seller a Consent and Amendment to the Seller's partnership agreement in the form of EXHIBIT O attached hereto.

                  (g) VOTING AGREEMENT. On or before the Effective Date, Buyer and its Affiliates (as applicable) shall have executed and delivered to Seller a Voting Agreement in the form of EXHIBIT P attached hereto.

Each of the conditions precedent contained in this SECTION are intended for the benefit of Seller and may be waived in whole or in part, by Seller, but only by an instrument in writing signed by Seller.

                                   ARTICLE 6
                                    CLOSING

         6.1 CLOSING. Closing shall be held at 9:00 a.m., San Francisco, California time, at the offices of Seller (or counsel to Seller) on a date mutually agreed upon by the parties after the satisfaction of all conditions precedent set forth in ARTICLE 5, but in no event later than April 30, 2001 (PROVIDED THAT, notwithstanding the foregoing, at Seller's election by written notice delivered to Buyer on or before April 20, 2001, the Closing may be extended beyond April 30, 2001 if the Closing is delayed as a result of the need to obtain the Seller's Consents described in SECTION 5.2(c) and/or any litigation affecting Seller, this Agreement or any of the transactions contemplated hereby, in which event the Closing shall be delayed until a date mutually agreed upon by the parties after all such Seller's Consents and approvals are obtained and/or such litigation is resolved; PROVIDED, FURTHER, that in no event shall the Closing occur later than July 31, 2001). If the Closing Date falls on a Saturday, Sunday or legal holiday, the Closing shall take place on the first following business day thereafter. Possession of each Parcel transferred hereunder shall be delivered to Buyer at Closing, subject only to the Permitted Title Exceptions for such Parcel.

         6.2 SELLER'S DELIVERIES. At Closing, Seller shall deliver to Buyer or its Affiliate, as the case may be, all of the following instruments and information (the "SELLER'S DELIVERIES"), each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Seller and shall be dated as of the Closing Date:

                  (a) SELLER'S CERTIFICATE. The certificate in the form of EXHIBIT Q attached hereto.

                  (b) A DEED WITH RESPECT TO EACH PARCEL TRANSFERRED TO BUYER OR ITS AFFILIATE AT THE CLOSING.

                  (c) A BILL OF SALE - PERSONAL PROPERTY WITH RESPECT TO EACH PARCEL TRANSFERRED TO BUYER OR ITS AFFILIATE AT THE CLOSING.

                  (d) CANCELLATION OF NOTES PAYABLE. All Notes and all obligations thereunder or related thereto (except the obligation to pay interest accrued and unpaid thereunder as of the Closing Date) shall be cancelled and released as of the Closing (and all collateral, if any, securing such Notes shall be released), and Seller shall deliver to Buyer all documentation reasonably deemed necessary by Buyer to cancel and release such Notes and release such collateral, including, without limitation, the original note documents, if any. If any such Parcel(s) is/are not sold to Buyer or its Affiliate(s) hereunder, but are instead sold to a third party pursuant to the terms and provisions of SECTION 8.3, then upon the earlier of the Third-Party Closing Date and the Outside Lease Termination Date, at the Seller's election, Buyer's or its Affiliates', as the case may be, obligations and liabilities under such Notes shall be assigned to and assumed by the third-party purchaser of such Parcel(s) or Seller, as the case may be, and

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Seller and such third-party purchaser shall release Buyer (and its Affiliates)
from all obligations and liabilities under or with respect to such Notes (except the obligation to pay interest accrued and unpaid thereunder as of the date of assignment of such Notes). In addition to the foregoing, on the earlier of the Third-Party Closing Date and the Outside Lease Termination Date, Seller shall also release all collateral securing such assigned Notes, except to the extent that any such collateral may also secure other obligations of the Buyer or its Affiliates that are not released as of the Third-Party Closing Date (but such exception shall apply only in the circumstance that the Third-Party Closing Date precedes the Closing Date hereunder, it being acknowledged and agreed that such collateral shall in any event be released upon the Closing of the transactions hereunder pursuant to SUBSECTION (f) below). If Seller elects not to have Buyer's or its Affiliates' obligations and liabilities under such Notes assigned to and assumed by the third-party purchaser, then on the earlier of the Third-Party Closing Date and the Outside Lease Termination Date, Seller shall cancel such Notes and release Buyer (and its Affiliates) from all obligations and liabilities thereunder (except the obligation to pay interest accrued and unpaid thereunder as of the Third-Party Closing Date or Outside Lease Termination Date, as the case may be). In addition to the foregoing, Seller shall release all collateral securing such cancelled Notes on the Third-Party Closing Date or Outside Lease Termination Date, as the case may be, in accordance with the procedures outlined in the first sentence above, except to the extent that any such collateral may also secure other obligations of the Buyer or its Affiliates that are not released as of the Third-Party Closing Date (but such exception shall apply only in the circumstance that the Third-Party Closing Date precedes the Closing Date hereunder, it being acknowledged and agreed that such collateral shall in any event be released upon the Closing of the transactions hereunder pursuant to SUBSECTION (f) below).

                  (e) ASSIGNMENT OF LEASES, CONTRACTS, AGREEMENTS, WARRANTIES, GUARANTIES, PERMITS AND LICENSES. A written instrument for each Parcel transferred to Buyer or its Affiliate, in the form attached hereto as EXHIBIT R, executed by Seller and/or its Affiliates assigning all leases, contracts, agreements, warranties, guaranties, permits and licenses with respect to such Parcel that is transferred to Buyer or its Affiliate at Closing.

                  (f) TERMINATIONS. Written terminations of (i) that certain Option to Purchase and Right of First Refusal Agreement (Golf Trust of America) dated as of February, 1997, by and between Seller, Company and Larry D. Young, and (ii) all Buyer Leases, Pledge Agreements, management agreements, and other agreements and/or instruments by and between Buyer (or any of its Affiliates) and Seller (or any of its Affiliates) pertaining to the Parcel(s) transferred to Buyer (or its Affiliate) at the Closing. Such written terminations shall be substantially in the form of the Termination of Lease attached hereto as EXHIBIT N (to the extent applicable), but modified as necessary to incorporate any local law requirements of the jurisdiction where the Parcel is located, and shall be effective as of the Closing Date (and all collateral, if any, securing such agreements shall be released as of the Closing Date).

                  (g) TITLE REQUIREMENTS. Such agreements, affidavits or other documents as may be required by the Title Company in order to remove, cure or insure over any matters affecting title to any of the Parcels (including, without limitation, Later Exceptions) that Seller has agreed in writing to remove, cure and/or cause to be insured over pursuant to the terms and provisions of SECTIONS 2.2(d) and/or 2.2(e) hereof.


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                  (h) THE FIRPTA CERTIFICATE.

                  (i) ORGANIZATIONAL DOCUMENTS. Certified copies of Seller's Organizational Documents and a certificate of existence of Seller, GTA GP and the Company dated within fifteen (15) days prior to the Closing Date.

                  (j) BOARD RESOLUTIONS. Appropriate resolutions of the Board of Directors of the Seller, GTA GP and/or the Company and/or partners, as the case may be, certified by the secretary or an assistant secretary of the Company (with respect to the Board resolutions) and GTA GP (with respect to Seller), together with all other necessary approvals and consents of Seller, the Company and GTA GP (and their Affiliates if necessary), authorizing and approving (i) the execution on behalf of Seller of this Agreement and the documents to be executed and delivered by Seller prior to, at or otherwise in connection with Closing by the individuals so executing, and (ii) the performance by Seller of its obligations under this Agreement and under such documents (including, without limitation, the Closing of the transactions contemplated hereby), or appropriate resolutions of the partners of Seller, as the case may be.

                  (k) EVIDENCE OF BULK SALES COMPLIANCE. Such proof as Buyer may reasonably require with respect to Seller's compliance with the bulk sales laws or similar statutes.

                  (l) COMMUNICATION; ADDRESSES. A written instrument executed by Seller (and/or its Affiliates), conveying and transferring to Buyer all of Seller's (and/or its Affiliates') right, title and interest in any telephone numbers, fax numbers or internet or electronic mail addresses (if applicable) relating solely to any Parcel, and, if Seller maintains a post office box solely with respect to any Parcel, conveying to Buyer all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

                  (m) ORIGINAL DOCUMENTS. Delivery of all original documents and items pertaining to the Parcels, such as files, warranties, contracts, keys, certificates, etc., in Seller's possession.

                  (n) MISCELLANEOUS. Any other document or instrument reasonably requested by Buyer relating to the transactions contemplated hereby.

         6.3 BUYER'S DELIVERIES. At Closing, Buyer shall pay or deliver to Seller the following (the "BUYER'S DELIVERIES"):

                  (a) PURCHASE PRICE. The balance of the Purchase Price due pursuant to SECTION 2.1(d) by federal funds wire to an account designated by Seller.

                  (b) LEGENDS OP UNITS. All transfer instruments and documents pertaining to the Legends OP Units to be transferred by Buyer to Seller pursuant to SECTION 2.1(b) hereof.

                  (c) PURCHASE MONEY LOAN DOCUMENTS. If Buyer elects to obtain Seller financing in accordance with SECTION 2.1(c), fully executed, acknowledged (where appropriate) and delivered originals of the Purchase Money Note, the guaranty described therein, the

Purchase Money Deed of Trust for each Parcel transferred to Buyer or its Affiliate, the Environmental Indemnity, and all other opinions, instruments and documents governing, evidencing and/or securing the Purchase Money Loan and/or required to be executed by Buyer and/or any other Person pursuant to SECTION 2.1(c) hereof (including, without limitation, all legal opinions and authorization documents required thereunder).

                  (d) TERMINATIONS. Written terminations of all Buyer Leases, Pledge Agreements, management agreements and other agreements and/or instruments by and between Buyer (or any of its Affiliates) and Seller (or any of its Affiliates) pertaining to the Parcel(s) transferred to Buyer (or its Affiliate) at the Closing, substantially in the form of the Termination of Lease attached hereto as EXHIBIT N, but modified as necessary to incorporate any local law requirements of the jurisdiction where the Parcel is located, which terminations shall be effective as of the Closing Date.

                  (e) MISCELLANEOUS. Any other document or instrument reasonably requested by Seller relating to the transaction contemplated hereby.

         6.4 CLOSING COSTS. Except as is otherwise provided in this Agreement, each party hereto shall pay its own legal fees and expenses. All filing fees for the Deeds and other Closing documents, recording fees or other similar charges (other than real estate transfer fees and/or taxes, such as documentary stamp taxes and/or excise taxes, payable in connection with the recordation of a Deed pertaining to any Parcel, which are covered below), all charges for title insurance premiums, all escrow fees and Buyer's costs and all other Closing costs and expenses shall be paid by Buyer. All real estate transfer fees and/or taxes, such as documentary stamp taxes and/or excise taxes, payable in connection with the recordation of the Deeds shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer; PROVIDED THAT, notwithstanding the foregoing, in no event shall Seller's obligation to pay such transfer fees and/or taxes hereunder exceed the sum of $225,000, and if and to the extent fifty percent (50%) of all such transfer fees and/or taxes exceeds the sum of $225,000, then Buyer shall pay, bear and be responsible for all of the excess amounts over and above $225,000.

         6.5 CLOSING ADJUSTMENTS.

                  (a) CLOSING OF SALE TO BUYER. Upon the Closing of the sale of a Parcel to the Buyer or its Affiliate hereunder, the parties shall terminate the Buyer Lease, Pledge Agreement, management agreement and other agreements, instruments and/or documents between the parties and/or their Affiliates for or pertaining to such Parcel and shall prorate all rents and other amounts due the parties or any of their Affiliates thereunder as of the Closing Date in accordance with the applicable terms and provisions thereof, and shall adjust all such items such that Buyer shall pay to the Seller all rental (including, without limitation, percentage rental) accruing and payable to the Seller, as landlord, under such Buyer Lease as of 12:01 a.m. on the Closing Date, as required upon the termination of such documents, as described in the Closing Statement.

                  (b) CLOSING OF THIRD-PARTY SALE (RETAINED SITES). Upon the closing of a Third-Party Sale of a Retained Site pursuant to SECTION 8.3 hereof, the Seller and the third-party purchaser shall prorate (subject to the review and approval of Buyer, which approval shall not be unreasonably withheld or delayed), as between the Seller and such third-party purchaser, all rent and other amounts due thereunder as of the Third-Party Closing Date for such Retained Site. Buyer's obligations and liabilities under such Buyer's Lease, management agreement and/or other agreements, instruments and/or documents shall not be affected by such Third-Party Sale and shall accrue to and for the benefit of the third-party purchaser from and after the Third-Party Closing Date. The Capital Replacement Reserve and Capital Replacement Fund (as such terms are defined in the applicable Buyer Lease) shall be transferred from Seller to the third-party purchaser on the Third-Party Closing Date.

                  (c) CLOSING OF THIRD-PARTY SALE (NON-RETAINED SITE); OUTSIDE LEASE TERMINATION DATE PRORATIONS. Upon the closing of a Third-Party Sale of a Non-Retained Site pursuant to SECTION 8.3 hereof, or on the Outside Lease Termination Date, whichever occurs first, the Buyer Lease, management agreement and other agreements, instruments and documents for such Non-Retained Site shall terminate (and any collateral therefor [other than collateral that also secures obligations under Buyer Leases, management agreements and/or other agreements, instruments or documents for any of the other Parcels where the Third-Party Closing Date precedes the Closing Date hereunder] not previously released shall be released as provided in this Agreement) as of the date of closing of the sale to such third-party (the "THIRD-PARTY CLOSING DATE") pursuant to SECTION 8.3 or the Outside Lease Termination Date, whichever occurs first, and notwithstanding anything to the contrary stated therein, the parties shall prorate, as between Buyer and Seller, all items of income and expense accruing in connection with the ownership, operation, management, maintenance and/or repair of such Parcel in accordance with the terms and provisions of Article IV of the Transition Agreement and SECTION 8.4(c) hereof, as applicable, all of which shall be set forth in the closing statement provided for in the Transition Agreement (the "THIRD-PARTY CLOSING STATEMENT"). In the event of such a closing of a Third-Party Sale of a Non-Retained Site or on the Outside Lease Termination Date, whichever occurs first, the entire Capital Replacement Reserve and Capital Replacement Fund shall be retained by the Seller, and Buyer shall have no further rights in or to the Capital Replacement Reserve or Capital Replacement Fund, nor shall any proration or adjustment be made with respect to the Capital Replacement Reserve or Capital Replacement Fund.

                  (d) DUE DILIGENCE COSTS. If a Non-Core Parcel or Virginia Parcel is to be transferred to a third-party purchaser pursuant to SECTION 8.3 below, and provided Buyer has not elected to submit a counter-offer as permitted by said SECTION 8.3, then concurrently with the execution and delivery of the Transition Agreement pertaining to such Parcel pursuant to SECTION 8.3(a) below, Buyer shall deliver to Seller, such third-party purchaser and their designees any and all appraisals, environmental reports, Title Reports and Surveys prepared by or for Buyer with respect to such Parcel in connection with the transactions contemplated herein. Concurrently with the delivery by Buyer of such appraisals, environmental reports, Title Reports and Surveys, Buyer shall assign to Seller, such third-party purchaser and/or their designees, by written assignment in a form reasonably required by Seller, all of Buyer's rights in and to such appraisals, environmental reports, Title Reports and Surveys. Seller shall use its good faith efforts to cause such third-party purchaser to reimburse the Buyer for the actual cost of all such appraisals, environmental reports, Title Reports and Surveys that are so delivered and assigned to Seller, such third-party purchaser and/or their designees at the time of assignment of the same. To the extent that such third-party purchaser does not so reimburse the Buyer for the actual cost of such appraisals, environmental reports, Title Reports and/or Surveys after Seller has used its good faith efforts to cause such third-party to so reimburse Buyer, then promptly following the assignment of such appraisals, environmental reports, Title Reports and/or Surveys as provided above, Seller shall reimburse Buyer for (and shall pay to Buyer) the actual cost of all such appraisals, environmental reports, Title Reports and Surveys (to the extent the same have not been reimbursed by such third-party purchaser); PROVIDED THAT, in no event shall the aggregate payments made by Seller to Buyer hereunder with respect to the Non-Core Parcel and/or Virginia Parcel appraisals, environmental reports, Title Reports and/or Surveys exceed Thirty Thousand Dollars ($30,000) in total for all Non-Core Parcels and Virginia Parcels. Any costs pertaining to such appraisals, environmental reports, Title Reports and Surveys that are not reimbursed to Buyer by the third-party purchaser or Seller (as provided hereinabove) shall be borne exclusively by Buyer.

         6.6 RIGHT TO DISTRIBUTIONS AND DIVIDENDS. Seller and the Company agree that, notwithstanding any other provision to the contrary, in the event the Closing shall occur after a distribution declaration date with respect to the OP Units or after a dividend or distribution declaration date with respect to the common stock of the Company, but prior to the payment date therefor, the holder of record of the Legends OP Units or shares of common stock of the Company received on conversion thereof on such declaration date shall be entitled to receive the full amount of such distribution or dividend, as the case may be, and the record date for such distribution or dividend shall be set accordingly; PROVIDED THAT, in no case shall a single distribution/dividend be paid twice (I.E., on both an OP unit and the underlying common stock). Seller and the Company further acknowledge and agree that any conversion of Legends OP Units into common stock of the Company shall be without prejudice to Legends' (or its Affiliates', as applicable) right to receive distributions and/or dividends, as and if declared, to the same extent such right is possessed by the other holders of such securities.

                                   ARTICLE 7
                               GENERAL PROVISIONS

         7.1 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of a Parcel or any proposed sale in lieu thereof (in each case, a "TAKING"), Seller or Buyer, as the case may be, shall give written notice thereof to the other promptly after such Person learns or receives notice thereof. If all or any Significant Portion (as defined below) of the Parcel is, or is to be, the subject of such Taking (or is Taken), Buyer shall have the right to terminate its right and obligation under this Agreement to purchase such Parcel only (and such Parcel shall then not be sold or transferred to Buyer at the Closing and the Purchase Price shall be appropriately adjusted to deduct therefrom the portion of the Purchase Price allocated to such Parcel pursuant to the Summary Sheet) by delivery of a written termination notice to Seller no later than ten (10) business days after the Buyer first discovers or learns about the Taking. If Buyer elects not to terminate its right and obligation to purchase such Parcel under this Agreement, all proceeds, awards and other payments arising out of such Taking (actual or threatened) shall be paid or assigned, as applicable, to Buyer at Closing, and there shall be no credit to or adjustment of the Purchase Price allocable to such Parcel or otherwise. Seller will not settle or compromise any such proceeding without Buyer's prior written consent (which will not be unreasonably withheld, conditioned or delayed). As used herein, a Taking of a "SIGNIFICANT PORTION" of a Parcel shall mean (i) the permanent Taking of a legally required driveway, if such driveway is the sole or material means of vehicular ingress and egress into and from such Parcel, (ii) any permanent Taking that results in the denial of a primary access to such

Parcel, (iii) any Taking of any portion of such Parcel for which the applicable governmental entity pays or may be reasonably expected to pay a condemnation award or other compensation to the owner of the Parcel in excess of twenty percent (20%) of the then fair market value of the Parcel (as reasonably determined by the insurer providing casualty insurance for the Parcel), or (iv) any permanent Taking of any portion of the Parcel that would materially adversely prevent or interfere with the operation of the Parcel as an eighteen
(18) hole golf course. The provisions of this SECTION 7.1 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this SECTION 7.1.

         7.2 RISK OF LOSS. If any Parcel is damaged or destroyed prior to the Closing, Seller or Buyer, as the case may be, shall give written notice thereof to the other promptly after such Person learns or receives notice thereof. If all or any Material Portion (as defined hereinbelow) of a Parcel is so damaged or destroyed, then the Buyer shall have the right to terminate its right and obligation under this Agreement to purchase such Parcel only (and such Parcel shall then not be sold or transferred to Buyer at the Closing and the Purchase Price shall be appropriately adjusted to deduct therefrom the portion of the Purchase Price allocated to such Parcel pursuant to the Summary Sheet) by delivery of a written termination notice to Seller no later than ten (10) business days after the Buyer first discovers or learns about the damage or destruction. If Buyer elects not to terminate its right and obligation to purchase such Parcel under this Agreement, all proceeds from any insurance carried with respect to such damage or destruction shall be paid or assigned, as applicable, to Buyer at Closing, and there shall be no credit to or adjustment of the Purchase Price allocable to such Parcel or otherwise. For purposes of this Agreement, a "MATERIAL PORTION" of a Parcel shall be deemed to have been damaged or destroyed (i) if such damage or destruction is covered by Seller's casualty insurance and the cost to repair and/or restore the improvements on such Parcel which are damaged or destroyed exceeds twenty percent (20%) of the then fair market value of the Parcel (as reasonably determined by the insurer providing casualty insurance for the Parcel), or (ii) if such damage or destruction is not covered by Seller's casualty insurance and the cost to repair and/or restore the improvements on such Parcel which are damaged or destroyed exceeds five percent (5%) of then fair market value of the Parcel (as reasonably determined by the insurer providing casualty insurance for the Parcel). The provisions of this SECTION 7.2 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this SECTION 7.2.

         7.3 REAL ESTATE BROKER. There is no real estate broker involved in this transaction. Buyer warrants and represents to Seller that Buyer has not dealt with any real estate broker in connection with this transaction, nor has Buyer been introduced to the Property (or any Parcel or part thereof) or to Seller by any real estate broker, and Buyer shall indemnify Seller and save and hold Seller harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any Person to a real estate brokerage commission or a finder's fee as a result of having dealt with Buyer, or as a result of having introduced Buyer to Seller or to the Property (or any Parcel or part thereof). In like manner, Seller warrants and represents to Buyer that Seller has not dealt with any real estate broker in connection with this transaction, nor has Seller been introduced to Buyer by any real estate broker, and Seller shall indemnify Buyer and save and hold Buyer harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any Person to a real estate brokerage commission or a finder's fee as a result of having dealt with Seller in connection with this transaction.

         7.4 CONFIDENTIALITY. Except as hereinafter provided, from and after the Effective Date, Buyer and Seller shall keep the terms, conditions and provisions of this Agreement and all information delivered by Seller to Buyer or Buyer to Seller under or pursuant to this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to their respective consultants, advisors, attorneys, accountants, engineers, surveyors, financiers, Seller's proposed third-party purchasers and bankers (but only to the extent necessary to accomplish the purposes of this Agreement and only if such party first obtains such Person's agreement to maintain the confidentiality of such information) or as may be required by law or court order, or as may be required in connection with any litigation between the parties hereto relating to this Agreement or the transactions contemplated herein. Notwithstanding the foregoing, it is acknowledged that the Seller is a public company and will make a public announcement concerning this transaction (including, without limitation, by the issuance of proxy statements to its shareholders seeking the approval of the transactions contemplated in this Agreement), and Seller will have the absolute right to prepare and file all necessary or required proxy statements and other papers, documents and instruments necessary or required in Seller's judgment and that of its attorneys in order to enter into and consummate the transactions contemplated by this Agreement and to make such disclosures therein as necessary and thus to the SEC and/or to similar federal or state authorities and to the public, of all of the terms, conditions and provisions of this Agreement. The obligations of this
SECTION 7.4 shall survive any termination of this Agreement.

                                   ARTICLE 8
                 LIABILITY OF BUYER; INDEMNIFICATION BY SELLER;
                               TERMINATION RIGHTS

         8.1 TERMINATION BY BUYER. If any Buyer's Closing Condition set forth herein cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Buyer to terminate this Agreement and its obligations under this Agreement, and Seller fails to cure any such matter within ten (10) business days after notice thereof from Buyer, Buyer, at its option, may elect as its sole rights and remedies (except as otherwise provided hereinbelow) either (a) to terminate this Agreement and all other rights and obligations of Seller and Buyer under this Agreement shall terminate immediately, or (b) to waive its right to terminate and to waive any breach or default on the part of Seller (if any) and, instead, to proceed to Closing (PROVIDED THAT, if Seller nevertheless fails or refuses to close the transactions hereunder in any such event, Buyer shall NOT have the right of specific performance (or any other right in equity) or the right to record or file a lis pendens or similar lien against any Parcel, it being acknowledged and agreed that Buyer has waived any such rights and remedies and that its sole rights and remedies will be limited to those rights and remedies expressly stated in this SECTION 8.1). In addition to and notwithstanding the foregoing, upon the occurrence of a material breach or default of Seller under this Agreement that is not cured within ten (10) business days (or such additional time as may be reasonably necessary to cure such breach or default) after notice thereof from Buyer to Seller, or if the Company's Board of Directors revokes its authorization of the transactions described herein after such Board has approved the same (unless the Board revokes such authorization as a result of the failure to obtain the Seller's Consents after Seller, Seller's Affiliates and the Board of Directors have made a good faith effort to obtain such Seller's Consents as required by SECTION 3.2), or if the Company's Board of Directors permits any Seller Affiliate to revoke its authorization of the transactions, and if the Closing fails to occur as a result of any of the foregoing reasons, then Buyer may terminate this Agreement and recover from Seller its actual and verifiable out-of-pocket, but not consequential, benefit-of-the-bargain or other, damages incurred by Buyer in connection with the negotiation of this Agreement, the transactions contemplated hereunder and/or otherwise as a direct result of Seller's breach or default. Notwithstanding anything to the contrary stated or implied in this Agreement or any other document or instrument executed or delivered in connection with the transactions described herein (collectively, the "TRANSACTION DOCUMENTS"), Seller's aggregate liability for any and all defaults or breaches under the Transaction Documents and/or in connection with the transactions provided for therein shall not in any event exceed the sum of Three Hundred Thousand Dollars ($300,000). As material consideration to Seller's entering into and executing this Agreement with Buyer, Buyer (on behalf of itself and each of its Affiliates and all Persons claiming by or through any of them) hereby expressly waives the remedy of specific performance on account of any Seller breach or default hereunder and any right at law or in equity that any such Person may have to record a lis pendens or notice of pendency of action or similar notice or lien against all or any portion of a Parcel.

         8.2 TERMINATION BY SELLER. If any Seller's Closing Condition set forth herein for the benefit of Seller (other than a default by Buyer) cannot or will not be satisfied prior to Closing, and Buyer fails to cure any such matter within ten (10) business days after notice thereof from Seller, Seller may, at its option in its sole and absolute discretion, elect to (a) terminate this Agreement, in which event the rights and obligations of Seller and Buyer hereunder shall terminate immediately and, unless the Agreement is terminated as a result of Buyer's breach or default hereunder, the Deposit OP Units shall not be transferred to Seller (PROVIDED THAT, the Seller shall continue to retain and hold the Deposit OP Units as collateral pursuant and subject to the terms and provisions of the Buyer Leases and related Pledge Agreements pertaining to the Parcels), (b) terminate this Agreement with respect to any particular Parcel that is at issue only (PROVIDED THAT, no portion of the Deposit OP Units shall be transferred to Seller as a result of such termination under this CLAUSE (b)), in which event the rights and obligations of Seller and Buyer with respect to the purchase and sale of such Parcel hereunder shall terminate immediately, but the rights and obligations of Seller and Buyer under this Agreement with respect to all other Parcels shall continue in full force and effect, or (c) waive its right to terminate, and instead, to proceed to Closing. Notwithstanding anything to the contrary stated or implied herein, in no event shall Seller have the right to terminate this Agreement with respect to all of the Myrtle Beach Parcels (other than the Oyster Bay Parcel, which may be terminated pursuant to SECTION 4.12 hereof) and proceed to close with the Buyer on the Virginia Parcels and/or Non-Core Parcels only. If, prior to Closing, Buyer defaults in performing any of its obligations under this Agreement in any material respect (including, without limitation, its obligation to purchase the Property or any Parcel and/or its obligation to timely and faithfully perform in all material respects each and every covenant and agreement set forth herein or in the Buyer Leases), and except as otherwise expressly provided in this Agreement, Buyer fails to cure any such default within ten (10) business days after notice thereof from Seller, then Seller may elect either to (i) seek specific performance of the Buyer's obligation to purchase the Property (other than Terminated Parcels or Parcels to be sold to third-party purchasers pursuant to SECTION 8.3 below) and/or perform its other obligations pursuant to the terms, provisions and conditions hereunder, or (ii) terminate this Agreement in its entirety and receive and retain, as liquidated damages hereunder, the Deposit OP Units. ANY DEPOSIT OP UNITS PAID TO OR

RETAINED BY SELLER AS LIQUIDATED DAMAGES HEREUNDER SHALL BE SELLER'S SOLE MONETARY REMEDY IF BUYER DEFAULTS (AS PROVIDED ABOVE) AND THE TRANSACTIONS HEREUNDER THEREBY FAIL TO CLOSE. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER'S ACTUAL MONETARY DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE LIQUIDATED DAMAGES (I.E., THE VALUE OF THE DEPOSIT OP UNITS) STATED ABOVE REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF ANY SUCH DEPOSIT OP UNITS BY BUYER TO SELLER AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FOREFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. In addition to the foregoing rights and remedies of the Seller, and in furtherance and not in limitation of its rights under SECTION 4.7 of this Agreement, if this Agreement is terminated in connection with a Buyer breach or default, Buyer (on behalf of itself and its Affiliates) hereby covenants and agrees to execute and deliver to Seller any and all documentation reasonably requested by Seller in order to terminate the Buyer Leases, management agreements and all other instruments and agreements by and between Seller and Buyer (or an Affiliate of Buyer) pertaining to the Non-Core Parcels and/or the Virginia Parcels (or any of them as directed by Seller), and to promptly vacate and turn such Non-Core Parcels and/or Virginia Parcels (or any of them as directed by Seller) over to Seller or its designee, all promptly after the termination of this Agreement and the delivery of written notice from Seller to Buyer requesting the same. Each Affiliate of Buyer who is a "tenant" under a Buyer Lease for the Non-Core Parcels and/or Virginia Parcels has executed the Acknowledgment, Consent and Agreement Page attached hereto for the purposes of evidencing its acknowledgment of and consent to the terms and provisions of this
SECTION 8.2 and its agreement to be bound by the terms and provisions of this
SECTION 8.2.

         8.3 SELLER'S RIGHT TO SELL TO THIRD-PARTIES. In addition to the foregoing rights of Seller, Seller shall at all times following the Effective Date and prior to 5:00 p.m. Eastern Time on February 28, 2001 have the right to continue to market the Myrtle Beach Parcels and consider and accept offers for the purchase of any such Myrtle Beach Parcel(s) from third-parties, and to sell any such Myrtle Beach Parcel(s) to any such third-party (whether or not such sale is actually consummated and closes after February 28, 2001), notwithstanding this Agreement, subject to the terms and provisions of this
SECTION 8.3. In addition to the foregoing rights of Seller, Seller shall at all times following the Effective Date and prior to 5:00 p.m. Eastern Time on the date of the Company's shareholder meeting convened to approve the Company's proposed plan of liquidation (which includes shareholder approval of the transactions described in this Agreement) have the right to continue to market each of the Virginia Parcels and Non-Core Parcels and consider and accept offers for the purchase of each of such Virginia Parcels and Non-Core Parcels from third-parties, and to sell any such Virginia Parcel and/or Non-Core Parcel to any such third-party (whether or not such sale is actually consummated and closes after the date of such shareholder meeting), notwithstanding this Agreement, subject to the terms and provisions of this SECTION 8.3. Any sale of a Parcel to a third-party pursuant to the terms and provisions of this SECTION
8.3 shall be referred to in this Agreement as a "THIRD-PARTY SALE".

         (a) If Seller receives a bona-fide written offer (such offer, a "THIRD-PARTY OFFER") from a potential third-party purchaser for the sale of one or more Parcel(s) (other than a Terminated Parcel), which offer is not subject to a financing contingency, at a price that exceeds the portion of the Purchase Price allocated to such Parcel pursuant to this Agreement (as set forth on the Summary Sheet), then prior to the Company's Board of Directors accepting such Third-Party Offer, Seller shall deliver to Buyer written notice of the offered price for the Parcel set forth in such Third-Party Offer. Buyer shall have three (3) business days after its receipt of any such written notice from Seller to deliver to Seller a written counter-offer for the sale of the Parcel to the Buyer on the terms and provisions of this Agreement (PROVIDED THAT, if the original Third-Party Offer provides for the sale of both Virginia Parcels as an all-or-nothing sale, then Buyer may only submit a counter-offer that provides for the purchase by Buyer or its Affiliates of both Virginia Parcels and not one Virginia Parcel without the other), but for a purchase price that exceeds the proposed price set forth in the Third-Party Offer by at least five percent (5%). Any such counter-offer shall be accompanied by an amendment to this Agreement increasing the Purchase Price hereunder (and the portion of the Purchase Price allocated to such Parcel) by the difference between the purchase price set forth in the counter-offer and the portion of the Purchase Price allocated to the Parcel (or Parcels in the event of an all-or-nothing sale of the Virginia Parcels) pursuant to this Agreement immediately prior to such amendment. If Buyer delivers such a counter-offer within the said three (3) business day period, then Seller shall execute the enclosed amendment to this Agreement, in which event the Purchase Price and the portion of the Purchase Price allocated to such Parcel(s) hereunder shall be increased as provided in the counter-offer and enclosed amendment. If Buyer fails to deliver such counter-offer, together with the required amendment to this Agreement, within such three (3) business day period, then Seller shall be free to proceed with the sale of such Parcel(s) to the third-party purchaser. If Seller proceeds with the Third-Party Sale of a Non-Retained Site as provided herein, then on the later of (x) the execution of a purchase and sale agreement between Seller and such third-party purchaser for the sale of such Non-Retained Site and (y) the first day after the expiration of the Buyer's three (3) business day period to deliver a counter-offer, Buyer shall execute and deliver to Seller a transition agreement ("TRANSITION AGREEMENT") substantially in the form of EXHIBIT S attached hereto (containing such revisions and modifications as are reasonably necessary in order to address specific issues relating to such Non-Retained Site). In no event shall any counter-offer of the Buyer hereunder preclude or prevent the Seller from continuing to market the Parcel(s) and entertain offers for the Parcel(s) from any proposed third-party purchaser, and, if any Third-Party Offer is thereafter made that provides for a price for the Parcel(s) that exceeds the portion of the Purchase Price for such Parcel(s) set forth in this Agreement (as such portion of the Purchase Price may have been previously increased by amendment pursuant to the terms and provisions of this SECTION 8.3(a)), then Seller may proceed with the terms and provisions of this SUBSECTION (a) and deliver to Buyer a written notice of the price set forth in such Third-Party Offer, in which event Buyer may submit a counter-offer, and the parties shall otherwise proceed, in accordance with the terms and provisions of this SUBSECTION (a).

         (b) If Seller elects to sell any Parcel(s) to any such third party rather than Buyer or an Affiliate of Buyer, and Buyer fails to exercise its rights set forth in SECTION 8.3(a) within the three (3) business day period provided therein, Seller may thereafter, in its sole and absolute discretion, notify Buyer in writing of its election to sell such Parcel to a third-party, and Buyer's rights and obligations under this Agreement to purchase such Parcel(s) shall then automatically terminate upon delivery of such notice by Seller. Buyer hereby further covenants and agrees that, notwithstanding anything to the contrary stated or implied in any other instrument, agreement or document between Seller (or any of its Affiliates) and Buyer (or any of its Affiliates) or otherwise pertaining to any such Parcel sold to a third-party pursuant to the terms and provisions of this SECTION 8.3, any Buyer Lease, management agreement and/or other agreement, instrument or document between Seller (or any of its Affiliates) and Buyer (or any of its Affiliates) affecting or relating to any Parcel(s) identified by Seller in the aforesaid notice to be transferred to a third-party hereunder (other than the Buyer Leases, management agreements and/or other agreements, instruments or documents [other than the Pledge Agreements, which Pledge Agreements will be terminated] pertaining to the Retained Sites, which shall continue in full force and effect notwithstanding any such Third-Party Sale, PROVIDED THAT, such Buyer Leases relating to the Retained Sites will be amended as provided in SECTION 8.3(d)(2) below), shall be terminated effective as of the earlier of (x) the Third-Party Closing Date and (y) the Outside Lease Termination Date. Notwithstanding the foregoing, any and all terms that by their express terms survive the expiration or termination of any such Buyer Lease, management agreement and/or other agreement, instrument or document, as the case may be, shall survive the termination of such Buyer Lease, management agreement and/or other agreement, instrument or document, as the case may be, under this SECTION 8.3. The Legends, Heritage and Oyster Bay Parcels shall be sometimes referred to herein individually as a "RETAINED SITE". All other Parcels (other than The Legends, Heritage and Oyster Bay Parcels) shall be sometimes referred to herein individually as a "NON-RETAINED SITE".

         (c) In the event of any such Third-Party Sale of a Parcel (other than a Terminated Parcel), upon the later of (x) the closing of such Third-Party Sale and (y) the Closing hereunder or the termination of this Agreement as a result of a Seller default, as the case may be, and only on the condition that (and if) such Third-Party Sale actually closes and the transactions hereunder actually close (or fail to close as a result of a Seller default hereunder), then subject to the terms and provisions of SECTION 8.4(a) below providing for the crediting of Deferred Rent and Interest (as defined below) against the following break-up fee obligation, Seller shall pay to Buyer, as a break-up fee and liquidated damages for the failure of Seller to close the transactions hereunder with respect to, and the termination of the Buyer Leases, management agreements and other agreements, instruments and/or documents by and between Seller (or any of its Affiliates) and Buyer (or any of its Affiliates), if terminated pursuant to this SECTION 8.3, pertaining to, such Parcel(s) (other than Terminated Parcels) which are sold to a third-party, an amount equal to the product of (x) three percent (3%) MULTIPLIED BY (y) the Purchase Price allocated to the Parcel(s) which is/are sold to such third-party as identified and set forth in the Summary Sheet. The said break-up fee amount shall be set forth on the Third-Party Closing Statement and paid at the later of (i) the closing of the Third-Party Sale and (ii) the Closing hereunder or termination of this Agreement as a result of a Seller default hereunder, as the case may be. In no event, however, shall any payment, fee, amount or damages whatsoever be payable or due or owing to Buyer in the event that the Third-Party Sale of any Parcel is not consummated or does not close for any reason whatsoever or the transactions under this Agreement fail to close for any reason other than the default of Seller hereunder. ANY AMOUNT PAID TO BUYER (OR OFFSET AGAINST DEFERRED RENT AND INTEREST PURSUANT TO SECTION 8.4(a)) AS A BREAK-UP FEE AND/OR LIQUIDATED DAMAGES HEREUNDER SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDY FOR SELLER'S FAILURE TO CLOSE THE SALE OF ANY PARCEL TO BUYER, AND THE TERMINATION OF THE BUYER LEASE, MANAGEMENT AGREEMENT AND OTHER AGREEMENTS, INSTRUMENTS AND/OR DOCUMENTS BY AND BETWEEN SELLER (OR ANY OF ITS AFFILIATES) AND BUYER (OR ANY OF ITS AFFILIATES), IF TERMINATED PURSUANT TO THIS SECTION 8.3, PERTAINING TO ANY SUCH PARCEL SOLD TO A THIRD PARTY, PURSUANT TO THE TERMS AND PROVISIONS OF THIS SECTION 8.3. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT BUYER'S ACTUAL DAMAGES IN THE EVENT OF THE SELLER'S FAILURE TO SELL TO BUYER ANY PARCEL, AND IN THE EVENT OF THE TERMINATION OF THE BUYER LEASE, MANAGEMENT AGREEMENT AND OTHER AGREEMENTS, INSTRUMENTS AND/OR DOCUMENTS BY AND BETWEEN SELLER (OR ANY OF ITS AFFILIATES) AND BUYER (OR ANY OF ITS AFFILIATES), IF TERMINATED PURSUANT TO THIS SECTION 8.3, PERTAINING TO ANY SUCH PARCEL SOLD TO A THIRD PARTY, PURSUANT TO THIS SECTION 8.3 WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE BREAK-UP FEE AND LIQUIDATED DAMAGES SET FORTH ABOVE REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF ANY SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FOREFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO BUYER AS PERMITTED BY APPLICABLE LAWS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, SELLER AND BUYER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY SELLER'S INDEMNITY OBLIGATIONS UNDER SECTION 7.3 OR TO LIMIT OR OTHERWISE IN ANY WAY AFFECT ANY OF BUYER'S RIGHTS OR REMEDIES AGAINST SELLER UNDER ANY BUYER LEASE, MANAGEMENT AGREEMENT OR OTHER AGREEMENT OR INSTRUMENT PERTAINING TO ANY OF THE PARCELS (TO THE EXTENT ACCRUING THEREUNDER PRIOR TO THE TERMINATION OF THE SAME).

         (d) In connection with any such Third-Party Sale, Buyer (and/or its Affiliate that is the tenant of the Parcel that is the subject of such Third-Party Sale) and Seller (where appropriate) shall execute, acknowledge and deliver to one another or, at Seller's direction, to the third-party purchaser of such Parcel, the following instruments and documents:

                  (1) A certificate in favor of the third-party purchaser of the Parcel and Seller, pursuant to which Buyer (on behalf of itself and its Affiliate who leased and operated the Parcel) and its Affiliate who leased and operated the Parcel each represents and warrants to such third-party purchaser and Seller that it has delivered to such third-party purchaser and Seller all of the instruments and documents in the representing party's possession or within its control affecting or relating in any way to the Parcel;

                  (2) With respect to each Retained Site that is sold to a third-party, an amendment to the Buyer Lease and, if applicable, management agreement and other agreements, instruments and/or documents relating thereto, which amendment shall delete all provisions connecting the Parcel that is sold to the other Parcels to the extent such other Parcel(s) are not sold to or acquired by the third-party to whom such Retained Site is sold;

                  (3) With respect to each Non-Retained Site that is sold to a third-party, the following:

                           (i) a termination of the applicable Buyer Lease and any management agreement and other agreements, instruments and/or documents between Seller (or any of its Affiliates) and Buyer (or any of its Affiliates) relating to such Parcel, substantially in the form of EXHIBIT N attached hereto; and

                           (ii) any and all quitclaim deeds, bills of sale and other conveyance documents (PROVIDED THAT, such documents will contain only quitclaim covenants and warranties) reasonably required by Seller in order to transfer and convey to such third-party purchaser any and all right, title and interest of Buyer in and to the Parcel, including, without limitation, all property owned by Buyer or its Affiliate that would be, if owned by Seller, Golf Course Improvements, Golf Course Real Property, Golf Course Tangible Personal Property, Golf Course Intangible Personal Property or Golf Course Contracts hereunder, BUT SPECIFICALLY EXCLUDING the property described on SCHEDULE 8.3(d)(3)(ii) attached hereto (which property shall be retained and continue to be owned by Buyer or its Affiliate(s), as the case may be, from and after the Closing).

         (e) Upon the closing of a Third-Party Sale of a Parcel, Seller and Buyer shall prorate all items of income and expense accruing with respect to such Parcel in accordance with the terms and provisions of SECTION 6.5(b) or
                  SECTION 6.5(c), as applicable, and Seller or Buyer, as the case may be, shall pay to the other the net proration payment required to be paid pursuant to said SECTION 6.5(b) or 6.5(c), as applicable.

         (f) Each Affiliate of Buyer who is a "tenant" under a Buyer Lease has executed the Acknowledgment, Consent and Agreement Page attached hereto for the purposes of evidencing its acknowledgment of and consent to the terms and provisions of this SECTION 8.3 and its agreement to be bound by the terms and provisions of this SECTION 8.3.

         8.4      PROVISIONS RELATING TO BUYER LEASES AND NOTES.

         (a) The following terms and provisions of this SUBSECTION (a) shall apply with respect to the Non-Core Parcels. From and after the Effective Date, and for each calendar month during the term of this Agreement, Buyer (or its Affiliate(s) who is/are the tenant(s) under the Buyer Leases for the Non-Core Parcels) shall be permitted to defer the payment of a portion of the aggregate monthly Base Rent (as defined in the Buyer Leases) due and payable under such Buyer Leases for the Non-Core Parcels and monthly interest payments due and payable under the Notes pertaining to such Non-Core Parcels (although said Base Rent and interest shall continue to accrue during such period of time) in an amount equal the Negative Cash Flow (as defined hereinbelow) of the Non-Core Parcels for such month; PROVIDED THAT, the maximum amount of Base Rent and Note interest payments that may be deferred under the Buyer Leases and Notes hereunder, taken as a whole, shall not exceed, at any time during the term of this Agreement, the sum of Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate. The sum of all Base Rent and Note interest deferred pursuant to the terms and provisions of this SECTION 8.4(a) shall be referred to in this Agreement as the "DEFERRED RENT AND INTEREST". If, prior to the Closing or the termination of this Agreement, as the case may be, any Parcel is sold to a third-party pursuant to a Third-Party Sale, then there shall be credited against the break-up fee otherwise payable by Seller pursuant to SECTION 8.3(c) of this Agreement, any Deferred Rent and Interest then accrued and unpaid, and the amount of Deferred Rent and Interest hereunder shall be proportionately reduced on a dollar-for-dollar basis by the amount thereof credited against Seller's obligation to pay such break-up fee. All Deferred Rent and Interest that has not been previously paid or credited against any break-up fee(s) (as provided in the immediately preceding sentence) shall become immediately due and payable upon the earlier to occur of (i) the Closing and (ii) the termination of this Agreement, and Buyer (or its Affiliates, as the case may be) shall pay to Seller all such Deferred Rent and Interest on the Closing Date or the date of termination of this Agreement, as the case may be. Buyer (and its Affiliates who are tenants under the Buyer Leases) shall provide to Seller, on a monthly basis as of the end of each calendar month during the term of this Agreement, such financial statements (including, without limitation, bank statements, check registers and other such records) regarding the operation of the Non-Core Parcels as the Seller may reasonably require in order to verify any

                  Negative Cash Flow derived from such Non-Core Parcels for such month. As used herein, the term "NEGATIVE CASH FLOW" shall mean, for any month during the term of this Agreement, the amount by which (x) the aggregate Base Rent payable under the Buyer Leases for the Non-Core Parcels for such month, together with the aggregate interest payments payable under the Notes for such month, EXCEED (y) the aggregate EBITDARM (Earnings Before Interest, Taxes, Depreciation, Amortization, Rent and Management Fees), calculated on a cash basis, derived by Buyer (or its Affiliate(s), as the case may be) from the Non-Core Parcels for such month; PROVIDED THAT, if the aggregate EBITDARM, calculated on a cash basis, derived by Buyer (or its Affiliate(s), as the case may be) from the Non-Core Parcels during any month is negative, then subject to the $750,000 cap on Deferred Rent and Interest provided above, all Base Rent and Note interest payable by Buyer under such Buyer Leases and Notes shall be deferred for such month. EBITDARM shall be calculated on a cash basis. The parties hereby acknowledge that Base Rent and interest under the Notes for the Non-Core Parcels are currently payable in arrears, at the end of each calendar month. In order to provide Buyer and its Affiliate(s) with the necessary period of time to calculate the EBITDARM and Negative Cash Flow derived from the Non-Core Parcels for any month, Seller and Buyer hereby agree that, during the term of this Agreement, notwithstanding anything to the contrary stated in the Buyer Leases or Notes for the Non-Core Parcels, subject to the right to defer the payment of Deferred Rent and Interest hereunder, Base Rent and interest under the Notes for the Non-Core Parcels for any calendar month shall be due and payable in arrears on the tenth (10th) calendar day of the immediately succeeding calendar month, and Buyer (and/or its Affiliate(s) under such Buyer Leases) shall be deemed in payment default thereunder, subject to the expiration of all applicable notice and cure periods, if any, if said Base Rent and/or interest are not paid on or prior to such tenth (10th) calendar day, in which event Seller shall have all rights and remedies available to Seller under the applicable documents with respect to such payment default (including, without limitation, the right to default interest, late charges and other such default charges).

         (b) Notwithstanding anything to the contrary stated herein or in the Buyer Leases or Notes, all Base Rent under the Buyer Leases and interest payments under the Notes for any Non-Core Parcel (including, without limitation, any Non-Core Parcel that is also a Terminated Parcel) that is the subject of a Third-Party Sale shall cease to accrue and shall no longer be due and payable to Seller on the earlier of (x) the Third-Party Closing Date for the sale of such Non-Core Parcel and (y) the Closing Date hereunder.

         (c) Notwithstanding anything to the contrary stated herein or in the Buyer Leases, Pledge Agreements, Notes and/or other agreements, instruments or documents between the parties and/or their Affiliates relating to a Parcel (including, without limitation, any Terminated Parcel), if the Closing hereunder occurs, then all Buyer Leases (other than the Buyer Leases for any Retained Sites that have been or are to be sold to a third-party purchaser, which shall survive pursuant to and in accordance with SECTION 8.3(b) of this Agreement), Pledge Agreements, Notes and/or other agreements, instruments or documents between the parties and/or their Affiliates that have not been previously terminated or cancelled pursuant to the terms of this Agreement or otherwise shall automatically terminate and be cancelled (and thereafter be of no further force or effect) at 5:00 p.m. Pacific Time on the thirtieth (30th) calendar day after the Closing Date (the "OUTSIDE LEASE TERMINATION DATE"). The parties shall make all prorations and/or adjustments required to be made upon termination and/or cancellation of such terminated Buyer Leases and/or Notes in accordance with the terms and provisions thereof on and as of such Outside Lease Termination Date, and Buyer shall execute and deliver all documents required to be delivered by Buyer in the event of the closing of a Third-Party Sale of a Non-Retained Site pursuant to SECTION 8.3(d)(3) above. If any of such Non-Retained Sites are, on the Outside Lease Termination Date, the subject of a Third-Party Sale, then on the Outside Lease Termination Date, Seller shall assume the rights and obligations of Buyer (or its Affiliate, as the case may be) under the Transition Agreement, and Seller shall release Buyer (and/or its Affiliate, as the case may be) from all obligations and liabilities of the "Tenant" accruing under the Transition Agreement from and after the Outside Lease Termination Date, and Seller shall indemnify, defend and hold Buyer (and/or its Affiliate, as the case may be) harmless from and against any and all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs) of the "Tenant" accruing under the Transition Agreement from and after the Outside Lease Termination Date. In addition to and/or in lieu of the foregoing, as the case may be, if any such Parcels are, on the Outside Lease Termination Date, the subject of a Third-Party Sale, then all prorations and other transactions required to occur under the Transition Agreement therefor upon the closing of such Third-Party Sale shall occur on the Outside Lease Termination Date as though Seller were the "Purchaser" under such Transition Agreement, and Seller shall assume Buyer's interest as "Tenant" under the Transition Agreement, and such Transition Agreement shall continue in full force and effect between Seller and the "Purchaser" thereunder.

         (d) Provided that no event or circumstance exists that would cause any of the Buyer's Closing Conditions to fail and there exists no alleged breach or default by Seller or Buyer hereunder as of June 1, 2001, and if the Closing hereunder has not previously occurred and this Agreement has not been previously terminated, then from and after (and including) June 1, 2001 the Base Rent (as defined in the Buyer Leases) and interest payments due under the Notes for the Non-Core Parcels (including any Non-Core Parcels that are then Terminated Parcels) shall, from and after June 1, 2001, accrue (and be due and payable in accordance with the Buyer Leases and/or Notes, as the case may be) at the Reduced Rates. Notwithstanding anything to the contrary stated in this
                  SECTION 8.4, if this Agreement expires or is otherwise terminated after June 1, 2001, and the Closing contemplated hereunder fails to occur, then immediately on the first (1st) calendar day following such expiration or termination of this Agreement, the original terms and provisions of the Buyer Leases and Notes for such Non-Core Parcels shall be reinstated, the terms and provisions of this SECTION 8.4(d) shall be of no further force or effect, and the terms and provisions of the Buyer Leases and Notes for the Non-Core Parcels (unamended by this Agreement) shall govern and control the amount of Base Rent and/or interest, as the case may be, accruing thereunder from and after the date of expiration or termination of this Agreement, such that Buyer (or its Affiliate, as the case may be) shall once again pay 100% of the Base Rent and interest payable under such Buyer Leases and Notes for periods accruing from and after the expiration or termination of this Agreement. As used herein, the "REDUCED RATES" for any Non-Core Parcel that is not a Terminated Parcel shall mean an amount equal to the product of (i) fifty percent (50%) MULTIPLIED BY (ii) the Base Rent and interest payments that accrued and became due and payable under the Buyer Leases and/or Notes, as the case may be, immediately prior to June 1, 2001.

         (e) Seller hereby agrees that the capital expenditures and amounts described on SCHEDULE 8.4(e) have been approved by Seller for reimbursement to Buyer or its Affiliates under the Buyer Leases as of the Effective Date. In addition to and not in lieu of any of the foregoing provisions of this SECTION 8.4 above, in lieu of reimbursing such capital expenditure amounts in cash from the Capital Replacement Reserve and Capital Replacement Fund (as such terms are defined in the Buyer Leases), the amounts set forth in SCHEDULE 8.4(e) shall be credited against Buyer's or its Affiliates' rental obligations under the Buyer Leases (in such proportion and order as Buyer may reasonably desire), until there has been credited against said rental obligations an aggregate amount equal to the total amount set forth in SCHEDULE 8.4(e). In the event of the transfer of any Parcel(s) by Seller (whether to Buyer or its Affiliate(s) or to a third-party purchaser), the amounts held in the Capital Replacement Reserve and Capital Replacement Fund shall be treated in accordance with the applicable terms and provisions of the Buyer Leases until any such Parcel(s) is/are transferred to Buyer, its Affiliate(s) or any third-party purchaser, in which event such amounts shall be treated in accordance with the appropriate provisions of
                  SECTION 6.5 hereof (PROVIDED THAT, the parties to such Buyer Lease(s) shall, at the Closing or Third-Party Closing, as the case may be, make any final reconciliation pertaining to the Capital Replacement Reserve and Capital Replacement Fund).

         8.5 COSTS AND ATTORNEYS' FEES. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, arbitration or other form of dispute resolution, then the prevailing party in such litigation, arbitration or other dispute resolution proceeding shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 COMPLETENESS; MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

         9.2 ASSIGNMENTS. Buyer may assign its rights under this Agreement to an Affiliate of Buyer without the consent of Seller; PROVIDED, HOWEVER, that Legends Golf Holding, LLC and the guarantors of this Agreement shall remain liable for all of the duties, obligations and liabilities of the Buyer under this Agreement notwithstanding any such assignment or nomination. In addition to the foregoing, Buyer may collaterally assign this Agreement to Buyer's Lender without the consent of Seller. Buyer may not otherwise assign its interest herein without the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller.

         9.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         9.4 DAYS. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         9.5 GOVERNING LAW. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of South Carolina.

         9.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

         9.7 SEVERABILITY. If any term, covenant or condition of this Agreement, or the application thereof to any Person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other Persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         9.8 COSTS. Regardless of whether Closing occurs under this Agreement, and except as otherwise expressly provided in this Agreement, each party to this Agreement shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers and accountants.

         9.9 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as on the Summary Sheet or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other Persons to receive copies by notifying the other party in a manner described in this SECTION. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

         9.10 INCORPORATION BY REFERENCE. All of the exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof.

         9.11 FURTHER ASSURANCES. Seller and Buyer (for themselves and their respective Affiliates) each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

         9.12 NO PARTNERSHIP. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Seller and Buyer specifically established hereby.

         9.13 GUARANTY. The obligations and liabilities of Buyer under this Agreement are guarantied, jointly and severally, by all of the current owners of all Legends OP Units pursuant to that certain Guaranty of even date herewith.

         IN WITNESS WHEREOF, Seller and Buyer have hereunder affixed their signatures to this Purchase and Sale Agreement, all as of the 14th day of February, 2001.

                                 "BUYER"

                                 LEGENDS GOLF HOLDING, LLC,
                                 A DELAWARE LIMITED LIABILITY COMPANY


                                 By:  /s/ Larry D. Young
                                      Its: Manager


                                 "SELLER"

                                 GOLF TRUST OF AMERICA, L.P., A DELAWARE
                                 LIMITED PARTNERSHIP

                                 By:  GTA GP, Inc., a Maryland corporation,
                                      its sole general partner


                                      By:  /s/ W. Bradley Blair, II
                                           W. Bradley Blair, II
                                           Chief Executive Officer and President

ACCEPTED AND AGREED TO,
FOR PURPOSES OF SECTION 4.7
ONLY, BY:

CONWAY TITLE AGENCY, INC.



By:
   ---------------------------------
Name:
      ------------------------------
Title:
       -----------------------------




                              [ADD SIGNATURE BLOCK]

                      ACKNOWLEDGMENT, CONSENT AND AGREEMENT

         In furtherance of the foregoing terms and provisions of this Agreement, Larry D. Young hereby covenants and agrees to recuse himself from any deliberations of the Board of Directors of the Company regarding or otherwise in connection with (i) the Company's proposed plan of liquidation, and/or (ii) this Agreement or any other document or instrument executed by and between Seller (and/or any of its Affiliates) and Buyer, Larry D. Young and/or any of their respective Affiliates in connection with this Agreement or concurrently herewith and/or any of the transactions contemplated hereby or thereby. Promptly, but in no event later than one (1) business day, after the publication of a press release announcing the plan of liquidation currently contemplated by the Company, Larry D. Young will resign from the Company's Board of Directors.

LARRY D. YOUNG,
an individual


/s/ LARRY D. YOUNG
---------------------------

         With respect to the Parcels leased by such Affiliate, each of the undersigned hereby acknowledges that it has read and understands the terms and provisions of Sections 2.1(a), 4.7, 4.8, 4.10(b), 4.10(d), 8.2 and 8.3 of the
foregoing Agreement, and each of the undersigned hereby consent to the execution of this Agreement by the Buyer and agrees that such undersigned party shall be bound by the terms and provisions of said Sections 2.1(a), 4.7, 4.8, 4.10(b), 4.10(d), 8.2 and 8.3 with respect to the Parcel leased by such entity, and each of the undersigned hereby covenants and agrees to faithfully perform each of the covenants and agreements made and set forth in Sections 2.1(a), 4.7, 4.8, 4.10(b), 4.10(d), 8.2 and 8.3 of this Agreement with respect to the Parcel leased by such entity. Executed as of the date first written above by:

LEGENDS GOLF MANAGEMENT, LLC


By:      /s/ Larry D. Young
         Larry D. Young
         President

HERITAGE GOLF MANAGEMENT, LLC


By:      /s/ Larry D. Young
         Larry D. Young
         President

OYSTER BAY GOLF MANAGEMENT, LLC


By: /s/ Larry D. Young
        Larry D. Young
        President

VIRGINIA LEGENDS GOLF MANAGEMENT, LLC


By: /s/ Larry D. Young
        Larry D. Young
        Manager

LEGENDS NATIONAL GOLF MANAGEMENT, LLC


By: /s/ Larry D. Young
        Larry D. Young
        President

LEGENDS AT BONAVENTURE, INC.
(FORMERLY EMERALD DUNES - BONAVENTURE, INC.)


By: /s/ Larry D. Young
        Larry D. Young
        President

         Each of the undersigned hereby acknowledges that it has read and understands the terms and provisions of Section 4.10(e) of the foregoing Agreement, and each of the undersigned hereby agrees that such undersigned party shall be bound by the terms and provisions of said Section 4.10(e). Executed as of the date first written above by:

GTA GP, INC.,
a Maryland corporation


By:      /s/ W. Bradley Blair, II
         W. Bradley Blair, II
         Chief Executive Officer and President

GOLF TRUST OF AMERICA, INC.,
a Maryland corporation


By:      /s/ W. Bradley Blair, II
         W. Bradley Blair, II
         Chief Executive Officer and President

                                 SCHEDULE 1.1(v)

                                DISPUTED MATTERS

                                   [Attached]

                                SCHEDULE 1.1 (v)

                 SCHEDULE 1.1(v) TO PURCHASE AND SALE AGREEMENT
        LEGENDS GOLF COURSE PURCHASE FROM GOLF TRUST OF AMERICA 14 FEB 01
       SUMMARY OF LEGENDS DISPUTED ITEMS WITH GOLF TRUST OF AMERICA, INC.



                                               Legends                                                  Persimmon
           Description                          Group       Bonaventure    Black Bear     Silverthorn     Ridge          Total
-----------------------------------           ---------     -----------    ----------     -----------   ---------     -----------
Percentage Rents - 1999 (including
   interest & late fees)
Heritage Club                                $40,624.80         --            --             --            --         $ 40,624.80
Legends Golf                                  56,860.08         --            --             --            --           56,860.08
                                             ----------      ----------    ----------      ---------    ----------    -----------
                                              97,484.88         --            --             --            --           97,484.88
                                             ----------      ----------    ----------      ---------    ----------    -----------

Late Fees:
June                                               --              --        2,925.38        --            --            2,925.38
July                                               --              --        2,976.91       2,823.06       --            5,799.97
August                                             --          1,500.00      2,940.84       2,788.85       --            7,229.69
September                                          --         16,446.64      2,786.08       2,642.09      3,806.87      25,681.68
                                             ----------      ----------    ----------      ---------    ----------    -----------

                                                   --         17,946.64     11,629.21       8,254.00      3,806.87      41,636.72
                                             ----------      ----------    ----------      ---------    ----------    -----------


Miscellaneous (Lessee Association Dues)            --            240.68         65.76          87.50        525.04         918.98
                                             ----------      ----------    ----------      ---------    ----------    -----------

     Total Disputed Amounts                  $97,484.88      $18,187.32    $11,694.97      $8,341.50    $ 4,331.91    $140,040.58
                                             ==========      ==========    ==========      =========    ==========    ===========



Quarterly accounting fees paid by Legends on behalf of GTA (See Lease)                                                  62,224.00
                                                                                                                      ===========




                   BDO SEIDMAN - COST OF QUARTERLY 10Q REVIEWS


            DATE                   INVOICE #                                    $                 DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
                     8/25/00                         294823                 11,953.00      Review - Second Quarter 2000
                     6/25/99                         274647                 11,600.00      Review - First Quarter 2000
                    11/15/99      11-104-106                                 2,805.00      Review - Third Quarter 1999
                    11/22/99      12-104-108                                 1,400.00      Review - Third Quarter 1999
                     9/23/99                         175650                  2,760.00      Review - Second Quarter 1999
                     6/15/99      06-104-980                                 1,375.00      Review - First Quarter 1999
                     6/08/98      06-104-907                                 2,350.00      Review - First Quarter 1998
                     9/16/98      09-104-932                                 2.098.00      Review - Second Quarter 1998
                                  ESTIMATE*                                  4,850.00      Review - Third Quarter 1998
                    12/17/97      12-104-827                                 4,850.00      Review - Third Quarter 1997
                     9/23/97      09-104-774                                 3,600.00      Review - Second Quarter 1997
                     6/11/97      06-104-750                                 8.983.00      Review - First quarter 1997
                                                                             3,600.00      ESTIMATED EXPENSES**
                                                                           ----------
                                                                           $62,224.00
                                                                           ----------


----------------------------
*  Third quarter 98 invoice couldn't be found
** Expenses on invoices included expenses related to other fees. Estimated $300/Qtr.

                                SCHEDULE 1.1(bbb)

                         ADDITIONAL PERMITTED EXCEPTIONS

The final form of the below agreements listed as additional permitted exceptions shall be subject to Buyer's approval prior to execution thereof.

Release Agreement to be entered into by and among Delmarva Properties, Inc., a Virginia corporation, Stonehouse, Inc., a Virginia corporation, Chesapeake Forest Products Company, a Virginia corporation, Golf Trust of America, L.P., a Delaware limited partnership, Larry D. Young, Stonehouse Limited Liability Company, a Virginia limited liability company and Stonehouse Development Company, L.L.C., a Virginia limited liability company.

Mutual Development Agreement to be entered into by and between Stonehouse Development Company, LLC, a Virginia limited liability company and Golf Trust of America, L.P., a Delaware limited partnership.

Third Amendment to Declaration of Covenants, Restrictions, Rights, Affirmative Obligations and Conditions to be entered into by and between Stonehouse Development Company, LLC, a Virginia limited liability company and Golf Trust of America, L.P., a Delaware limited partnership.

                                SCHEDULE 1.1(rrr)

                        SELLER'S ORGANIZATIONAL DOCUMENTS

                      LIST OF GTA ORGANIZATIONAL DOCUMENTS

GOLF TRUST OF AMERICA, INC., A MARYLAND CORPORATION (THE "COMPANY")

Articles of Amendment and Restatement of the Company, as filed with the State Department of Assessments and Taxation of Maryland on January 31, 1997.

Articles of Amendment of the Company, as filed with the State Department of Assessments and Taxation of Maryland on June 9, 1998.

Articles Supplementary of the Company relating to the Series A Preferred Stock, as filed with the State Department of Assessments and Taxation of the State of Maryland on April 2, 1999.

Articles Supplementary of the Company relating to the Series B Junior Participating Preferred Stock, as filed with the State Department of Assessments and Taxation of the State of Maryland on August 27, 1999.

Bylaws of the Company, as amended by the Board of Directors on February 16, 1998.

Form of Share Certificate for the Common Stock.

Form of Share Certificate for the Series A Preferred Stock.

Shareholder Rights Agreement, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, dated August 24, 1999.


GOLF TRUST OF AMERICA, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "OPERATING PARTNERSHIP")

First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Golf Trust of America, L.P. (the "Operating Partnership"), dated February 12, 1997.

First Amendment to the Partnership Agreement, dated as of February 1, 1998.

Exhibit A to the Partnership Agreement (Schedule of Partnership Interests), attached as an exhibit to the Company's November 14, 2000 quarterly report on Form 10-Q.

Designation of Class B Common OP Units of the Operating Partnership, dated February 1, 1998 (included within the First Amendment to the Partnership Agreement).

Designation of Series A Preferred OP Units of the Operating Partnership, dated April 2, 1999.

Designation of Series B Preferred OP Units of the Operating Partnership, dated May 11, 1999.

Designation of Series C Preferred OP Units of the Operating Partnership, dated July 28, 1999.

GTA GP, INC., A MARYLAND CORPORATION

Articles of Incorporation, as filed with the State Department of Assessments and Taxation of Maryland on January 29, 1997

Amended and Restated Bylaws, adopted December 2, 1999.

GTA LP, INC.

Articles of Incorporation, as filed with the State Department of Assessments and Taxation of Maryland on January 29, 1997

Amended and Restated Bylaws, adopted December 2, 1999.

                                 SCHEDULE 2.2(c)

                             DUE DILIGENCE DOCUMENTS

Any and all documents reasonably requested by Buyer, provided that such documents are in Seller's possession and pertain to the Non-Core Parcels.

                                  SCHEDULE 3.8

                           SCHEDULE OF OTHER CONTRACTS




GOLF COURSE                    CONTRACT
-------------------------------------------------------------------------------------------------------------
The Legends                    n/a
-------------------------------------------------------------------------------------------------------------
Heritage Club                  n/a
-------------------------------------------------------------------------------------------------------------
Oyster Bay                     Quitclaim Deed in favor of Ronald McGurn,
                               recorded in the Public Registry of Brunswick
                               County at Book 1345, Page 470.
-------------------------------------------------------------------------------------------------------------
Royal New Kent                 Deed, dated March 10, 1995 by and between
                               Chesapeake Forest Products Company and
                               Legends of Virginia, LC ("LEGENDS VIRGINIA"),
                               recorded in the Clerk's Office of the Circuit
                               Court of New Kent County, Virginia on March 14,
                               1995 at Book 215, Page 392.
-------------------------------------------------------------------------------------------------------------
                               Right of Way Agreement, dated May 10, 1995 by and
                               between Legends Virginia and Virginia Electric
                               and Power Company, recorded in the Clerk's Office
                               of the Circuit Court of New Kent County, Virginia
                               on June 1, 1995 at Book 217, Page 811.
-------------------------------------------------------------------------------------------------------------
                               Right of Way Agreement, dated June 20, 1995 by
                               and between Legends Virginia and Virginia
                               Electric and Power Company, recorded in the
                               Clerk's Office of the Circuit Court of New Kent
                               County, Virginia on July 20, 1995, at Book 219,
                               Page 298.
-------------------------------------------------------------------------------------------------------------
Stonehouse                     Refer to Schedule 1.1(bbb)
-------------------------------------------------------------------------------------------------------------
Black Bear                     Exclusive Agreement for Irrigation Water and
                               Grant of Easement, dated March 15, 2000 by and
                               between Upson Downs Limited Partnership and GTA.
-------------------------------------------------------------------------------------------------------------
                               Surface Water Agreement, dated August __, 1998 by
                               and between GTA and Clarmart II Limited
                               Partnership, recorded with the Clerk of Lake
                               County, Florida at Book 1652, Page 363, as
                               Instrument No. 98-78427
-------------------------------------------------------------------------------------------------------------
                               Agreement Establishing Occupational Lines
                               Consistent with Title Ownership and Establishing
                               an Easement dated June __, 1998 by and between
                               GTA and Clarmart II Limited Partnership, recorded
                               with the Clerk of Lake County, Florida, on
                               October 14, 1998 at Book 1652, Page 338, as
                               Instrument No. 98-78423.
-------------------------------------------------------------------------------------------------------------
                               Easement for Golf Play and Maintenance, dated
                               September 2, 1998 by and between Clarmart II
                               Limited Partnership and GTA, recorded with the
                               Clerk of Lake County, Florida on October 14, 1998
                               at Book 1652, Page 353, as Instrument No.
                               98-78425.
-------------------------------------------------------------------------------------------------------------
                               Easement made by Black Bear Golf Club, Ltd. for the
                               benefit of GTA, recorded on November 25, 1997 with the
                               Clerk of Lake County, Florida, at Book 1652,
                               Page 355, as Instrument No. 97-80989.
-------------------------------------------------------------------------------------------------------------
                               Easement for Utilities, dated June __, 1998 by
                               and between GTA and Clarmart II Limited
                               Partnership, recorded on October 14, 1998, with
                               the Clerk of Lake County, Florida, at Book 1652,




GOLF COURSE                    CONTRACT
-------------------------------------------------------------------------------------------------------------
                               Page 351, as Instrument No. 98-78424.
-------------------------------------------------------------------------------------------------------------
                               Document Referenced at Book 1547, Page 1242 of the
                               Official Records
-------------------------------------------------------------------------------------------------------------
                               Assignment of Easements by Sarvan, Inc. for the benefit of GTA.
-------------------------------------------------------------------------------------------------------------
Persimmon Ridge                Deed of Conveyance dated November 4, 1999 by and among
                               Golf Trust of America, L.P. ("GTA"), Michael L. Lausman
                               and Lana B. Lausman, recorded on November 9, 1999 with
                               Shelby County, Kentucky, at Book D376, Page 478, as
                               Document No. 163936.
-------------------------------------------------------------------------------------------------------------
                               Deed dated July 30, 1999 by and between Persimmon Ridge
                               Golf Course, Inc. and GTA, recorded on December 15, 1999
                               with Shelby County, Kentucky at Book D377, Page 405, as
                               Document No. 164666.
-------------------------------------------------------------------------------------------------------------
Silverthorn                    n/a
-------------------------------------------------------------------------------------------------------------
Tiburon                        Permanent Sewage Pumping Station Easement - SID
                               192 dated August 3, 2000 by and between GTA and
                               Sanitary and Improvement District No. 192 of
                               Sarpy County, Nebraska ("SID 192"), recorded in
                               the Sarpy County Register of Deeds ("SARPY
                               REGISTER") on August 15, 2000, as Instrument No.
                               2000-20238.
-------------------------------------------------------------------------------------------------------------
                               Permanent Storm Sewer Easement - SID 192 dated
                               August 3, 2000 by and between GTA and SID 192,
                               recorded in the Sarpy Register on August 15,
                               2000, as Instrument No. 2000-20237.
-------------------------------------------------------------------------------------------------------------
                               Permanent Storm Sewer Easement Number 7 dated
                               August 3, 2000 by and between GTA and Sanitary
                               and Improvement District No. 158 of Sarpy County,
                               Nebraska ("SID 158"), recorded in the Sarpy
                               Register on August 15, 2000 as Instrument No.
                               2000-20236.
-------------------------------------------------------------------------------------------------------------
                               Permanent Storm Sewer Easement Number 6 dated
                               August 3, 2000 by and between GTA and SID 158,
                               recorded in the Sarpy Register on August 15, 2000
                               as Instrument No. 2000-20235.
-------------------------------------------------------------------------------------------------------------
                               Permanent Storm Sewer Easement Number 5 dated
                               August 3, 2000 by and between GTA and SID 158,
                               recorded in the Sarpy Register on August 15, 2000
                               as Instrument No. 2000-20234.
-------------------------------------------------------------------------------------------------------------
                               Permanent Storm Sewer Easement Number 4 dated
                               August 3, 2000 by and between GTA and SID 158, recorded
                               in the Sarpy Register on August 15, 2000
                               as Instrument No. 2000-20233
-------------------------------------------------------------------------------------------------------------
                               Permanent Storm Sewer Easement Number 3 dated
                               August 3, 2000 by and between GTA and SID 158, recorded
                               in the Sarpy Register on August 15, 2000
                               as Instrument No. 2000-20232
-------------------------------------------------------------------------------------------------------------
                               Permanent Storm Sewer Easement Number 1 dated
                               August 3, 2000 by and between GTA and SID 158, recorded
                               in the Sarpy Register on August 15, 2000
                               as Instrument No. 2000-20231
-------------------------------------------------------------------------------------------------------------
                               Permanent Water Line Easement dated August 3, 2000
                               by and between GTA and SID 158, recorded in the Sarpy
                               Register on August 15, 2000 as Instrument No. 2000-20230
-------------------------------------------------------------------------------------------------------------




GOLF COURSE                    CONTRACT
-------------------------------------------------------------------------------------------------------------
                               Permanent Well Site Access Easement dated
                               August 3, 2000 by and between GTA and SID 158, recorded
                               in the Sarpy Register on August 15, 2000 as
                               Instrument No. 2000-20229
-------------------------------------------------------------------------------------------------------------
                               Permanent Utility Access Easement dated August 3,
                               2000 by and between GTA and SID 158, recorded in
                               the Sarpy Register on August 15, 2000 as
                               Instrument No. 2000-20228.
-------------------------------------------------------------------------------------------------------------
                               Permanent Sanitary Sewer and Water Line Easement
                               Number 4 dated August 3, 2000 by and between GTA
                               and SID 158, recorded in the Sarpy Register on
                               August 15, 2000 as Instrument No. 2000-20227
-------------------------------------------------------------------------------------------------------------
                               Permanent Sanitary Sewer and Water Line Easement
                               Number 3dated August 3, 2000 by and between GTA
                               and SID 158, recorded in the Sarpy Register on
                               August 15, 2000 as Instrument No. 2000-20226
-------------------------------------------------------------------------------------------------------------
                               Permanent Sanitary Sewer and Water Line Easement
                               Number 2 dated August 3, 2000 by and between GTA
                               and SID 158, recorded in the Sarpy Register on
                               August 15, 2000 as Instrument No. 2000-20225
-------------------------------------------------------------------------------------------------------------
                               Permanent Sanitary Sewer and Water Line Easement
                               Number 1 dated August 3, 2000 by and between GTA
                               and SID 158, recorded in the Sarpy Register on
                               August 15, 2000 as Instrument No. 2000-20224
-------------------------------------------------------------------------------------------------------------
                               Permanent Sanitary Sewer Force Main Easement dated
                               August 3, 2000 by and between GTA and SID 158, recorded
                               in the Sarpy Register on August 15, 2000 as Instrument
                               No. 2000-20223
-------------------------------------------------------------------------------------------------------------
                               Permanent Sanitary Sewer Easement Number 2 dated
                               August 3, 2000 by and between GTA and SID 158, recorded
                               in the Sarpy Register on August 15, 2000 as Instrument
                               No. 2000-20222
-------------------------------------------------------------------------------------------------------------
                               Permanent Sanitary Sewer Easement Number 1 dated
                               August 3, 2000 by and between GTA and SID 158, recorded
                               in the Sarpy Register on August 15, 2000 as Instrument
                               No. 2000-20221
-------------------------------------------------------------------------------------------------------------
                               Permanent Sewage Pumping Station Easement Number 2
                               dated August 3, 2000 by and between GTA and SID 158,
                               recorded in the Sarpy Register on August 15, 2000 as
                               Instrument No. 2000-20220
-------------------------------------------------------------------------------------------------------------
                               Permanent Sewage Pumping Station Easement Number 1
                               dated ___________, 2000 by and between GTA and SID 158,
                               recorded in the Sarpy Register on August 15, 2000 as
                               Instrument No. 2000-20219
-------------------------------------------------------------------------------------------------------------
                               Utility Easement for Sanitary Sewer Outfall Line
                               dated August 3, 2000 by and between GTA and SID 158,
                               recorded in the Sarpy Register on August 28, 2000 as
                               Instrument No. 2000-21368
-------------------------------------------------------------------------------------------------------------
                               Well Registration No. G-079907
-------------------------------------------------------------------------------------------------------------
                               Well Registration No. G-106352
-------------------------------------------------------------------------------------------------------------



GOLF COURSE                    CONTRACT
-------------------------------------------------------------------------------------------------------------
Bonaventure                    Declaration of Covenant Running with the Land,
                               dated February 28, 1975, recorded in the Official
                               Records of Broward County, Florida at Book 125,
                               Page 173, as Instrument No. 75-36519
-------------------------------------------------------------------------------------------------------------
                               Environmental Assessment and Remediation License
                               No. 531, FDEP ID No. 068838507.
-------------------------------------------------------------------------------------------------------------
                               Easement dated March __, 1999, made by GTA for
                               the benefit of Florida Power & Light Company,
                               recorded on June 10, 1999 with the Deputy Clerk
                               of Broward County, Florida at Book 29539, Page
                               0810, as Instrument No. 99318605.
-------------------------------------------------------------------------------------------------------------



The itemization of the foregoing documents shall not impair any of Buyer's rights to object to any of such documents that affect or relate to the Non-Core Parcels (such documents being hereinafter referred to as the "NON-CORE PARCELS DOCUMENTS") pursuant to SECTION 2.2 of this Agreement, it being acknowledged and agreed that Buyer may continue to review such Non-Core Parcels Documents during the Non-Core Parcels Due Diligence Period, and have all of its rights and remedies to the extent applicable thereto in accordance with the terms of this Agreement.

                             SCHEDULE 8.3(d)(3)(iii)

                       THIRD-PARTY SALE EXCLUDED PROPERTY


BONAVENTURE

John Deere Rubber Tire Backhoe 300D
AgriMetal Fairway Blower
Landpride Box Blade
Tracker #2 Model 501
2003 Pulser Fault Finder

SILVERTHORN

Terra Topper Topdresser
Toro Greens Spiker

TIBURON

None

STONEHOUSE

Hutch in Restaurant
Butcher Block
Picture in Reception Office
Additional Items listed in Table below

ROYAL NEW KENT

2 Chairs in Pro Shop Office
2 Pictures in Hall Pro Shop
Church Bench
Pictures in Men's Room
Table In Ladies Room
3 Lamps
Pictures in Foyer
2 Chests in Foyer
Small Pictures in Hall to Restaurant
Pheasants
Picture in Conference Room
Bar in Conference Room
Picture over Mantle
All Pictures in Restaurant
Additional Items listed in Table below

BLACK BEAR

None

LEGENDS

Antique Credenza in conference room
Numerous golf paintings

HERITAGE

Antique office furniture - Map cabinet & desk
Antique Dining room table, chairs, & credenza in conference room

OYSTER BAY

None

Golf Course                Item No.       Description
------------------------------------------------------------------------------------
Stonehouse                   273            Safe....to Legends
------------------------------------------------------------------------------------
Stonehouse                   246            Mower-front @ Legends
------------------------------------------------------------------------------------
Stonehouse                   242            Tractor
------------------------------------------------------------------------------------
Stonehouse                   207            Welder
------------------------------------------------------------------------------------
Stonehouse                   197            Scarifier
------------------------------------------------------------------------------------
Stonehouse                   196            Angle Blade
------------------------------------------------------------------------------------
Stonehouse                   195            Straw Blower
------------------------------------------------------------------------------------
Stonehouse                   194            Tractor
------------------------------------------------------------------------------------
Stonehouse                   190            Chipper
------------------------------------------------------------------------------------
Stonehouse                   189            Tractor
------------------------------------------------------------------------------------
Stonehouse                   188            Stump Grinder
------------------------------------------------------------------------------------
Stonehouse                   187            Box Blade
------------------------------------------------------------------------------------
Stonehouse                   186            Tractor
------------------------------------------------------------------------------------
Stonehouse                   185            Trencher
------------------------------------------------------------------------------------
Stonehouse                   182            Front Loader
------------------------------------------------------------------------------------
Stonehouse                   179            Trailer
------------------------------------------------------------------------------------
Stonehouse                   177            Trailer
------------------------------------------------------------------------------------
Royal New Kent               257            Tractor
------------------------------------------------------------------------------------
Royal New Kent               256            Tractor
------------------------------------------------------------------------------------
Royal New Kent               255            Tractor
------------------------------------------------------------------------------------
Royal New Kent               254            Seeder
------------------------------------------------------------------------------------
Royal New Kent               212            Loader
------------------------------------------------------------------------------------
Royal New Kent               207            Tractor
------------------------------------------------------------------------------------
Royal New Kent               206            Spreader
------------------------------------------------------------------------------------
Royal New Kent               195            Compactor
------------------------------------------------------------------------------------
Royal New Kent               194            Compactor
------------------------------------------------------------------------------------
Stonehouse                   193            Rake
------------------------------------------------------------------------------------

Golf Course                Item No.       Description
------------------------------------------------------------------------------------
Stonehouse                   200            Grill-Gas
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Royal New Kent               240            Sprayer
------------------------------------------------------------------------------------
Royal New Kent               239            Table Saw
------------------------------------------------------------------------------------
Stonehouse                   138            Armoire
------------------------------------------------------------------------------------
Royal New Kent                             (2) Chairs in recept. Office
------------------------------------------------------------------------------------



(The foregoing subject to update to time of Closing or Third Party Closing, as applicable)

                                 SCHEDULE 8.4(e)

                                   SCHEDULE OF
                          APPROVED CAPITAL EXPENDITURES



Oyster Bay                          $131,690.00
Heritage                             $89,052.00
Legends                              $88,650.00
Virginia                            $403,819.00
--------------------           ----------------
Total                               $713,211.00


                                    EXHIBIT A

                                    THE LAND

The real property described in the attached legal descriptions, together with any easements of record appurtenant thereto, to the extent the Title Company agrees to insure such record easements at Closing; provided, however, that the foregoing shall not be deemed to impose any obligation on Seller or Buyer to satisfy any requirements imposed by Title Company as conditions to insuring such record easements.

                                    EXHIBIT B

                    DESCRIPTION OF TANGIBLE PERSONAL PROPERTY

                                   [ATTACHED]

                                    EXHIBIT C

                   DESCRIPTION OF INTANGIBLE PERSONAL PROPERTY

Any and all of Seller's right, title and interest in and to any and all Intangible Personal Property (as defined in the Agreement), excluding any and all trademarks, copyrights or tradenames including the words "GTA" or "Golf Trust of America".

                                    EXHIBIT D

                              SCHEDULE OF CONTRACTS

                              Same as Schedule 3.8

                                    EXHIBIT E

                        BILL OF SALE - PERSONAL PROPERTY



         WHEREAS, by special warranty deed of even date herewith, GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("SELLER"), whose mailing address is 14 N. Adger's Wharf, Charleston, South Carolina 29401, conveyed to _____________________________, a ____________________ ("BUYER"), whose mailing address is _________________________, that certain tract of land more particularly described in SCHEDULE 1 attached hereto as a part hereof, together with all improvements located thereon (the "REAL PROPERTY").

         WHEREAS, in connection with the above described conveyance, Seller desires to transfer and convey to Buyer certain items of tangible personal property and fixtures with respect to such Real Property and certain items of intangible personal property related thereto, as provided in the Purchase and Sale Agreement dated February ___, 2001, (the "AGREEMENT"), including, without limitation, the items hereinafter described.

         NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00), and for other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has, without representation or warranty, except as expressly set forth herein and in the Agreement, and GRANTED, CONVEYED, CONTRIBUTED, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, CONTRIBUTE, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, all items of tangible personal property and fixtures (if any) owned by Seller, if any, including, but not limited to, inventory, machinery, equipment, furniture, furnishings, movable walls or partitions, phone, utility, electrical, mechanical, HVAC, plumbing, refrigeration, security and other control systems, restaurant equipment, computers or trade fixtures, golf carts, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, antiques or other decorations, and equipment or machinery of every kind or nature located on or used in the operation of the Real Property, whether on or off-site, including all warranties and guaranties associated therewith, if any, (the "TANGIBLE PERSONAL PROPERTY"), including, without limitation, the personal property described in SCHEDULE 2 attached hereto and all intangible personal property owned or possessed by Seller and used in connection with the construction, ownership, operation, leasing or maintenance of the Real Property or the Tangible Personal Property, if any, all goodwill attributed to the Real Property, if any, and any and all trademarks, copyrights, tradenames, guarantees, Authorizations (as defined in the Agreement), general intangibles, business records, plans and specifications, surveys and title insurance policies pertaining to the Real Property, if any, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing or maintenance of the Real Property, if any, any unpaid award for taking by condemnation or any damage to the Real Property or Tangible Personal Property, if any, excluding any of the aforesaid rights that Buyer elects not to acquire as described on SCHEDULE 3 attached hereto (collectively, the "INTANGIBLE PERSONAL PROPERTY"), and includes the Contracts (as defined in the Agreement).

         TO HAVE AND TO HOLD the Tangible Personal Property and Intangible Personal Property with all appurtenances thereto and the Contracts unto Buyer, its successors and assigns forever.



         EXECUTED this ____ day of ____________________, 2001.

                                  Seller:

                                  GOLF TRUST OF AMERICA, L.P., A DELAWARE
                                  LIMITED PARTNERSHIP

                                  By:   GTA GP, Inc., a Maryland corporation,
                                        its sole general partner


                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                                   SCHEDULE 1

                             DESCRIPTION OF PROPERTY





















                                      1-1

                                   SCHEDULE 2

                        DESCRIPTION OF PERSONAL PROPERTY

















                                      2-1

                                    EXHIBIT F

                           DESCRIPTION OF BUYER LEASES


1. Lease dated as of February 12, 1997, by and between Seller, as landlord, and Legends Golf Management, LLC, as tenant.

2. Lease dated as of February 12, 1997, by and between Seller, as landlord, and Heritage Golf Management, LLC, as tenant.

3. Lease dated as of February 12, 1997, by and between Seller, as landlord, and Oyster Bay Golf Management, LLC, as tenant.

4. Lease dated as of February 12, 1997, by and between Seller, as landlord, and Virginia Legends Golf Management, LLC, as tenant, pertaining to Royal New Kent.

5. Lease dated as of February 12, 1997, by and between Seller, as landlord, and Virginia Legends Golf Management, LLC, as tenant, pertaining to Stonehouse Golf Club.

6. Lease dated as of November 25, 1997, by and between Seller, as landlord, and Granite Subsidiary, Inc., as tenant, as amended by that certain First Amendment to Lease dated as of February 16, 1999, by and between Seller, as landlord, and Granite Subsidiary, Inc., as tenant, and as assigned and further amended by that certain Assignment and Assumption of and Second Amendment to Lease Agreement dated as of August 25, 1999, by and among Seller, as landlord, Granite Subsidiary, Inc., as former tenant, and Legends National Golf Management, LLC, as tenant.

7. Lease dated as of January 1, 1998, by and between Seller, as landlord, and Emerald Dunes - Bonaventure, Inc., as tenant, as amended by that certain First Amendment to Lease Agreement dated as of October 1, 1998, by and between Seller, as landlord, and Emerald Dunes - Bonaventure, Inc., as tenant, and as further amended by that certain Second Amendment to Lease Agreement dated as of March 22, 1999, by and between Seller, as landlord, and Emerald Dunes - Bonaventure, Inc., as tenant, and as further amended by that certain Third Amendment to Lease Agreement dated as of July 1, 1999, by and between Seller, as landlord, and Legends at Bonaventure, Inc. (formerly Emerald Dunes - Bonaventure, Inc.), as tenant, and as further amended by that certain Fourth Amendment to Lease Agreement dated as of December 31, 1999, by and between Seller, as landlord, and Legends at Bonaventure, Inc. (formerly Emerald Dunes - Bonaventure, Inc.), as tenant.

8. Lease dated as of March 9, 1998, by and between Seller, as landlord, and Granite Ridge, Inc., as tenant, as amended by that certain First Amendment to Lease dated as of February 16, 1999, by and between Seller, as landlord, and Granite Ridge, Inc., as tenant, and as assigned and further amended by that certain Assignment and Assumption of and Second Amendment to Lease Agreement dated as of August 25, 1999, by and among

     Seller, as landlord, Granite Ridge, Inc., as former tenant, and Legends National Golf Management, LLC, as tenant.

9. Lease dated as of June 18, 1998, by and between Seller, as landlord, and Granite Silverthorn, Inc., as tenant, as amended by that certain First Amendment to Lease dated as of February 16, 1999, by and between Seller, as landlord, and Granite Silverthorn, Inc., as tenant, and as assigned and further amended by that certain Assignment and Assumption of and Second Amendment to Lease Agreement dated as of August 25, 1999, by and among Seller, as landlord, Granite Silverthorn, Inc., as former tenant, and Legends National Golf Management, LLC, as tenant.

10. Lease dated as of August 18, 1997, by and between Seller, as landlord, and Granite Tiburon, Inc., as tenant, as amended by that certain First Amendment to Lease dated as of August 24, 1998, by and between Seller, as landlord, and Granite Tiburon, Inc., as tenant, and as further amended by that certain Second Amendment to Lease dated as of February 16, 1999, by and between Seller, as landlord, and Granite Tiburon, Inc., as tenant, and as assigned and further amended by that certain Assignment and Assumption of and Third Amendment to Lease Agreement dated as of August 25, 1999, by and among Seller, as landlord, Granite Tiburon, Inc., as former tenant, and Legends National Golf Management, LLC, as tenant.

                                    EXHIBIT G

                                      DEED


RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:


_________________________________
_________________________________
_________________________________
_________________________________
Attention:  _____________________




MAIL TAX STATEMENTS TO:

_________________________________
_________________________________
_________________________________
_________________________________
Attention:  _____________________



---------------------------------------------------------------------------

                              SPECIAL WARRANTY DEED


                  FOR A VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("GRANTOR"), hereby GRANTS, BARGAINS, SELLS AND CONVEYS to _________________, a ______________ ("GRANTEE"), that certain real property located in the County of ___________, State of __________ and more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference (the "LAND"), together with the driving ranges, putting greens, clubhouse facilities, snack bars, restaurants, pro shops, buildings, structures, parking lots, landscaping, fixtures and other improvements located thereon (the "IMPROVEMENTS"), and all rights, privileges, easements and appurtenances of Grantor appertaining to the Land and/or the Improvements including, without limitation, all right, title and interest of Grantor in and to all riparian mineral and water rights and all easements, roads, streets, avenues, rights-of-way, reservations and other appurtenances used or connected with the beneficial use and enjoyment of the Land and/or the Improvements (the Land, the Improvements and all such rights, privileges, easements and appurtenances being referred to herein collectively as the "PROPERTY"); subject only to those certain matters set forth on EXHIBIT B attached hereto and incorporated herein by this reference; and the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions described on EXHIBIT B attached hereto.

It is expressly understood and agreed that each of the provisions set forth below shall apply with respect to the conveyance of the Property from Grantor to
Grantee:

         (a) GRANTOR DISCLAIMER. Other than as specifically set forth in that certain Purchase Agreement dated as of February __, 2001 (the "EFFECTIVE DATE"), by and between Grantor and Legends Golf Holding, LLC (the "PURCHASE AGREEMENT"), to which reference is made for all capitalized terms not otherwise defined herein, and the special warranties made herein by virtue of the delivery by Grantor of this Special Warranty Deed, Grantor, GTA GP (its general partner), Golf Trust of America, Inc., a Maryland corporation (the "COMPANY") and each and every other Affiliate of Grantor, each hereby disclaims the making of any representations or warranties, express or implied, regarding the condition of the Property (or any part thereof), including, without limitation, the physical condition of the Property (or any part thereof), pest control, soil conditions, hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use or zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property (or any part thereof). Grantee moreover acknowledges that (i) Grantee is a sophisticated investor, knowledgeable and experienced in the financial and business risks attendant to an investment in real property (and golf courses in particular) and capable of evaluating the merits and risks of entering into the Purchase Agreement, accepting this Special Warranty Deed, and acquiring the Property, (ii) except with respect to the representations and warranties expressly contained in the Purchase Agreement, and the special warranties made by Grantor by virtue of the delivery of this Special Warranty Deed, Grantee is acquiring the Property in reliance upon its previous ownership, leasing and management of the Property and its own (or its experts') investigation of the physical, environmental, economic, and legal condition of the Property (and each part thereof), including, without limitation, the mechanical, electrical, HVAC, life support, fire safety, fire control and other systems, and all documents relating to the leasing, management and operation of the Property, the compliance of the Property with all Authorizations and other governmental laws, rules and regulations and the operation of the Property, (iii) Grantee has not relied upon any representation or warranty, other than as expressly set forth in the Purchase Agreement and the special warranties made by Grantor by virtue of the delivery of this Special Warranty Deed, made by Grantor, GTA GP, the Company or any of their respective Affiliates or anyone acting or claiming to act on any such Person's behalf concerning the Property, and (iv) except with respect to the representations and warranties of Grantor expressly set forth in the Purchase Agreement and the special warranties made by Grantor by virtue of the delivery of this Special Warranty Deed, Grantee has not relied on, or been induced to enter into the Purchase Agreement or acquire the Property by, any duty, obligation or responsibility on the part of Grantor, GTA GP, the Company or any of their respective Affiliates to disclose any fact or circumstance relating to the Property. Grantee further acknowledges that it has not received from Grantor, GTA GP, the Company or any of their respective Affiliates any accounting, tax, legal, securities, architectural, engineering, property management or other advice with respect to this transaction and is relying upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Except as otherwise expressly set forth in the Purchase Agreement and this Special Warranty Deed, Grantee understands and agrees that Grantor is conveying the Property to Grantee in its "AS IS-WHERE IS" condition as of the date hereof, and, except as otherwise provided in paragraph (c) below with respect to fraud claims, assume(s) the risk that adverse physical, environmental, economic or legal conditions may not have been revealed to Grantee. Except with respect to the representations and warranties expressly made by Grantor in the Purchase Agreement and as otherwise provided in SUBSECTION (c) below with respect to fraud claims, Grantor, GTA GP, the Company and their respective Affiliates shall have no liability of whatsoever kind or nature for any subsequently discovered defects in the physical condition of the Property (or any part thereof), whether such defects were latent or patent.

         (b) GRANTEE RELEASES OF GRANTOR AND GRANTOR AFFILIATES. Grantee and its Affiliates, and anyone claiming by, through or under them (including, without limitation, their respective successors and assigns), each hereby fully and irrevocably releases the Grantor, GTA GP, the Company and their respective Affiliates, and their respective officers, directors, employees, agents, consultants (including, without limitation, Banc of America Securities, LLC) and other representatives (collectively, the "GRANTOR RELEASED PARTIES"), from any and all claims that it may have against the Grantor Released Parties (or any of them), for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related in any way to the Property (including, without limitation, any claim relating in any way to or arising under or in connection with the physical or environmental condition of the Property, the operation of the Property and/or the repair or maintenance of the Property), at law, in equity or otherwise, including, without limitation, any and all claims arising from any breach of an express representation, warranty or covenant of Grantor contained in the Purchase Agreement, except for claims arising from any breach of an express representation, warranty or covenant of Grantor contained in the Purchase Agreement that expressly survives the Closing by the terms of the Purchase Agreement and/or the breach of any special warranties made by Grantor by the virtue of its delivery of this Special Warranty Deed. Grantee further agrees that the releases hereunder shall be given full force and effect according to each of their expressed terms and provisions, including, but not limited to, those provisions set forth in the immediately preceding sentence relating to unknown and suspected claims, damages and causes of action. Notwithstanding any provisions at law or by statute pertaining to releases and waivers of claims, the releases contained hereinabove shall each constitute a full release in accordance with its terms. Each of the parties hereto hereby knowingly and voluntarily waives any and all statutes, laws, rules and/or regulations that in any way would otherwise limit, restrict or nullify the effect of the releases and waivers contained herein, and acknowledges that each release and waiver contained herein is an essential and material term of the Purchase Agreement and this Special Warranty Deed, and without such release or waiver the Purchase Agreement would not have been entered into and this Special Warranty Deed would not have been executed. Each of the parties hereto hereby respectively represents and warrants that it has been advised by its legal counsel or has had the opportunity to obtain advice by legal counsel of its choice, and understands and acknowledges the significance of the releases and waivers contained herein and the specific waiver of any and all statutes, laws, rules and/or regulations that in any way would otherwise limit, restrict or nullify the effect of any release or waiver contained herein.

         (c) NO FRAUD WAIVER. Notwithstanding anything to the contrary stated in the Purchase Agreement or this Deed, in no event shall Grantee or any of its Affiliates waive hereby, or be deemed to have waived hereby, any right, claim or cause of action that Grantee or any of its Affiliates may have or assert against Grantor or any of its Affiliates relating to fraud, and the waivers contained herein shall not be deemed to waive or absolve Grantor or any of its Affiliates from any liability for fraud or any action in fraud.

                   IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date hereinafter written.

DATED:  ________, 2001

                           GRANTOR:

                           GOLF TRUST OF AMERICA, L.P., A DELAWARE
                           LIMITED PARTNERSHIP

                           By:  GTA GP, Inc., a Maryland corporation,
                                its sole general partner

                                By:  _______________________________________
                                Name: ______________________________________
                                Title: _____________________________________


                                    GRANTEE:

                            [INSERT SIGNATURE BLOCK]

                                 ACKNOWLEDGMENTS


STATE OF ________________  )
                           )SS.
COUNTY OF______________    )


On _________________, 2001, before me, ______________________________, a Notary
Public in and for said State, personally appeared _____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



Signature  ________________________________



STATE OF ________________  )
                           )SS.
COUNTY OF______________    )


On _________________, 2001, before me, ______________________________, a Notary
Public in and for said State, personally appeared _____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature   ________________________________

                                    EXHIBIT A
                                       to
                                      Deed

                          LEGAL DESCRIPTION OF PROPERTY

                                    EXHIBIT B
                                       to
                                      Deed

                              PERMITTED EXCEPTIONS

                                    EXHIBIT H

                            SELLER'S FIRPTA AFFIDAVIT

         Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("SELLER"), the undersigned hereby certifies the following on behalf of Seller:

         1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

         2. Seller's U.S. employer tax identification number is __________________; and

         3. Seller's office address is 14 N. Adger's Wharf, Charleston, South Carolina 29401.

         Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury, the undersigned officer of Seller declares that he/she has examined this certification and to the best of his/her knowledge and belief it is true, correct and complete, and he/she further declares that he/she has authority to sign this document on behalf of Seller.

Dated:  _____________, 2001

                             GOLF TRUST OF AMERICA, L.P., A DELAWARE
                             LIMITED PARTNERSHIP

                             By: GTA GP, Inc., a Maryland corporation,
                                 its sole general partner


                                 By: _____________________________________
                                 Name: ___________________________________
                                 Title: __________________________________

                                    EXHIBIT I

                          FORM OF STANDSTILL AGREEMENT

                                   [Attached]

                             GOLF TRUST OF AMERICA


                                February __, 2001


Mr. Larry Young
The Legends Group
1500 Legends Drive
Myrtle Beach, SC  29579

                     CONIDENTIALITY AND STANDSTILL AGREEMENT

Ladies and Gentlemen:

         In connection with that certain Purchase Agreement among our respective affiliates, Legends Golf Holding LLC and Golf Trust of America, L.P., dated as of the date hereof (the "Purchase Agreement") pursuant to which you seek to acquire certain assets of Golf Trust of America, Inc. (the "Company") as set forth in the Purchase Agreement in accordance with the terms thereof or other possible transaction as permitted herein (any such potential acquisition (the "Transaction")), you have requested that we or our representatives furnish you or your representatives with certain information relating to the Company or the Transaction. All such information (whether written or oral) furnished (whether before or after the date hereof) by us or our directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") to you or your directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents or your potential sources of financing for the Transaction (collectively, "your Representatives") and all analyses, compilations, forecasts, studies or other documents prepared by you or your Representatives in connection with your or their review of, or your interest in, the Transaction which contain or reflect any such information is hereinafter referred to as the "Information." The term Information will not, however, include information which
(i) is or becomes publicly available other than as a result of a disclosure by you or your Representatives in violation of this letter agreement or other obligation of confidentiality or (ii) is or becomes available to you on a nonconfidential basis from a source (other than us or our Representatives) not known by you to be prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation. Nothing herein shall waive any fiduciary duty Mr. Young may have to the Company or its shareholders as a Board member of the Company.

         Accordingly, you hereby agree that:

         1. You and your Representatives (i) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever, in whole or in part, (ii) will not use any Information other than in connection with the Transaction; provided, however, that you may reveal the Information or portions thereof to your Representatives (a) who need to know the Information for the purpose of evaluating the Transaction, (b) who are informed by you of the confidential nature of the Information and (c) who are directed by you to treat the Information in a manner consistent with the terms of this letter agreement. You will be responsible for any breach of this letter agreement by any of your Representatives.

         2. You and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below where applicable), without our prior written consent, disclose to any person the fact that the Information exists or has been made available, that you are considering the Transaction involving the Company, or that discussions or negotiations are taking or have taken place concerning the Transaction or involving the Company or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof or the subject matter of this letter agreement.

         3. In the event that you or any of your Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, you will notify us promptly (unless prohibited by law) so that we may seek an appropriate protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement (and if we seek such an order, you will provide such cooperation as we shall reasonably request). In the event that no such protective order or other remedy is obtained or that the Company waives compliance with the terms of this letter agreement and that you or any of your Representatives are nonetheless legally compelled to disclose such Information, you or your Representatives, as the case may be, will furnish only that portion of the Information which you are advised by counsel is legally required and will give the Company written notice (unless prohibited by law) of the Information to be disclosed as far in advance as practicable and exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

         4. If you determine not to proceed with the Transaction, you will promptly inform our Representative, Banc of America Securities LLC ("BAS"), of that decision and, in that case, and at any time upon the request of the Company or any of our Representatives, you will (i) promptly deliver to the Company at your own expense or, at our request, destroy all copies of the written Information in your or your Representatives' possession that was delivered to you by us or on our behalf and (ii) promptly destroy all analyses, compilations, summaries, studies and other material prepared by you or your Representatives and based in whole or in part on, or otherwise containing or reflecting any of, the Information. You will confirm any such destruction to us in writing. Any oral Information will continue to be subject to the terms of this letter agreement.

         5. You acknowledge that neither we, nor BAS, nor our other Representatives, nor any of our or their respective officers, directors, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), make any representation or warranty, express or implied, as to the accuracy or completeness of the

Information, and you agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. You further agree that you are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations, warranties, covenants and agreements as may be included in the Purchase Agreement, or other duly executed agreement by and between the parties to the Purchase Agreement, with respect to the Transaction, subject to such limitations and restrictions as may be contained therein.

         6. You hereby acknowledge that you are aware, and that you will advise your Representatives who are informed of the matters that are the subject of this letter agreement, that the United States securities laws prohibit any person who has received from the issuer of such securities material, nonpublic information concerning the matters that are the subject of this letter agreement from purchasing or selling securities of such issuer or from communicating such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

         7. You agree that, for a period of three years from the date of this letter agreement, neither you nor any of your affiliates (as such term is defined in Rule 12b-2 of the Exchange Act) will (and neither you nor they will assist or encourage others to), without the prior written consent of the Company or its Board of Directors (or of any successor or controlling person thereof):
(i) acquire or agree, offer, seek or propose to acquire (other than pursuant to an offer or proposal submitted to the Board of Directors of the Company in writing, (and not by Larry Young acting as a member of the Board of Directors of the Company or at a Board of Directors meeting), and approved in writing by the Board of Directors excluding Larry Young), or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company(except upon conversion of currently outstanding units of limited partnership interest in Golf Trust of America, L.P. or upon exercise of options in the Company issued to Mr. Young for his service as a director of the Company), any of the assets or businesses of the Company or any subsidiary or division thereof or of any such successor or controlling person or any bank debt, claims or other obligations of the Company or any rights or options to acquire (other than those currently owned) such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the Company or to obtain representation on the Company's Board of Directors, except to the extent Larry Young remains a member of the Company's Board and is acting in accordance with the Business Judgment Rule and with counsel's advice to avoid any conflicts of interest, or solicit, or participate in the solicitation by any group other than the Company's Board of Directors of, any proxies or consents with respect to any securities of the Company or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) (other than as permitted by (i) immediately above in accordance with the limitations thereof) any extraordinary transaction involving the Company or its securities or assets; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a

"group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; or (v) participate in any effort to do any of the foregoing or make any public announcement with respect to the foregoing. You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing. The restriction imposed on you by this paragraph shall terminate: (i) one hundred twenty (120) days after a public announcement by the Company's Board of Directors that it has decided not to submit a plan of liquidation to the Company's stockholders for approval or, following a stockholder vote on a plan of liquidation, a public announcement by the Company that the Company's stockholders did not approve a plan of liquidation by the requisite vote; or (ii) upon termination of the Purchase Agreement by Legends Golf Holding, LLC as a result of Golf Trust of America L.P. being in material breach of the Purchase Agreement (after notice and a reasonable opportunity to cure to the extent provided by the Purchase Agreement) that will cause irreparable harm to Legends Golf Holding, LLC, Golf Legends Ltd., Inc. or Legends of Virginia LC, as determined by a final judicial order by a court of proper jurisdiction.

         8. You agree that for a period of three years from the date of this letter agreement, you will not (i) hire any employee of the Company or any of its subsidiaries with whom you have had contact or who became known to you in connection with your consideration of the Transaction without the prior written consent of the Company, or (ii) directly or indirectly solicit for employment or hire any former employee of the Company. You also agree that until the earlier of (a) the consummation of a Transaction between the Company and you or (b) three years from the date of this letter agreement, you will not, without the prior written consent of the Company, initiate or maintain contact (except in the ordinary course of business) with any officer, director, employee, supplier, distributor, broker, customer, lender, lessee, or borrower of the Company for the purposes of obtaining information regarding the Company's operations, assets, prospects or finances. The restriction imposed on you by this paragraph shall terminate: (i) one hundred twenty (120) days after a public announcement by the Company's Board of Directors that it has decided not to submit a plan of liquidation to the Company's stockholder for approval or, following a stockholder vote on a plan of liquidation, a public announcement by the Company that the Company's stockholders did not approve a plan of liquidation by the requisite vote; or (ii) upon termination of the Purchase Agreement by Legends Golf Holding, LLC as a result of Golf Trust of America L.P. being in material breach of the Purchase Agreement (after notice and a reasonable opportunity to cure to the extent provided by the Purchase Agreement) that will cause irreparable harm to Legends Golf Holding, LLC, Golf Legends Ltd., Inc. or Legends of Virginia LC, as determined by a final judicial order by a court of proper jurisdiction.

         9. You agree that all (i) communications regarding the Transaction,
(ii) requests for additional information, facility tours or management meetings, and (iii) discussions or questions regarding procedures with respect to the Transaction, will be first submitted or directed to Tony G. Avila at BAS, W. Bradley Blair, II at the Company or the Company's legal counsel (it being understood and agreed that nothing contained herein shall prohibit, restrain, or limit Mr. Young as a director of the Company from engaging in any discussion with his fellow directors other than with respect to the Purchase Agreement or the Transaction, and that all discussions respecting the Purchase Agreement or the Transaction (and/or related matters) shall be through BAS or Mr. Blair as Mr. Blair may direct.

         10. You acknowledge that remedies at law may be inadequate to protect us against any actual or threatened breach of this letter agreement by you or by your Representatives, and, without prejudice to any other rights and remedies otherwise available to us, you agree to the granting of specific performance and injunctive or other equitable relief in our favor without proof of actual damages and you further agree to waive, and to use all reasonable efforts to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that this letter agreement has been breached by either party or its Representatives, then the breaching party will reimburse the other party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation.

         11. You agree that no failure or delay by us or any of our Representatives in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right hereunder.

         12. This letter agreement, will be governed by and construed in accordance wit the laws of the State of Maryland applicable to contracts between residents of that State and executed in and to be performed entirely within that State. You agree that you may be served with process at your address set forth on the first page hereof.

         13. This letter agreement, together with Section 7.4 of the Purchase Agreement, contains the entire agreement between you and us concerning the confidentiality of the Information, and no provision of this letter agreement may be waived, amended or modified (except as provided in Section 7.4 of the Purchase Agreement), in whole or in part, nor any consent given, unless approved in writing by a duly authorized representative of the Company, which writing specifically refers to this letter agreement and the provision so amended or modified or for which such waiver or consent is given. In the event that any provision of this letter agreement is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement will not in any way be affected or impaired thereby.

         Please confirm your agreement to the foregoing by signing and returning to the undersigned a copy of this letter agreement.


                                               Very truly yours,

                                               Golf Trust of America, Inc.

                                               By
                                                  ------------------------------

                                               Its
                                                    ----------------------------

Agreed to and Approved by:
The Legends Group and on behalf
of Larry Young personally and all of
his affiliates:


By
   ---------------------------------
       Larry Young

                                    EXHIBIT J

                                     FORM OF
                               PURCHASE MONEY NOTE

                                   [ATTACHED]

                     SECURED PURCHASE MONEY PROMISSORY NOTE



$______________                                               ____________, 2001


1. FOR VALUE RECEIVED, ____________________ ("DEBTOR") promises to pay to the order of Golf Trust of America, L.P., a Delaware limited partnership ("LENDER") the principal sum of ______________________ DOLLARS ($_________), together with interest on the unpaid principal balance (both before and after the "MATURITY DATE" as defined herein) at the rate provided below from the date hereof until payment in full. Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Purchase and Sale Agreement entered into by and between Lender and Legends Golf Holding, LLC, a Delaware limited liability company, as of the date hereof (the "PURCHASE AGREEMENT").

2. The obligations of Debtor under this Secured Promissory Note (this "NOTE") are secured by those certain Mortgages, Security Agreements, Assignments of Rents and Leases And Fixture Filings and Deeds of Trust, Security Agreements, Assignments of Rents and Leases And Fixture Filings, each dated as of even date herewith, between Debtor, as mortgagor or trustor (as applicable), and Lender, as mortgagee or beneficiary (as applicable) (hereinafter each referred to individually as a "MORTGAGE" and collectively as, the "MORTGAGES"), which Mortgages encumber all Mortgaged Property (as such term is defined in the Mortgages), including, without limitation, the Property (as defined in the Purchase Agreement). This Note, the Mortgages, the Guaranty dated of even date herewith by Larry D. Young in favor of Debtor (the "GUARANTY"), and the Hazardous Substances Remediation and Indemnification Agreement dated as of even date herewith by Debtor in favor of Lender, together with all other instruments and documents governing, evidencing and/or securing the loan evidenced by this Note and/or secured by the Mortgage and/or guarantied by the said Guaranty, are sometimes collectively referred to herein as the "LOAN DOCUMENTS."

3. Interest payable hereunder will be calculated on the basis of a year of 360 days, consisting of twelve (12) thirty (30) day months and the actual number of days elapsed for any applicable period during which interest is calculated.

4. Except with respect to default interest provided pursuant to PARAGRAPH 7 below, interest will accrue on amounts outstanding under this Note at a per annum rate equal at all times to the lesser of: (i) ten percent (10%); and (ii) the maximum annual interest rate permitted to be charged and collected by Lender by law. Interest will compound monthly (and thereafter accrue interest thereon at the rate stated hereinabove) as of the first calendar day of each calendar month. Any amount of interest received by Lender after 2:00 p.m. (Eastern Time) on any day will be deemed to have been received on the next Business Day, and interest will accrue on such amount through and including the date such amount is deemed paid.

5. Interest only will be due and payable in arrears on the last day of each calendar month from and after the date hereof until the Maturity Date. Interest due for any partial month shall be prorated on the basis of the actual number of days during such month that the loan evidenced by this Note remained outstanding and as otherwise provided pursuant to PARAGRAPH 7 above. The entire amount of unpaid principal and accrued but unpaid interest will all be due and payable in one lump sum amount on the "MATURITY DATE," which will be the earlier of [INSERT DATE THAT IS ONE DAY AFTER BANK TERM LOAN MATURITY DATE] or upon the occurrence of a Prepayment Event or an Event of Default in accordance with PARAGRAPH 11 below (the "MATURITY DATE").

6. Principal and accrued but unpaid interest will be payable in lawful money of the United States to Lender not later than 2:00 p.m. (Eastern Time) on the Maturity Date and without setoff, deduction or counterclaim. If payment is by check, it will be subject to collection. Any amount of principal or interest received by Lender after 2:00 p.m. (Eastern Time) on any day will be deemed to have been received on the next Business Day, and interest will accrue on such amount through and including the date such amount is deemed paid.

7. Debtor acknowledges and agrees that late payment to the Lender will cause the Lender to incur costs not contemplated by the loan, which costs include, without limitation, legal fees and processing and accounting fees and costs. If the principal, interest or any other amounts due and payable hereunder and/or under the other Loan Documents are not paid on or before the date that any such amounts become due and payable under and pursuant to this Note and/or such other Loan Documents, then in addition to the remedies conferred upon the Lender under this Note and/or the other Loan Documents, (a) a late charge of five percent (5%) of the amount due and unpaid as of such date will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency, and (b) the entire amount due and payable but remaining unpaid under this Note and/or the other Loan Documents, including, without limitation, the late charge described in CLAUSE (a) above, will bear interest at the lesser of (x) the sum of the interest rate set forth in PARAGRAPH 4 above plus five percent (5%) and (y) the highest rate of interest permitted to be charged and collected by Lender under applicable law, computed from the date such amounts became due and payable until all such amounts have been paid in full. The parties agree that this late charge represents a reasonable sum considering all the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. The parties further agree that proof of actual damages would be impracticable, costly and/or inconvenient to prove. Acceptance of any late charge or default interest will not constitute a waiver of the default with respect to the overdue amount and will not prevent the Lender from exercising any other available rights and remedies.

8. This Note is secured by the Mortgages, which Mortgages create a second priority lien on the Mortgaged Property (as defined in the Mortgages), and the other Loan Documents.

9.       Each Mortgage contains the following limitation:

                  TRANSFERS BY MORTGAGOR. In order to induce Mortgagee to make the loan secured hereby, Mortgagor agrees that, in the event of any "TRANSFER" without the prior written consent of Mortgagee (which may be given or withheld in the sole and absolute discretion of Mortgagee), Mortgagee will have the absolute right at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions. Mortgagee may grant or deny such consent in its sole discretion and, if consent should be given, any such transfer will be subject to this Mortgage, and any such transferee will assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Mortgagor or any maker or guarantor of the Note from any liability thereunder without the prior written consent of Mortgagee. As used herein, a "TRANSFER" includes
                  (i) the sale, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, excepting only any mortgage, pledge, hypothecation or transfer occurring in connection with a Senior Loan permitted under this Mortgage, (ii) the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or (iii) the lease of all or any part of the Mortgaged Property (except as expressly permitted under the terms of this Mortgage). The term "TRANSFER" will also include (A) any merger, consolidation or dissolution of Mortgagor, any member in Mortgagor, or any entity that controls Mortgagor, and (B) the direct or indirect transfer, assignment, hypothecation or conveyance of legal or beneficial ownership of Mortgagor, any member of Mortgagor or any direct or indirect constituent of Mortgagor which would result in a change of Control of Mortgagor. For the purposes of this Note, the term "CONTROL" shall mean the power to direct or cause the direction of the management, policies or business decisions of the person, association or entity in question, whether by contract, through the ownership of voting securities or otherwise.

10. (a) The occurrence of any of the following will constitute an event of default ("EVENT OF DEFAULT") hereunder:

                  (1) Lender fails to receive from Debtor in available funds all or any portion of any payment obligation under this Note or under any of the other Loan Documents on or before the date the applicable sum becomes due and payable pursuant hereto or thereto, as the case may be, which failure Debtor does not cure within five (5) days after the date such sum became due and payable (a "PAYMENT DEFAULT"); or

                  (2) Debtor violates any covenant or obligation of Debtor, other than an obligation the violation of which would be a Payment Default, in this Note or in any of the other Loan Documents or any representation or warranty made by Debtor in or pursuant to this Note or any of the other Loan Documents will prove to have been incorrect or misleading when made and Debtor fails to cure such failure or violation within fifteen (15) days after receipt of written notice from Lender (or if such failure or violation is of such character as to reasonably require more than fifteen (15) days to cure and Debtor fails within fifteen (15) days after receipt of written notice from Lender to commence the cure of such violation or failure or thereafter fails to pursue with reasonable diligence the curing of such violation or failure to completion).

                  (3) An event of default occurs under any of the loan documents entered into by Debtor in connection with or evidencing the Short Term Loan, the Term Loan or the

         Bonaventure/Granite Loan (as each such term is defined in the Buyer's Loan Commitment).

         (b) The prepayment in full of any one of the Short Term Loan, Term Loan, and/ or Bonaventure/Granite Loan (as each such term is defined in the Buyer's Loan Commitment), shall constitute a "PREPAYMENT EVENT" hereunder.

11. Upon the occurrence of any Prepayment Event or Event of Default, Lender may, at its option and without any further demand or notice declare the entire balance of principal, together with all accrued interest thereon, due under this
Note immediately due and payable, and the terms and provisions of PARAGRAPH 7 above will apply if such sums are not immediately paid. Lender may also exercise any other right or remedy available to Lender at law or in equity. The acceptance by Lender of any payment hereunder that is less than the payment in full of all amounts due and payable at the time of such payment will not constitute a waiver by Lender of any right to declare an Event of Default hereunder or under any other Loan Document or to pursue any remedy available at law or in equity. An Event of Default hereunder will be deemed to be an Event of Default under the other Loan Documents (including, without limitation, each of the Mortgages). The rights and remedies of Lender set forth in this Note are cumulative and are not intended to be exclusive.

12. Demand, presentment, protest and notice of non-payment and protest are hereby waived by Debtor. No delay by Lender in exercising any right will operate as a waiver of such right under this Note. No single waiver will constitute or be deemed to be a continuous waiver of such or any other rights under this Note. Without in any way affecting the liability of the Debtor hereunder, Lender may extend the Maturity Date, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note.

13. Debtor agrees to pay all costs of collection when incurred, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or action is commenced. If any suit or action is commenced to enforce this Note, Debtor promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action, including upon any appeals.

14. This Note will be prepayable in whole or in part at any time and from time to time without notice, penalty, premium or bonus. Each payment will be credited first to accrued but unpaid interest and the balance to principal.

15. This Note has been delivered and accepted in the State of South Carolina and will be interpreted and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of South Carolina.

16. Each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

17. Any notice or other communication required or permitted hereunder will be in writing and will be deemed to have been given upon delivery if personally delivered (including delivery by facsimile transmission, except for payment, or by personal or overnight courier) or upon deposit if deposited in the United States mail for mailing with return receipt requested, postage prepaid and addressed to the other party as follows:

         If to Debtor:                 ______________________
                                       Post Office Box 2038
                                       Myrtle Beach, South Carolina 29578-2038
                                       Attention: Larry D. Young
                                       Facsimile: (843) 236-0516

                                       with a copy to:

                                       Parker, Poe, Adams & Bernstein, L.L.P.
                                       401 South Tyron Street
                                       Suite 3000
                                       Charlotte, North Carolina 28202
                                       Attention:  Gary C. Ivey, Esq.
                                       Facsimile: (704) 334-4706

         If to Lender:                 Golf Trust of America, L.P.
                                       14 Adger's Wharf
                                       Charleston, South Carolina 29401
                                       Attention: W. Bradley Blair, II
                                       Facsimile: (843) 723-0479

                                       with a copy to:

                                       O'Melveny & Myers LLP
                                       Embarcadero Center West
                                       275 Battery Street, 26th Floor
                                       San Francisco, California 94111-3305
                                       Attention:  Peter T. Healy, Esq.
                                       Facsimile:  (415) 984-8701

         Each of the above addressees may change its address for purposes of this paragraph by giving the other addressee notice in conformity with this paragraph of such new address.

18. It is the intent of Debtor and Lender in the execution of this Note and all other Loan Documents to contract in strict compliance with the applicable state and federal usury laws governing the loan evidenced by this Note. In furtherance of the foregoing, Lender and Debtor stipulate and agree that none of the terms and provisions contained in this Note or in any of the other Loan Documents will ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the applicable state and federal usury laws. Debtor will never be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable laws and the provision of this Paragraph will control over all other provisions hereof and of any instrument executed in connection herewith which may be in apparent conflict herewith. In the event any holder of this Note will collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by the applicable state and federal laws, all such sums deemed to constitute interest in excess of the maximum rate will, at the option of the Lender, be credited to the payment of principal or returned to the Debtor.

19. If the date for any payment due under this Note should fall on a day that is not a Business Day, such payment will be made on the next succeeding Business Day and such extension of time will be included in computing any interest in respect of such payment. As used herein, "BUSINESS DAY" means a day other than Saturday, Sunday or a day that banks are legally closed for business in the State of South Carolina. All payments of principal and interest due hereunder will be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings from or on payments due from Debtor (excluding taxation of the overall net income of Lender), which amounts will be paid by Debtor. Debtor will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note. All stamp and documentary taxes will be paid by Debtor. If, notwithstanding the foregoing, Lender pays such taxes, Debtor will reimburse Lender for the amount paid. Debtor will furnish Lender official tax receipts or other evidence of payment of all taxes.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first written above.

                                    "DEBTOR"

                                    ___________________,
                                    a _________________


                                    By: ________________________________
                                    Name: Larry D. Young
                                    Title: ______________________________

                                    EXHIBIT K

                                     FORM OF
                          PURCHASE MONEY DEED OF TRUST

                                   [ATTACHED]

                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                          AND LEASES AND FIXTURE FILING





                                   BY AND FROM

                       ______________________, "MORTGAGOR"

                                       TO

                    GOLF TRUST OF AMERICA, L.P., "MORTGAGEE"


                          DATED AS OF _________________


                       LOCATION:

                       MUNICIPALITY:
                       COUNTY:
                       STATE:





            THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN


                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                              O'MELVENY & MYERS LLP
                         275 BATTERY STREET, SUITE 2600
                      SAN FRANCISCO, CALIFORNIA 94111-3305
                         ATTENTION: PETER T. HEALY, ESQ.
                                FILE # 319,440-75

                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                          AND LEASES AND FIXTURE FILING


                  THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this "MORTGAGE") is dated as of ___________________, by and from _________, a ___________ ("MORTGAGOR"), having an address at c/o The Legends Group, Ltd., 1500 Legends Drive, Myrtle Beach, South Carolina 29578 to GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("MORTGAGEE"), having an address at 14 Adger's Wharf, Charleston, South Carolina 29401.

                                    RECITALS

         WHEREAS, Mortgagor and Mortgagee entered into that certain Purchase and Sale Agreement dated as of February 14, 2001, pursuant to which Mortgagee agreed to sell, among other things, the Mortgaged Property (defined below), to Mortgagor.

         WHEREAS, Mortgagor purchased the Mortgaged Property on the date hereof.

         WHEREAS, Mortgagor's purchase of the Mortgaged Property was financed by, among other things, a purchase money loan advanced by Mortgagee to Mortgagor on the date hereof, as secured by this Mortgage, and as further evidenced and secured by the Note (defined below) and the other Loan Documents (defined below).

                                    ARTICLE 1
                                   DEFINITIONS

            SECTION 1.1. DEFINITIONS. All capitalized terms used herein without definition will have the respective meanings ascribed to them in the Secured Promissory Note dated as of even date herewith (the "NOTE"). As used herein, the following terms will have the following meanings:

            (a) "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            (b) "ARCHITECT" is defined in SECTION 3.12(a)(5)(i) hereof.

            (c) "BANKRUPTCY CODE" is defined in SECTION 6.2 hereof.

            (d) "CONDEMNATION AWARDS" is defined in SECTION 1.1(u) hereof.

            (e) "DEPOSIT ACCOUNTS" is defined in SECTION 1.1(u) hereof.

            (f) "EVENT OF DEFAULT" is defined in the Note.

            (g) "FINAL PLANS AND SPECIFICATIONS" is defined in SECTION 3.12(a)(5)(i) hereof.

            (h) "FIXTURES" is defined in SECTION 1.1(u) hereof.

            (i) "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case, as the same are applicable to the circumstances as of the date of determination.

            (j) "HAZARDOUS MATERIALS" means any (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants that (i) pose a hazard to the Mortgaged Property or to persons on or about the Mortgaged Property or (ii) cause the Mortgaged Property to be in violation of any Hazardous Materials Laws; (b) asbestos in any FORM, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated byphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq. and any other similar State statutes or regulations applicable to the Mortgaged Property; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Mortgaged Property or the owners and/or occupants of property adjacent to or surrounding the Mortgaged Property, or any other Person coming upon the Mortgaged Property or adjacent property; and (e) other chemicals, materials or substances that may or could pose a hazard to the environment.

            (k) "HAZARDOUS MATERIALS LAWS" means any federal, state or local laws, ordinances or regulations relating to the environment, health and safety, and/or Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Mortgaged Property, including, without limitation, soil, groundwater and indoor and ambient air conditions.

            (l) "IMPOSITIONS" means all real estate and personal property and other taxes and assessments, and any and all other charges, expenses, payments, claims, mechanics' or material suppliers' liens or assessments of any nature that at any time before or after the execution of the Loan Documents may be assessed, levied, imposed, or become a lien upon the Mortgaged Property or the rent or income received therefrom, or any use or occupancy thereof.

            (m) "IMPROVEMENTS" is defined in SECTION 1.1(u) hereof.

            (n) "INDEBTEDNESS" means (1) all indebtedness of Mortgagor to Mortgagee, including, without limitation, the sum of all (a) principal, interest and other amounts evidenced or secured by the Note and/or the other Loan Documents, and (b) principal, interest and other amounts that may hereafter be loaned by Mortgagee under or in connection with the Note or any of the other Loan Documents, whether evidenced by a promissory note or other instrument that, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage.

            (o) "LAND" is defined in SECTION 1.1(u) hereof.

            (p) "LAWS AND RESTRICTIONS" means all federal, state, regional, county, local and other laws, regulations, orders, codes, ordinances, rules, statutes and policies, restrictive covenants and other title encumbrances, permits and approvals relating to the development, occupancy, ownership, management, use, and/or operation of the Mortgaged Property, or otherwise affecting all or any part of the Mortgaged Property, or relating to or affecting Mortgagor.

            (q) "LEASE" means any leasehold interest, license right and/or interest, and/or other occupancy or possessory right or interest of any kind or nature whatsoever, including subleases and tenancies following attornment, now or hereafter covering all or any part of the Mortgaged Property.

            (r) "LOAN DOCUMENTS" means the Note, this Mortgage and all other instruments and documents governing, evidencing and/or securing the Indebtedness and/or the Obligations other than the Environmental Indemnification Agreement.

            (s) "LOAN PARTY" is defined in SECTION 3.3 hereof.

            (t) "MATERIAL ADVERSE CHANGE" means any material and adverse change in (i) the financial condition of any Loan Party, or (ii) the physical or other condition or operation of the Mortgaged Property.

            (u) "MORTGAGED PROPERTY" means all of Mortgagor's right, title and interest in and to (1) the fee interest in the real property described in EXHIBIT A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "LAND"), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"; the Land and Improvements are collectively referred to as the "PREMISES"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "FIXTURES"), (4) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "PERSONALTY"), (5) all reserves, escrows or impounds required under the Note, if any, and all deposit accounts, if any, maintained by Mortgagor with respect to the

Mortgaged Property (the "DEPOSIT ACCOUNTS"), (6) all Leases, (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by the parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"), (8) all other agreements, such as construction contracts, architect's agreements, engineer's contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds (the "TAX REFUNDS"), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, and (13) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the "CONDEMNATION AWARDS"). As used in this Mortgage, the term "Mortgaged Property" will mean all or, where the context permits or requires, any portion of the above or any interest therein.

            (v) "MORTGAGE" is defined in the Introductory Paragraph hereof.

            (w) "MORTGAGEE" is defined in the Introductory Paragraph hereof.

            (x) "MORTGAGOR" is defined in the Introductory Paragraph hereof.

            (y) "NET PROCEEDS" is defined in SECTION 3.12(a)(3) hereof.

            (z) "NOTE" is defined in this SECTION 1.1 above.

            (aa) "OBLIGATIONS" means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Note and/or the other Loan Documents.

            (bb) "OCCURRENCE" is defined in SECTION 3.12(a)(3) hereof.

            (cc) "PERMITTED ENCUMBRANCES" is defined in SECTION 3.1 hereof.


            (dd) "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, REITs or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            (ee) "PERSONALTY" is defined in SECTION 1.1(u) hereof.

            (ff) "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of

Default; provided no Potential Event of Default will be deemed to have occurred before Mortgagee gives Mortgagor notice thereof if required by any applicable Loan Document.

            (gg) "PRELIMINARY PLANS AND SPECIFICATIONS" is defined in SECTION 3.12(a)(1) hereof.

            (hh) "PREMISES" is defined in SECTION 1.1(u) hereof.

            (ii) "PROCEEDS" is defined in SECTION 1.1(u) hereof.

            (jj) "PROPERTY AGREEMENTS" is defined in SECTION 1.1(u) hereof.

            (kk) "RECEIVER" means any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

            (ll) "RELEASE" is defined in SECTION 3.27(b) hereof.

            (mm) "RENTS" is defined in SECTION 1.1(u) hereof.

            (nn) "SENIOR LENDER" means the lender of a Senior Loan.

            (oo) "SENIOR LOAN" means a loan secured by a first lien mortgage against the Mortgaged Property; PROVIDED THAT (i) in no event shall there exist, at any time, more than one (1) such loan secured by the Mortgaged Property, (ii) in no event shall any such loan be in a principal amount that exceeds $_____________ [INSERT 70% OF PURCHASE PRICE PAID BY MORTGAGOR FOR MORTGAGED PROPERTY], and (iii) in no event shall any such loan be obtained by the Mortgagor after the date hereof without the Mortgagee's prior written approval of all instruments and documents governing, evidencing and/or securing such loan, which approval may be given or withheld in the sole and absolute discretion of Mortgagee. Mortgagee hereby approves the loan that is secured by the Mortgaged Property in the principal amount of $__________ made on the date hereof by Bank of America, N.A. as an approved Senior Loan hereunder.

            (pp) "TAKING" is defined in SECTION 3.12(g) hereof.

            (qq) "TAX REFUNDS" is defined in SECTION 1.1(u) hereof.

             (rr) "UCC" means the Uniform Commercial Code of [FLORIDA,
KENTUCKY, NEBRASKA, NORTH CAROLINA, SOUTH CAROLINA OR VIRGINIA, AS APPLICABLE] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [FLORIDA, KENTUCKY, NEBRASKA, NORTH CAROLINA, SOUTH CAROLINA OR VIRGINIA], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                    ARTICLE 2
                                      GRANT

            SECTION 2.1. GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor hereby MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS to Mortgagee the Mortgaged Property, SUBJECT, HOWEVER, to the Permitted Encumbrances, TO HAVE AND TO HOLD the

Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS

            Mortgagor hereby warrants, represents and covenants to Mortgagee as follows:

            SECTION 3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Mortgagor (a) owns the Mortgaged Property free and clear of any liens, claims or interests, except the encumbrances set forth on EXHIBIT B attached hereto (the "PERMITTED ENCUMBRANCES"); (b) has the power and authority to grant the Mortgaged Property as provided in and by this Mortgage and to own and operate the Mortgaged Property; (c) is duly organized, validly existing and in good standing under the laws of the State of its organization and is duly qualified to do business in the State in which the Land is located; and (d) is in material compliance with all Laws and Restrictions. This Mortgage creates valid, enforceable liens and security interests against the Mortgaged Property, subject only to the Permitted Encumbrances and any Senior Loan permitted pursuant to the terms and provisions of this Mortgage.

            SECTION 3.2. VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by Mortgagor of the Loan Documents and the borrowings evidenced by the Note (a) are within the power of Mortgagor, (b) have been authorized by all requisite action on the part of Mortgagor, and (c) will not violate any Laws and Restrictions or any agreement or other instrument to which Mortgagor is a party.

            SECTION 3.3. FINANCIAL STATEMENTS AND OTHER INFORMATION. All financial statements and other reports, papers, data and information given to Mortgagee with respect to the Mortgaged Property or with respect to Mortgagor, any guarantor of the Indebtedness and/or Obligations (or any part thereof) or any Affiliate thereof (each a "LOAN PARTY") are true, accurate, complete and correct in all material respects and except as expressly noted to the contrary therein, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby. There has been no Material Adverse Change since the date of the most recent financial statement given to Mortgagee.

            SECTION 3.4. LITIGATION. There is not now pending against or affecting any Loan Party or the Mortgaged Property, nor to the best of Mortgagor's knowledge is there threatened, any action, suit or proceeding that might result in a Material Adverse Change.

            SECTION 3.5. ADDITIONAL REPRESENTATIONS AND WARRANTIES. (a) The Mortgaged Property is not used principally or primarily for agricultural or grazing purposes; (b) other than tenant improvement work currently in progress for which Mortgagor has allocated sufficient funds for the payment thereof, all costs for labor, equipment and materials used in the construction of the Improvements have been paid in full; (c) Mortgagor is not aware of any assessment for public improvements that is pending and that could become a lien upon the Mortgaged Property; (d) no event has occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents; (e) Mortgagor is not in default under any material agreement or instrument to which it is a party, which default would constitute a Material Adverse Change or would have a material adverse effect on Mortgagor's ability to timely perform the Obligations; (f) neither the Mortgaged Property, nor any part thereof, has sustained, incurred or suffered any material damage or destruction that has not been repaired as of the date hereof; (g) subject to the Permitted Encumbrances, the Personalty and the Fixtures are owned by Mortgagor free and clear of any liens, encumbrances, mortgages, security interests, claims and rights of others; (h) the Mortgaged Property and the current use thereof complies with all Laws and Restrictions in all material respects; (i) Mortgagor has received no notices of violations of any Laws and Restrictions; (j) Mortgagor has not received any notice of any uncured violation with respect to, and to Mortgagor's knowledge the Improvements are in material compliance with, The Americans
With Disabilities Act of 1990 (42 U.S.C. Sections 12101-12213), including, without limitation, Title III thereof; and (k) Mortgagor has not received any notice of any violation with respect to, and to Mortgagor's knowledge the Improvements are in material compliance with, the Fair Housing Amendments Act of 1988 (42 U.S.C. Section 3610 et seq.), as amended, and the rules and regulations implementing such legislation.

            SECTION 3.6. BANKRUPTCY. No petition in bankruptcy, petition or answer seeking assignment for the benefit of creditors or appointment of a Receiver or similar proceeding with respect to any Loan Party has occurred or is contemplated.

            SECTION 3.7. LIEN STATUS. Mortgagor will preserve and protect the lien and security interest status of this Mortgage and the other Loan Documents (which shall be subject only to the Permitted Encumbrances and/or any Senior Loan permitted pursuant to the terms and provisions of this Mortgage). If any lien or security interest other than the Permitted Encumbrances or any Senior Loan permitted pursuant to the terms and provisions of this Mortgage is asserted against the Mortgaged Property, Mortgagor will promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Note (including the requirement of providing a bond or other security satisfactory to Mortgagee).

            SECTION 3.8. PAYMENT AND PERFORMANCE. Mortgagor will pay the Indebtedness when due under the Loan Documents and will perform and satisfy the Obligations in full when they are required to be performed.

            SECTION 3.9. REPLACEMENT OF FIXTURES AND PERSONALTY. Mortgagor will not, without the prior written consent of Mortgagee (which consent will not be unreasonably withheld or delayed), permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Note or hereunder or first approved in writing by Mortgagee.

            SECTION 3.10. OTHER COVENANTS. All of the covenants in the Note are incorporated herein by reference and, together with covenants in this ARTICLE 3, will be covenants running with the land.

SECTION 3.11. INSURANCE.

            (a) Mortgagor, at its sole cost and expense, will keep and maintain for the mutual benefit of Mortgagor and Mortgagee: (a) insurance against loss or damage to the Mortgaged Property by fire and other risks covered by insurance commonly known as the broad form of all risk coverage, including losses sustained by reason of riot and civil commotion, vandalism, malicious mischief, burglary, theft and flood, and against such other risks or hazards as Mortgagee from time to time reasonably may designate in an amount equal to one hundred percent (100%) of the then-current "full replacement cost" of the Improvements, the Fixtures, and the Personalty, without deduction for physical depreciation, including Demolition and Increased Cost of Construction (DICC) coverage equal to a minimum of five percent (5%) of the estimated cost, with an Agreed Amount Endorsement for the estimated replacement cost of the Improvements and with a deductible of not greater than Twenty-Five Thousand Dollars ($25,000); (b) business interruption insurance against loss of income in an amount equal to at least twelve (12) months of the expected revenues that would be derived by Mortgagor in connection with the operation of the Mortgaged Property, as such revenues are reasonably projected by the Mortgagor with the consent of the Mortgagee (not to be unreasonably withheld or delayed); (c) commercial general Liability insurance including broad form property damage, contractual liability and bodily injury or death coverage, with a combined single limit in such amounts as are reasonably approved by Mortgagee (which approval shall not be unreasonably withheld or delayed), and with Mortgagee, and Mortgagee's wholly owned subsidiaries and agents, named as additional insureds for their interests in the Mortgaged Property; (d) "builders risk" insurance during any material construction, repair, replacement, renovation or alteration of the Improvements, for the estimated replacement cost of the Improvements on the standard builder's risk completed value form (non-reporting full coverage) with a deductible of not greater than Twenty-Five Thousand Dollars ($25,000); (e) if reasonably necessary and required by Mortgagee in writing, boiler and machinery insurance covering boilers and other pressure vessels, the air conditioning system, high pressure piping and other machinery and equipment required for the operation of the Mortgaged Property, in an amount reasonably satisfactory to Mortgagee and with a deductible of not greater than Twenty-Five Thousand Dollars ($25,000); (f) flood insurance, if the Mortgaged Property is located in a flood plain (as that term is used in the National Flood Insurance Program), in an amount not less than fifty percent (50%) of the estimated replacement cost of all Improvements, Fixtures and Personalty; and (g) such other insurance, and in such amounts, as may from time to time be reasonably required by Mortgagee.

            (b) All policies of insurance required by this Mortgage (a) will be satisfactory in form, substance and amount to Mortgagee and written with companies satisfactory to Mortgagee, (b) will name Mortgagee as an additional insured as its interest may appear, (c) subject to the prior rights of the Senior Lender (if any), will contain a Standard Mortgagee's Loss Payable endorsement and other non-contributory standard mortgagee protection clauses acceptable to Mortgagee, and at Mortgagee's option, a waiver of subrogation rights by the insurer, (d) will contain an agreement by the insurer that such policy will not be amended or canceled without at least thirty (30) days' prior written notice to Mortgagee, and (e) will contain such other provisions as Mortgagee deems reasonably necessary or desirable to protect its interests. Mortgagor will provide certificates of insurance (Accord-27 for Mortgaged Property, Accord 25-S for Liability) evidencing all coverage required above. Any policies containing a coinsurance clause will include a replacement cost endorsement adequate to ensure that the coinsurance clause is rendered inoperative.

            (c) In the event a blanket policy is submitted to satisfy Mortgagor's obligations under this SECTION 3.11, in addition to such other requirements set forth herein, Mortgagor will deliver to Mortgagee a certificate from such insurer indicating that Mortgagee is an insured under such policy.

            (d) Mortgagor will furnish evidence, satisfactory to Mortgagee, that
(a) all insurance requirements (including provisions for waivers of subrogation) set forth in the Leases or any other Property Agreements affecting the Mortgaged Property will have been satisfied in all material respects by each party thereto; (b) Mortgagor's insurance coverage is sufficient (assuming the total destruction of the Mortgaged Property) to permit Mortgagor to rebuild the Improvements and to replace the Fixtures and Personalty in such a manner as to enable the Mortgaged Property to be operable as it is currently operated; and
(c) if and to the extent applicable, Mortgagor has exercised commercially reasonable efforts to cause each tenant who is required by the terms of its Lease to maintain insurance on its leased premises and to cause Mortgagee to be named as an additional insured or loss payee under such insurance policies to do so.

            (e) Self-insurance (other than the applicable deductibles approved by Mortgagee) will not satisfy the requirements of this SECTION 3.11.

            (f) Subject to the rights of any Senior Lender under a Senior Loan, all of Mortgagor's right, title and interest in and to all policies of property insurance and any unearned premiums paid thereon are hereby assigned (to the fullest extent assignable) to Mortgagee who will have the right, but not the obligation, to assign the same to any purchaser of the Mortgaged Property at any foreclosure sale.

            (g) Not less than thirty (30) days prior to the expiration date of any policy furnished pursuant to this SECTION 3.11, Mortgagor will provide Mortgagee with duplicate originals or certified copies of renewal policies together with evidence satisfactory to Mortgagee of Mortgagor's payment of the applicable premiums.

            (h) Notwithstanding anything in this SECTION 3.11 to the contrary, if and to the extent a Senior Lender's insurance requirements are more comprehensive or otherwise more burdensome upon the Mortgagor than the insurance requirements set forth herein, then the Mortgagor shall comply with such Senior Lender's requirements and the failure to comply with such Senior Lender's requirements shall constitute a default of the Mortgagor hereunder; PROVIDED THAT, if the Senior Lender's requirements are less comprehensive or less burdensome, then at a minimum, Mortgagor shall comply with the terms and provisions of this SECTION 3.11 during the entire term of this Mortgage.

            SECTION 3.12. CASUALTY AND CONDEMNATION.

            (a) With respect to any loss or damage to the Mortgaged Property caused by fire or other casualty the repair or restoration costs of which exceed, in any one instance, the sum of Five Hundred Thousand Dollars ($500,000), or any Taking of a material portion of the Mortgaged Property:

                    (1) Mortgagor will notify Mortgagee in writing promptly after any such loss, damage or Taking, and prior to the making of any repairs thereto or restoration thereof. Mortgagor will furnish to Mortgagee within thirty (30) days after such loss, damage or Taking (A) preliminary plans and specifications for the repair and reconstruction of the Mortgaged Property (the "PRELIMINARY PLANS AND SPECIFICATIONS"); and (B) evidence satisfactory to Mortgagee: (1) of the cost of repair or reconstruction in accordance with the Preliminary Plans and Specifications, (2) that sufficient funds are available and/or committed for the benefit of Mortgagee, including insurance proceeds, condemnation award proceeds or other compensation, funds provided by Mortgagor, payment and performance bonds, or otherwise, to complete such repair or reconstruction, and (3) that such repair or reconstruction may be completed in accordance with all applicable Laws and Restrictions within the time frame described in SUBSECTION 3.12(a)(3) and that all necessary permits and approvals have been or will be obtained.

                    (2) All insurance proceeds or condemnation award proceeds or other compensation on account of any damage or destruction to or Taking of the Mortgaged Property will be payable to, and deposited with, Mortgagee, subject to the prior rights of the Senior Lender (if any). Mortgagee, at its sole option (but subject to the prior rights of any Senior Lender and the terms and provisions of SUBSECTION 3.12(a)(3)), may (a) subject to SUBSECTION 3.12(a)(3), apply such insurance proceeds or condemnation award proceeds or other compensation in payment of the amounts due and owing under the Senior Loan (if any) and/or the Indebtedness or in satisfaction of any other Obligation, in such order as Mortgagee may determine, (b) use such insurance proceeds or condemnation award proceeds or other compensation to repair, reconstruct and/or replace the Improvements, Fixtures and Personalty, (c) release such insurance proceeds or condemnation award proceeds or other compensation to Mortgagor for repair, reconstruction and/or replacement of the Improvements, Fixtures and Personalty in accordance with the procedures described in SUBSECTION 3.12(a)(5), or (d) divide such proceeds or other compensation in any manner among any such application, use or release. No such application, use or release will, however, extend or postpone the due date of any installments under any Note or change the amount of such installments or cure or waive any Event of Default or notice of Event of Default under the Loan Documents or invalidate any act done pursuant to such notice.

                    (3) Notwithstanding the provisions of SUBSECTION 3.12(a)(2), if all or any part of the Mortgaged Property is damaged or destroyed or any part of the Mortgaged Property is Taken by any public or quasi-public authority, Mortgagee will make the net amount of all insurance proceeds and condemnation award proceeds or other compensation received by Mortgagee, after deduction of Mortgagee's reasonable costs and expenses, if any, in collection of the same and costs associated with Mortgagee's review of the Preliminary Plans and Specifications and other costs associated with disbursement of such proceeds (the "NET PROCEEDS"), available for the repair, reconstruction and/or replacement of the damaged or destroyed Mortgaged Property (or so much thereof as was not Taken) pursuant to the procedures described in SUBSECTION 3.12(a)(5), PROVIDED THAT, (a) no Event of Default or Potential Event of Default will have occurred and will be continuing, (b) Mortgagor will have complied with the provisions of SUBSECTION 3.12(a)(1) and Mortgagee will have approved in its reasonable discretion the Preliminary Plans and Specifications, (c) Mortgagor will proceed with the reconstruction of such Mortgaged Property as nearly as possible to the condition it was in immediately prior to the occurrence of such casualty or Taking (the "OCCURRENCE") or better and in accordance with the Preliminary Plans and Specifications (and any changes thereto reasonably approved by Mortgagee) as promptly as is practicable after the Occurrence, but in no event later than six (6) months after the Occurrence, (d) Mortgagee will have received evidence and will be satisfied that any reciprocal easement agreement or similar agreement benefiting the Mortgaged Property immediately prior to the Occurrence will remain in full force and effect after the repair or reconstruction of the Mortgaged Property, notwithstanding the Occurrence, (e) Mortgagee will have received evidence and will be satisfied that the Occurrence and the proposed repair or reconstruction of the Mortgaged Property will not cause a breach or default under any covenants, conditions and restrictions or other agreements of record binding upon and restricting the land upon which the Mortgaged Property is situated, (f) at Mortgagee's option, Mortgagee may require an updated environmental report, to be provided at the sole cost and expense of Mortgagor, to confirm that the Occurrence has had no adverse environmental impact on the Mortgaged Property and Mortgagee will be satisfied that the Occurrence has had no adverse environmental impact on the Mortgaged Property, (g) Mortgagee will be satisfied that such reconstruction can be completed no later than six (6) months after the Occurrence, (h) Mortgagee will be satisfied that the reconstruction can be completed at a cost that does not exceed the Net Proceeds or, if the cost of such restoration exceeds the Net Proceeds, Mortgagor will have satisfied the requirements set forth in SUBSECTION 3.12(a)(6), (i) Mortgagee will be satisfied that Mortgagor (whether with business interruption insurance proceeds or otherwise) will continue to be able to timely pay all payments as they become due on the Senior Loan (if any) and the Indebtedness during such period of repair, reconstruction and restoration, (j) Mortgagor will cause such reconstruction and/or restoration to be completed with due diligence as promptly as possible after commencement, but in no event later than six (6) months after the Occurrence, (k) Mortgagee determines, in its reasonable discretion, that repair or reconstruction is economically feasible, and (l) Mortgagor will have entered into a general construction contract acceptable in all respects to Mortgagee for completion of the repair, reconstruction and/or restoration, which contract must include provision for a retainage of not less than ten percent (10%) until full completion of the repair, reconstruction and/or restoration.

                    (4) Subject to the prior rights of the Senior Lender (if any), Mortgagee will be entitled to settle and adjust all insurance claims during an Event of Default or Potential Event of Default, and the written consent of Mortgagee will be required for any claims for damages of more than Five Hundred Thousand Dollars ($500,000). Mortgagee may deduct and retain from the proceeds of any insurance the amount of all reasonable expenses incurred by Mortgagee in connection with any settlement or adjustment of such claims.

                    (5) The Net Proceeds and any additional funds deposited by Mortgagor with Mortgagee will constitute additional security for the Loan. Mortgagor will execute, deliver, file and/or record, at its own expense, such documents and instruments as Mortgagee deems necessary or advisable to grant to Mortgagee a perfected security interest in the Net Proceeds and such additional funds, subject only to the prior rights of the Senior Lender (if any). Mortgagee will pay the Net Proceeds to Mortgagor from time to time during the course of the restoration, subject to the following terms and conditions:

                    (i) The work will be administered and overseen by an architect or engineer approved by Mortgagee in its reasonable discretion ("ARCHITECT"). Complete copies of the final plans and specifications for the work (the "FINAL PLANS AND SPECIFICATIONS"), approved by all governmental authorities whose approval is required, and bearing the sealed and signed approval thereof by the Architect and accompanied by the Architect's signed estimate of the entire cost of completing the work, will be delivered to Mortgagee;

                    (ii) Each request for payment will be made upon seven (7) days' prior notice to Mortgagee and will be accompanied by a certificate to be made by the Architect stating that (A) all of the work completed has been done in compliance with the Final Plans and Specifications, as approved by Mortgagee, (B) the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services and/or materials for the work (giving a brief description of such services and materials) and, when added to all sums previously paid out by Mortgagee, does not exceed the value of the work done to the date of such certificate, and (C) an estimate as to the amount required and remaining to be paid in order to complete the work and to pay for the same in full;

                    (iii) Each request will be accompanied by waivers of liens satisfactory to Mortgagee covering that part of the work for which payment or reimbursement is being requested and, if required by Mortgagee, by a search prepared by a title company satisfactory to Mortgagee, that there has not been filed with respect to the Mortgaged Property any mechanics', materialmen's or other lien;

                    (iv) The request for any payment after the work has been completed will be accompanied by a copy of any certificate or certificates required by any Laws and Restrictions for legal occupancy and use of the Improvements;

                    (v) Mortgagor will deliver to Mortgagee certified or photostatic copies of all permits and approvals required by any Laws and Restrictions in connection with the commencement and conduct of the work; and

                    (vi) Mortgagor will deliver to Mortgagee a surety bond for and/or guaranty of the payment for and completion of the work or any other similar assurance (such as a letter of credit) acceptable to Mortgagee, which bond, guaranty or other assurance will be in form and substance satisfactory to Mortgagee and in an amount not less than the Architect's estimate of the entire cost of completing the work.

                    (6) Notwithstanding anything to the contrary contained herein, or in any of the insurance policies or condemnation award judgments, but subject to the prior rights of the Senior Lender (if any), in connection with any casualty where the loss or damage exceeds the sum of Five Hundred Thousand Dollars ($500,000) or any Taking where the condemnation award or other compensation exceeds Twenty-Five Thousand Dollars ($25,000), all proceeds paid to Mortgagor under such policies for such loss or damage or in connection with any such Taking will be immediately delivered to Mortgagee. If the Net Proceeds exceed the costs of completion of the restoration of a Mortgaged Property, then subject to the prior rights of the Senior Lender (if any), such excess proceeds will belong and be retained by and/or paid over to Mortgagee to be applied against the Indebtedness. If at any time the Net Proceeds will not, in Mortgagee's reasonable opinion, be sufficient to pay in full the balance of the costs that will be incurred in connection with the repair and reconstruction of the Mortgaged Property and all payments as they come due on the Senior Loan (if any) and the Indebtedness and all other obligations that are or may be secured by a lien on the Mortgaged Property during the reconstruction and/or restoration period, Mortgagor will, prior to receiving any further disbursement, either (a) complete, using Mortgagor's own funds, such portion of the reconstruction and/or restoration as will be sufficient to render the Net Proceeds sufficient to complete the reconstruction, or (b) deposit the deficiency with Mortgagee before any further disbursement of the Net Proceeds will be made, which deficiency deposit will be disbursed on the same conditions applicable to the Net Proceeds. Mortgagee will remit to Mortgagor the balance, if any, of any such deficiency deposit remaining after completion of the reconstruction and/or restoration.

            (b) PROCEEDINGS. Mortgagor, immediately upon obtaining knowledge of the commencement of any proceedings for the Taking of an entire Mortgaged Property or any material part thereof, will notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by Mortgagee to permit such participation. In the event of such condemnation proceedings, if the Condemnation Award exceeds Twenty-Five Thousand Dollars ($25,000), then subject to the rights of the Senior Lender (if any), the Condemnation Award payable will be assigned to and will be paid to Mortgagee. Mortgagee will be under no obligation to question the amount of any such Condemnation Award and may accept the same in the amount in which the same will be paid. In any such condemnation proceedings, Mortgagee may be represented by counsel selected by Mortgagee, the cost of such counsel to be borne by Mortgagor. Subject to the prior rights of the Senior Lender (if any), the proceeds of any Condemnation Award so received will, at the option of Mortgagee (but subject to the terms and provisions of SUBSECTION 3.12(a) above), either be applied to the prepayment of the Indebtedness or be paid over to Mortgagor for restoration of the Improvements in accordance with the provisions of SUBSECTION 3.12(a). Mortgagor hereby unconditionally and irrevocably waives all rights of a property owner under applicable law providing for the allocation of Condemnation Awards between a property owner and a lien holder.

            (c) CONDEMNATION AWARDS. Mortgagor assigns all Condemnation Awards to which it is entitled for any Taking to Mortgagee and authorizes Mortgagee to collect and receive such Condemnation Awards and to give proper receipts and acquittances therefor, subject to the terms of the Note and the prior rights of the Senior Lender (if any).

            (d) INSURANCE PROCEEDS. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the prior rights of the Senior Lender (if any). Subject to the prior rights of the Senior Lender (if any), Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

            (e) OBLIGATION TO RESTORE. In the event of any damage, destruction or Taking of the Mortgaged Property, whether or not insurance, condemnation or other proceeds are made available to Mortgagor (except when otherwise required by the terms and provisions of SECTION 3.12(a) above), Mortgagor shall restore and repair (or cause to be restored and repaired) the Mortgaged Property materially to its condition prior to the occurrence of the damage, destruction or Taking, and nothing in this Mortgage shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Mortgaged Property, as herein provided.

            (f) SENIOR LOAN PREVAILS. Notwithstanding anything in this SECTION
3.12 to the contrary, if and to the extent that a Senior Loan is secured by the Mortgaged Property at the time of any loss, damage or Taking, then the compliance by Mortgagor with the casualty and/or condemnation provisions of the loan documents governing, evidencing and/or securing the Senior Loan shall be deemed to be compliance by Mortgagor with the terms and provisions hereof (notwithstanding anything to the contrary stated herein), and notwithstanding anything to the contrary stated herein, the Senior Lender shall have a prior right to all insurance and/or Condemnation Award proceeds relating to the Mortgaged Property. The terms and provisions of the Senior Loan shall then govern and control in the event (but only to the extent) of any inconsistency between such Senior Loan terms and provisions and the terms and provisions of this SECTION 3.12.

            (g) CERTAIN DEFINITIONS. As used in this Mortgage, the term "TAKING" shall mean the transfer or threatened transfer of the Mortgaged Property or any portion thereof to a governmental or quasi-governmental entity or other party with appropriate authority, by exercise of the power of eminent domain. The Taking of a "material" portion of the Mortgaged Property shall mean (i) the permanent Taking of a legally required driveway, if such driveway is the sole means of vehicular ingress and egress into and from the Mortgaged Property, (ii) any permanent Taking that results in the denial of a primary access to the Mortgaged Property, (iii) any Taking of any portion of the Mortgaged Property for which the applicable governmental entity pays or may be reasonably expected to pay a Condemnation Award to the owner of the Mortgaged Property in excess of $25,000.

            SECTION 3.13. OBLIGATIONS OF MORTGAGOR. Mortgagor will (a) timely perform, or cause to be timely performed, all of the Obligations; (b) maintain and preserve the lien of this Mortgage (subject only to the Permitted Encumbrances and any Senior Loan (if any) permitted pursuant to this Mortgage); and (c) forever warrant and defend its grant made herein against any and all claims and demands whatsoever.

            SECTION 3.14. MAINTENANCE, WASTE AND REPAIR. Mortgagor will
(a) maintain the Mortgaged Property in good order and condition; (b) promptly make all necessary structural and non-structural repairs to the Mortgaged Property (PROVIDED THAT, with respect to repairs required as a result of a casualty or Taking, Mortgagee has complied with its obligations (if any) to make insurance proceeds or condemnation award proceeds, as the case may be, available for repairs pursuant to SECTION 3.12); (c) not diminish or materially alter the Improvements, nor erect any new buildings, structures or building additions on the Land, without the prior written consent of Mortgagee (which consent will not be unreasonably withheld or delayed); (d) not remove or permit to be removed any of the Fixtures or Personalty from the Mortgaged Property without the prior written consent of Mortgagee (which consent will not be unreasonably withheld or delayed), unless such items are replaced by articles of equal suitability and value owned by Mortgagor free and clear of any lien or security interest other than the Permitted Encumbrances and any Senior Loan permitted pursuant to this Mortgage; and (e) not permit any waste of the Mortgaged Property or make any change in the use thereof, nor do or permit to be done thereon anything, that may in any way impair the security of this Mortgage.

            SECTION 3.15. IMPOSITIONS; INSURANCE PREMIUMS; IMPOUNDS. Mortgagor will pay when due (and in any event prior to delinquency) all Impositions and insurance premiums for the insurance required by this Mortgage. Mortgagor will deliver to Mortgagee, within seven (7) days after demand therefor and in any event not later than ten (10) days prior to the date that any such amounts become delinquent, receipts showing the payment of any Impositions and/or insurance premiums, as the case may be, required to be paid by Mortgagor hereunder. Upon an Event of Default, Mortgagor will pay monthly to Mortgagee an amount equal to one-twelfth (1/12th) of the annual cost of Impositions relating to the Mortgaged Property, together with an amount equal to one-twelfth (1/12th) of the next estimated annual premiums for hazard and other insurance required hereunder; PROVIDED, HOWEVER, that if and to the extent a Senior Loan is then secured by the Mortgaged Property, and the loan documents governing, evidencing and/or securing such Senior Loan (or the Senior Lender) requires that similar impound payments in respect of Impositions and insurance premiums be made to the Senior Lender, then Mortgagor shall make such payments to the Senior Lender (and such payments to the Senior Lender shall not constitute a default under this Mortgage), and the amounts required to be paid to the Mortgagee hereunder will then equal the positive difference (if any) between (x) the amounts otherwise payable by Mortgagor to Mortgagee in respect of Impositions and insurance premiums pursuant to this SECTION 3.15, MINUS (y) the amounts paid to the Senior Lender in respect of Impositions and insurance premiums. Any funds deposited by Mortgagor with Mortgagee pursuant to this
SECTION 3.15 will be held by Mortgagee without interest and will be released to Mortgagor for payment of Impositions and insurance premiums, or directly applied to such costs by Mortgagee, as Mortgagee may elect, but in any event prior to the date that any such amounts become delinquent (provided the Mortgagee has received written notice of the date of delinquency of any such amounts and the amounts then due and payable). In no event shall Mortgagee have any obligation or responsibility to pay for any such Impositions or insurance premiums from Mortgagee's own funds or to otherwise fund any amounts in respect of such Impositions or insurance premiums in excess of the amounts deposited by Mortgagor with Mortgagee pursuant to the terms and provisions of this SECTION 3.15.

            SECTION 3.16. COMPLIANCE WITH LAW. Mortgagor will promptly and faithfully comply in all material respects with all present and future Laws and Restrictions.

            SECTION 3.17. BOOKS AND RECORDS AND OTHER INFORMATION.

            (a) Mortgagor, without expense to Mortgagee, will maintain full and complete books of account and records reflecting the results of the operations of the Mortgaged Property in accordance with GAAP consistently applied, and will furnish or cause to be furnished to Mortgagee such financial information concerning the condition of Mortgagor and the Mortgaged Property as Mortgagee will reasonably request, including annual certified financial statements and an annual operating statement for the Mortgaged Property.

            (b) Upon Mortgagee's reasonable request, Mortgagee will have the right, at all reasonable times and upon reasonable notice, to audit the books and records of Mortgagor. If such audit discloses a variance of three percent (3%) or more in income or expenses, the cost of such audit will be paid by Mortgagor.

            (c) Mortgagor will furnish to Mortgagee, within seven (7) days after written request therefor, all information that Mortgagee may reasonably request concerning the Mortgaged Property or the performance by Mortgagor of the Obligations.

            SECTION 3.18. FURTHER ASSURANCES. Mortgagor, at any time upon the reasonable request of Mortgagee, will at Mortgagor's expense, execute, acknowledge and deliver all such additional papers and instruments (including, without limitation, a declaration of no setoff) and perform all such further acts as may be reasonably necessary to perform the Obligations and, as Mortgagee deems reasonably necessary, to preserve the priority of the lien of this Mortgage (subject to the liens of the Permitted Encumbrances and any Senior Loan permitted hereunder) and to carry out the purposes of the Loan Documents.

            SECTION 3.19. LITIGATION. Mortgagor will promptly give notice in writing to Mortgagee of any notice received by Mortgagor regarding litigation or any other event or occurrence that might result in a Material Adverse Change. Mortgagor shall appear in and contest any such action or proceeding at Mortgagor's sole cost and expense; and shall pay all costs and expenses, including cost of evidence of title and attorneys' fees, in any such action or proceeding in which Mortgagee may appear.

            SECTION 3.20. INSPECTION OF MORTGAGED PROPERTY. Mortgagor hereby grants to Mortgagee, its agents, employees, consultants and contractors, the right to enter upon the Mortgaged Property upon twenty-four (24) hours prior notice to Mortgagor for the purpose of making any and all inspections, reports, tests, inquiries and reviews as Mortgagee (in its sole and absolute discretion) deems necessary or appropriate to assess the then current condition of the Mortgaged Property, or for the purpose of performing any of the other acts Mortgagee is authorized to perform hereunder or under any of the Loan Documents. Mortgagor will cooperate with Mortgagee to facilitate such entry and the accomplishment of such purposes. Mortgagor will pay on demand all costs, fees and expenses (including those of Mortgagee's legal counsel and consultants) incurred by Mortgagee with respect to such inspections, reports, tests, inquiries and reviews (a) if they were incurred after an Event of Default, or
(b) if Mortgagee had knowledge or a reasonable suspicion of Hazardous Materials at, on or near the Mortgaged Property. Such amounts due from Mortgagor will accrue interest until paid at the default interest rate provided in the Note, and will be secured by this Mortgage.

            SECTION 3.21. CONTEST. Notwithstanding the provisions of PARAGRAPHS
3.15 and 3.16, Mortgagor may, at its expense, contest the validity or application of any Impositions or Laws and Restrictions by appropriate legal proceedings promptly initiated and diligently conducted in good faith, provided that (a) Mortgagee is reasonably satisfied that the priority of this Mortgage will be maintained and neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, or lost as a result of such contest, and (b) Mortgagor will have posted a bond or furnished such other security as may be reasonably required from time to time by Mortgagee.

            SECTION 3.22. ADDITIONAL INFORMATION. Mortgagor will furnish to Mortgagee, within seven (7) days after written request therefor, any and all information that Mortgagee may reasonably request concerning the Mortgaged Property or the performance by Mortgagor of the Obligations.

            SECTION 3.23. FIRPTA CERTIFICATE.

            (a) In the event of any permitted transfer by Mortgagor of its rights hereunder or of any interest in the Mortgaged Property otherwise permitted under this Mortgage, such transferee will, as an additional condition to such transfer, under penalty of perjury, execute and deliver to Mortgagee a certificate concerning the non-foreign status of Mortgagor and the proposed transferee satisfactory to Mortgagee. Nothing in this subsection will be deemed a modification or waiver of any other provision of any of the Loan Documents limiting, prohibiting or otherwise relating to any transfer of any interest in the Mortgaged Property or in Mortgagor.

            SECTION 3.24. RESTRICTIVE USES. Mortgagor will not initiate, join in, or consent to any change in the current use of the Mortgaged Property or in any zoning ordinance, private restrictive covenant, assessment proceedings or other public or private restriction limiting or restricting the uses that may be made of the Mortgaged Property or any part thereof or in any way change the boundaries of the Mortgaged Property without the prior written consent of Mortgagee, which may be given or withheld in the sole and absolute discretion of the Mortgagee.

            SECTION 3.25. TRANSFERS BY MORTGAGOR. In no event shall Mortgagor be permitted to sell, convey, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (excluding, however, any mortgage, pledge, hypothecation or transfer occurring in connection with a Senior Loan permitted under this Mortgage) the Mortgaged Property (or any part or parcel thereof), whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the Mortgagee, which consent may be given or withheld in the sole and absolute discretion of Mortgagee. In order to induce Mortgagee to make the loan secured hereby, Mortgagor agrees that, in the event of any "TRANSFER" without the prior written consent of Mortgagee (which may be given or withheld in the sole and absolute discretion of Mortgagee), Mortgagee will have the absolute right at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions. Mortgagee may grant or deny such consent in its sole discretion and, if consent should be given, any such transfer will be subject to this Mortgage, and any such transferee will assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Mortgagor or any maker or guarantor of the Note from any liability thereunder without the prior written consent of Mortgagee. As used herein, a "TRANSFER" includes (i) the sale, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, excepting only any mortgage, pledge, hypothecation or transfer occurring in connection with a Senior Loan permitted under this Mortgage, (ii) the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or (iii) the lease of all or any part of the Mortgaged Property (except as expressly permitted in SECTION
3.26 below). The term "TRANSFER" will also include (A) any merger, consolidation or dissolution of Mortgagor, any member in Mortgagor, or any entity that controls Mortgagor, and (B) the direct or indirect transfer, assignment, hypothecation or conveyance of legal or beneficial ownership of Mortgagor, any member of Mortgagor or any direct or indirect constituent of Mortgagor which would result in a change of Control of Mortgagor. For the purposes of this Note, the term "CONTROL" shall mean the power to direct or cause the direction of the management, policies or business decisions of the person, association or entity in question, whether by contract, through the ownership of voting securities or otherwise.

            SECTION 3.26. LEASES.

            (a) Except as otherwise expressly permitted in this SECTION 3.26 below, without the prior written consent of Mortgagee (which may be given or withheld in the sole and absolute discretion of Mortgagee), Mortgagor will not
(a) amend, modify, alter or supplement any Lease, (b) extend or renew any Lease,
(c) cancel, terminate or accept the surrender of any Lease, (d) enter into any new Lease for space in any portion of the Mortgaged Property, or
(e) accept any prepayment of rent more than one month in advance, any termination fee or any similar payment under any Lease or from any tenant. In furtherance and not in limitation of the foregoing, except as otherwise permitted in this SECTION 3.26 below, Mortgagor will not (1) waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge tenants under any Leases from any obligations, covenants, conditions and agreements by such tenants to be kept, or account or consent to any surrender of the Leases; (2) assign the Leases or Rents or pledge, transfer, mortgage or otherwise encumber or assign future payments of Rents; (3) commence an action of ejectment or summary proceedings for dispossession of the tenants under any Leases; (4) consent to a change in the permitted use of the premises; or (5) consent to any subletting of a Mortgaged Property or any part thereof, or to assignment of the Leases by lessees thereunder or to any assignment or further subletting by any sublessees.

            (b) Notwithstanding anything to the contrary stated in SUBSECTION 3.26(a) above, Mortgagor may amend, modify, alter or supplement any Lease without the prior written consent of Mortgagee; PROVIDED THAT, (a) no Event of Default or Potential Event of Default then exists, (b) the amendment, modification, alteration or supplement does not materially increase the duties, obligations or responsibilities of the "landlord" under the Lease, and (c) the amendment, modification, alteration or supplement does not decrease the amount of rent or decelerate or accelerate the payment of rent under the Lease.

            (c) The consent of Mortgagee to the execution, renewal, extension, amendment, modification, alteration, supplement, cancellation or termination of a Lease will be granted or denied within five (5) business days after Mortgagee receives a SECOND written request for such consent (which second written request will be given not less than ten (10) business days after the first such request) stating that it is a second notice and specifying the provision of this Mortgage pursuant to which it is given. If Mortgagee fails to grant or deny such consent within the above-specified time period, such new Lease, Lease renewal or extension, or Lease amendment, modification, alteration, supplement, cancellation or termination will be deemed to have been approved by Mortgagee. Mortgagor will pay, on demand, Mortgagee's reasonable attorneys' fees and expenses incurred in connection with any review of a proposed new Lease or Lease renewal or extension or Lease amendment, modification, alteration, supplement, cancellation or termination, whether or not such consent is granted and whether or not the conditions described in the proviso of the foregoing sentence are satisfied.

            SECTION 3.27. HAZARDOUS MATERIALS OBLIGATIONS.

            (a) Mortgagor shall comply with, and shall use its best efforts to cause each occupant of the Mortgaged Property to comply with, any and all Hazardous Materials Laws regarding the presence or removal of Hazardous Materials on or in the Mortgaged Property, shall pay immediately, when due, the costs of removal from the Mortgaged Property and disposal of any Hazardous Materials that are required to be removed pursuant to any Hazardous Materials Laws and shall keep the Mortgaged Property free of any lien that may arise pursuant to any such Hazardous Materials Laws. Mortgagor shall not, and shall not permit any person or entity (including any tenant or other occupant of the Mortgaged Property) to, release, discharge, or dispose of any Hazardous Materials on or in the Mortgaged Property except in compliance with all Hazardous Materials Laws and, if the same shall exist, Mortgagor shall immediately remove or cause to be removed from the Mortgaged Property such Hazardous Materials to the extent required to be removed pursuant to any Hazardous Materials Laws.

            (b) Mortgagor hereby agrees to indemnify, hold harmless and defend (by counsel of Mortgagee's choice) Mortgagee, its partners, members, directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, demands, liabilities, fines, penalties, assessments, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorneys' and consultants' fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Mortgaged Property (including, but not limited to, the surrounding streets and sidewalks) of any Hazardous Materials, or any Release (as defined below) of any Hazardous Materials, on, under or from the Mortgaged Property, or (ii) any activity carried on or undertaken on or off the Mortgaged Property, and whether by Mortgagor or any employees, agents, contractors or subcontractors of Mortgagor or any third persons occupying or present on the Mortgaged Property, in connection with the use, holding, handling, treatment, removal, storage, decontamination, cleanup, transport, Release, generation, processing or abatement of any Hazardous Materials located or present in, on or under the Mortgaged Property (including, but not limited to, the surrounding streets and sidewalks). The foregoing indemnity shall further apply to any residual contamination in, on or under the Mortgaged Property (including, but not limited to, the surrounding streets and sidewalks), or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, holding, handling, treatment, removal, decontamination, cleanup, storage, transport, disposal, Release, processing or abatement of any such Hazardous Materials, and irrespective of whether any of such activities are undertaken in accordance with applicable Hazardous Materials Laws. Mortgagor hereby acknowledges and agrees that, notwithstanding any other provision of this Mortgage to the contrary, the obligations of Mortgagor under this SECTION 3.27 shall be unlimited personal obligations of Mortgagor, shall not be secured by this Mortgage and shall survive any foreclosure under this Mortgage, any transfer in lieu thereof, and the payment and satisfaction in full of the Indebtedness and/or Obligations. As used herein, the term "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any of the Mortgaged Property, including the movement of any Hazardous Materials through the air, soil, surface, water, groundwater or property.


                                    ARTICLE 4
                             [INTENTIONALLY OMITTED]

                                    ARTICLE 5
                             DEFAULT AND FORECLOSURE

            SECTION 5.1. REMEDIES. If an Event of Default exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

            (a) ACCELERATION. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same will become immediately due and payable.

            (b) ENTRY ON MORTGAGED PROPERTY. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

            (c) OPERATION OF MORTGAGED PROPERTY. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of SECTION 5.7.

            (d) FORECLOSURE AND SALE. Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that five (5) days' prior written notice will be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property will pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor will be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale will be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

            (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver will have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and will apply such Rents in accordance with the provisions of SECTION 5.7.

            (f) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

            SECTION 5.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default will not be exhausted by any one or more sales.

            SECTION 5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Mortgagee will have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) will be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor will arise, and the exercise or failure to exercise any of them will not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and will be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity will be deemed to cure any Event of Default.

            SECTION 5.4. RELEASE OF AND RESORT TO COLLATERAL. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a lien and security interest in and to the Mortgaged Property subject only to the Permitted Encumbrances and any Senior Loan permitted pursuant to this Mortgage. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

            SECTION 5.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

            SECTION 5.6. DISCONTINUANCE OF PROCEEDINGS. If Mortgagee will have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and will thereafter elect to discontinue or abandon it for any reason, Mortgagee will have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee will be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee will continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment will waive any Event of Default that may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

            SECTION 5.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, will be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law or by a Senior Lender (if any) permitted pursuant to this Mortgage:

            (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (1) Receiver's fees and expenses, including the repayment of the amounts evidenced by any Receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

            (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

            (c) the balance, if any, to the payment of the Persons legally entitled thereto.

Notwithstanding the foregoing, the terms and provisions of this SECTION 5.7 shall be subject to any prior rights of the Senior Lender (if any).

            SECTION 5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with SECTION 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

            SECTION 5.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

            (a) If any Event of Default exists, Mortgagee will have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this SECTION 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, will bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which default interest is then computed on the Indebtedness pursuant to the terms and provisions of the Note, and all such sums, together with such default interest thereon, will be secured by this Mortgage.

            (b) Mortgagor will pay all expenses (including, without limitation, reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

            SECTION 5.10. NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this ARTICLE 5, the assignment of the Rents and Leases under ARTICLE 6, the security interests under ARTICLE 7, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity will cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever otherwise.

                                    ARTICLE 6
                         ASSIGNMENT OF RENTS AND LEASES

            SECTION 6.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Mortgagor in SECTION 2.1 of this Mortgage, subject to the prior rights of any Senior

Loan permitted pursuant to this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default will have occurred and be continuing, Mortgagor will have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Indebtedness and Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default will have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted will automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

            SECTION 6.2. PERFECTION UPON RECORDATION. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee will have, to the extent permitted under applicable law, a valid and fully perfected, present assignment of the Rents arising out of the Leases and all security for such Leases, subject only to the Permitted Encumbrances and any Senior Loan permitted pursuant to the terms and provisions of this Mortgage. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents will be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

            SECTION 6.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage will constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest will extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

            SECTION 6.4. NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property (if any) will not merge, but will remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

                                    ARTICLE 7
                               SECURITY AGREEMENT

            SECTION 7.1. SECURITY INTEREST. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds and Condemnation Awards, subject only to the Permitted Encumbrances and any Senior Loan permitted pursuant to the terms and provisions of this Mortgage. To this end, Mortgagor grants to Mortgagee a security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Condemnation Awards and all other Mortgaged Property which is personal property (subject to the Permitted Encumbrances and any Senior Loan permitted under this Mortgage) to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee will have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds and Condemnation Awards sent to Mortgagor at least five (5) days before any action under the UCC will constitute reasonable notice to Mortgagor.

            SECTION 7.2. FINANCING STATEMENTS. Mortgagor will execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of South Carolina at the address set forth in the first paragraph of this Mortgage.

            SECTION 7.3. FIXTURE FILING. This Mortgage will also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property, which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

                                    ARTICLE 8

                             [INTENTIONALLY OMITTED]

                                    ARTICLE 9
                                  MISCELLANEOUS

            SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Mortgage will be given in accordance with Section 17 of the Note.

            SECTION 9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and will be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" will refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property will be deemed to have notice of, and be bound by, the terms of the Note and the other Loan Documents; however, no such party will be entitled to any rights thereunder without the prior written consent of Mortgagee.

            SECTION 9.3. ATTORNEY-IN-FACT. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor will fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose,
(c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee will not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance will be added to and included in the Indebtedness and will bear interest at the default rate or rates at which default interest is then computed on the Indebtedness pursuant to the terms and provisions of the Note; (3) Mortgagee as such attorney-in-fact will only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee will not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this SECTION 9.3.

            SECTION 9.4. SUCCESSORS AND ASSIGNS. This Mortgage will be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor will not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

            SECTION 9.5. NO WAIVER. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents will not be deemed to be a waiver of same, and Mortgagee will have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

            SECTION 9.6. NOTE. If any conflict or inconsistency exists between this Mortgage and the Note, the Note will govern.

            SECTION 9.7. RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor's expense, will release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

            SECTION 9.8. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness or Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

            SECTION 9.9. APPLICABLE LAW. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted will be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage will be governed by the laws of the State of South Carolina, without regard to conflicts of laws principles.

            SECTION 9.10. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and will in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

            SECTION 9.11. ENTIRE AGREEMENT. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

            SECTION 9.12. SEVERABILITY. If any provision in or obligation under this Mortgage shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 9.13. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MORTGAGOR ARISING OUT OF OR RELATING TO THIS MORTGAGE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED, AND BY EXECUTION AND DELIVERY OF THIS MORTGAGE MORTGAGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS MORTGAGE. Mortgagor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Mortgagor at its address provided in the Note, such service being hereby acknowledged by Mortgagor to be sufficient for personal jurisdiction in any action against Mortgagor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Mortgagee to bring proceedings against Mortgagor in the courts of any other jurisdiction.

            SECTION 9.14. WAIVER OF JURY TRIAL. TRUSTOR HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS MORTGAGE. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Mortgage, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Mortgagor acknowledges that this waiver is a material inducement for Mortgagee to enter into a business relationship with Mortgagor, that Mortgagee has relied on this waiver in entering into this Mortgage and that Mortgagee will continue to rely on this waiver in the parties' related future dealings. Mortgagor further warrants and represents that Mortgagor has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS

OR MODIFICATIONS TO THIS MORTGAGE. In the event of litigation, this Mortgage may be filed as a written consent to a trial by the court.

            SECTION 9.15. SUBORDINATION. At the option of Mortgagee, this Mortgage will become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Mortgaged Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all Leases upon the execution by Mortgagee and recording thereof in the official records of the county where the Land is located of a unilateral declaration to that effect. Mortgagee may require the issuance of such title insurance endorsements to the title policy in connection with any such subordination as Mortgagee, in its reasonable judgment, will determine are appropriate, and Mortgagor will pay any cost or expense incurred in connection with the issuance thereof.

            SECTION 9.16. SUITS TO PROTECT MORTGAGED PROPERTY. Mortgagor will appear in and defend any action or proceeding purporting to affect the security of the Mortgage, or of any additional or other security for the Obligations, or the interest of Mortgagee; and will pay all costs and expenses, including cost of evidence of title and reasonable attorneys' fees (including, without limitation, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses), in any action or proceeding in which Mortgagee may appear or be made a party, including foreclosure or other proceeding commenced by those claiming a right to any part of the Mortgaged Property in any action to partition or Taking of all or part of the Mortgaged Property, whether or not pursued to final judgment, and in any exercise of the power of sale contained herein, whether or not the sale is actually consummated. In any such action or proceeding in which Mortgagee is made a party, Mortgagee may at its option defend such action, and all costs of such defense, including all court costs and reasonable attorneys' fees (including, without limitation, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses), will be borne and paid by Mortgagor.

            SECTION 9.17. INDEMNIFICATION AND DEFENSE.

            (a) Mortgagor will indemnify, defend, and hold Mortgagee and its agents harmless from and against all liabilities, losses, claims, damages, costs and/or expenses (including, without limitation, reasonable attorneys' fees, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses) that Mortgagee incurs in connection with the making, servicing or administering of the Loan, the enforcement of any of Mortgagee's rights or remedies under the Loan Documents, by reason of any failure of any representation or warranty made by Mortgagor or the failure of Mortgagor to perform any Obligation or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Mortgagee arising out of or in connection with the Mortgaged Property, the Note or any of the other Loan Documents.

            (b) Whenever, under any Loan Document, Mortgagor is obligated to indemnify and/or defend Mortgagee, or Mortgagor is obligated to defend or prosecute any action or proceeding, then Mortgagee will have the right to participate in such prosecution or defense using counsel of Mortgagee's choice, and all costs and expenses incurred by Mortgagee in connection with such participation (including reasonable attorneys' fees (including, without limitation, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses)) will be reimbursed by Mortgagor to Mortgagee. In addition, Mortgagee will have the right to approve any counsel retained by Mortgagor in connection with the prosecution or defense of any such action or proceeding by Mortgagor. Mortgagor will give notice to Mortgagee of the initiation of all proceedings prosecuted or required to be defended by Mortgagor, or which are subject to Mortgagor's indemnity obligations, under this Mortgage, promptly after the receipt by Mortgagor of notice of the existence of any such proceeding, but in no event later than five
(5) days thereafter.

            (c) Should Mortgagee incur any liability, loss, claim, damage, cost or expense required to be reimbursed by Mortgagor to Mortgagee hereunder, the amount thereof with interest thereon at the default interest rate provided under the Note will constitute part of the Indebtedness, will be payable by Mortgagor upon demand and will be secured by this Mortgage.

                                   ARTICLE 10
                              LOCAL LAW PROVISIONS

                                    [TO COME]


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.



                  MORTGAGOR:      ______________________________
                                  a ____________________________



                                  By:      _________________________
                                  Name:    _________________________
                                  Its:     _________________________



[ADD ACKNOWLEDGMENT]

                                    EXHIBIT A


                          Legal Description of Premises

                                    EXHIBIT L

                                     FORM OF
                             ENVIRONMENTAL INDEMNITY

                                   [ATTACHED]

                        HAZARDOUS SUBSTANCES REMEDIATION
                          AND INDEMNIFICATION AGREEMENT

         This Hazardous Substances Remediation and Indemnification Agreement (this "AGREEMENT") dated as of this ______ day of ________________, 2001 is made by _____________, a __________ ("BORROWER"), in favor of GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("LENDER"), in connection with the loan (the "LOAN") made to Borrower by Lender in an aggregate principal amount of _______________ ($______).

                                    RECITALS

         A. The Loan is evidenced by a Secured Promissory Note of even date herewith, executed by Borrower in favor of Lender (the "NOTE") in the aggregate principal amount of ____________ ($________).

         B. The Note is secured by, among other things, certain mortgages and/or deeds of trust more particularly described on EXHIBIT A attached hereto (each a "MORTGAGE" and collectively the "MORTGAGES") encumbering certain real property located in the States of Florida, Kentucky, Nebraska, North Carolina, South Carolina and Virginia, as more particularly described in EXHIBIT B attached hereto (each such separate real property described in said EXHIBIT B being referred to herein as a "GOLF COURSE PARCEL" and all Golf Course Parcels described in said EXHIBIT B being referred to herein collectively as the "PROPERTY").

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees as follows:

         1. DEFINITIONS. As used herein, the following terms will have the following meanings:

         ENVIRONMENTAL OBLIGATIONS:  As defined in SECTION 7 hereof.

         EXPENSES.  As defined in SECTION 5 hereof.

         GOLF COURSE PARCEL:  As defined in RECITAL B hereof.

         HAZARDOUS MATERIALS. Any (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants that (i) pose a hazard to any Golf Course Parcel or the Property or to persons on or about any Golf Course Parcel or the Property or (ii) cause any Golf Course Parcel or the Property to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated byphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable local, state or federal law, rule or under the regulations adopted or promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq.; and any other federal, state or local statute, rule or regulation applicable to or regulating any Golf Course Parcel; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any Golf Course Parcel or the Property or the owners and/or occupants of property adjacent to or surrounding any Golf Course Parcel or the Property, or any other Person coming upon any Golf Course Parcel or the Property or adjacent property; and (e) other chemical, material or substance that may or could pose a hazard to the environment.

         HAZARDOUS MATERIALS CLAIMS: Any and all enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with any and all claims made or threatened by any third party against Borrower, Lender or the Property (or any Golf Course Parcel that comprises the Property) relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

         HAZARDOUS MATERIALS LAWS: Any federal, state or local laws, ordinances, rules or regulations relating to the environment, health and safety, and/or Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about any Golf Course Parcel or the Property, including, without limitation, soil, groundwater and indoor and ambient air conditions.

         LOAN:  As defined in the introductory paragraph of this Agreement.

         LOAN DOCUMENTS:  As defined in the Note.

         MORTGAGE and MORTGAGES:  As defined in RECITAL B hereof.

         NOTE:  As defined in RECITAL A hereof.

         PERSON:  As defined in the Mortgage.

         PROPERTY:  As defined in RECITAL B hereof.

         REMEDIAL WORK: As defined in SECTION 4 hereof.

         TENANT: Any tenant under any lease or occupancy agreement affecting any Golf Course Parcel or any part thereof.

         2. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that, except (a) as described in the environmental reports listed on EXHIBIT C attached hereto and (b) in accordance with applicable Hazardous Materials Laws and prudent business practices, and as reasonably necessary for the operation of any Golf Course Parcel as it is currently being operated (i) no Hazardous Materials exist on, under or about the Property or any Golf Course Parcel that comprises any portion of the Property, and (ii) no Hazardous Materials have at any time been transported to or from the Property or any Golf Course Parcel that comprises any portion of the Property or used, generated, manufactured, stored, released or disposed of on, under or about the Property or any Golf Course Parcel that comprises any portion of the Property; (b) the Property and each separate Golf Course Parcel that comprises any portion of the Property is not in violation of any Hazardous Materials Laws; (c) there are no past, current or threatened Hazardous Materials Claims; and (d) there are not now located on or under, and no storage tanks have ever been located on or under, the Property or any Golf Course Parcel that comprises a portion of the Property.

         3. COVENANTS. Borrower will: (a) comply and use commercially reasonable efforts to cause all Tenants and other Persons on or occupying any Golf Course Parcel (or any part or parcel thereof), to comply with all Hazardous Materials Laws; (b) without limiting the generality of CLAUSE (a), not install, use, generate, manufacture, store, release or dispose of, and will use commercially reasonable efforts to prohibit the installation, use, generation, storage, release or disposal of Hazardous Materials on, under or about the Property, nor transport or permit the transportation of Hazardous Materials to or from any Golf Course Parcel except in accordance with applicable Hazardous Materials Laws and prudent business practices, and as reasonably necessary for the operation of any such Golf Course Parcel as it is currently operated; (c) submit during the term of the Loan, if requested by Lender, at Borrower's expense, report(s), satisfactory to Lender in its sole and absolute discretion, prepared by consultant(s) approved by Lender, certifying, with respect to each Golf Course Parcel, that such Golf Course Parcel is not then being used nor has it been used in the past for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Materials except in accordance with applicable Hazardous Materials Laws and prudent business practices, and as reasonably necessary for the operation of such Golf Course Parcel as it is currently operated; (d) immediately advise Lender in writing of
(i) any and all Hazardous Materials Claims, (ii) the presence of any Hazardous Materials on, under or about any Golf Course Parcel except in accordance with applicable Hazardous Materials Laws and prudent business practices, and as reasonably necessary for the operation of such Golf Course Parcel as it is currently operated, (iii) any remedial action taken by Borrower in response to any Hazardous Materials on, under or about any Golf Course Parcel or to any Hazardous Materials Claims, (iv) Borrower's discovery of the presence of Hazardous Materials on, under or about any real property adjoining or in the vicinity of any Golf Course Parcel, except in accordance with applicable Hazardous Materials Laws, and (v) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Golf Course Parcel that could cause such Golf Course Parcel or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Golf Course Parcel under any Hazardous Materials Laws; (e) provide Lender with copies of all reports, analyses, notices, licenses, approvals, orders, correspondences or other written materials relating to the environmental condition of any Golf Course Parcel or Hazardous Materials Claims immediately upon receipt, completion or delivery of such materials; (f) submit during the term of the Loan, within ten (10) days following delivery of a written request therefor by Lender, a certificate duly executed by an authorized representative of Borrower, in which Borrower restates, as of the date of the certificate, all of the representations and warranties set forth in SECTION 2 of this Agreement, modified as may be required for purposes of accuracy, and in which Borrower acknowledges that such certificate may be relied upon by any assignee of the Loan or by any purchaser of any Golf Course Parcel (whether purchased at a foreclosure sale or purchased directly from Lender or its successors or assigns at any time following foreclosure or delivery of a deed in lieu thereof); (g) not install or allow to be installed any underground tanks on any Golf Course Parcel; (h) not create or permit to continue in existence any lien (whether or not such lien has priority over any lien created by the Mortgage) upon any Golf Course Parcel imposed pursuant to any Hazardous Materials Laws; (i) not change or alter the present use of any Golf Course Parcel unless Borrower will have notified Lender thereof in writing and Lender will have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Materials on such Golf Course Parcel in such a level that would increase the potential liability for Hazardous Materials Claims, and (j) notwithstanding anything herein to the contrary, not enter into any lease with a tenant that uses, permits the use of, or proposes to use or permit the use of, any chlorinated solvents at or near any Golf Course Parcel.

         4. BORROWER'S REMEDIAL WORK. Borrower will promptly perform any and all necessary remedial work ("REMEDIAL WORK") in response to any Hazardous Materials Claims or the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Materials on, under or about any Golf Course Parcel; PROVIDED, HOWEVER, that Borrower will perform such Remedial Work in good faith so as to minimize any impairment to Lender's security under the Loan Documents. All Remedial Work will be conducted (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (b) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval; (c) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (d) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) each will, at Lender's option, be subject to such Lender's prior written approval, which approval will not be unreasonably withheld or delayed. In addition, Borrower will submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Borrower in connection with any Remedial Work or Hazardous Materials relating to any Golf Course Parcel. All costs and expenses of such Remedial Work will be paid by Borrower, including, without limitation, the charges of the

Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and Lender's reasonable fees and costs incurred in connection with monitoring or reviewing such Remedial Work. Lender will have the right, but not the obligation, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

         5. INDEMNITY. Borrower will protect, indemnify and hold Lender, its directors, officers, employees and agents, and any successors to Lender's interest in any Golf Course Parcel, and any other Person who acquires any portion of a Golf Course Parcel at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and any successors to any such other Person, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable attorneys' fees and costs (including, without limitation, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses) and expenses of investigation) that arise out of or relate in any way to any Hazardous Materials Claims or any use, handling, production, transportation, disposal, release or storage of any Hazardous Materials in, under or on any Golf Course Parcel whether by Borrower or by any Tenant or any other Person, including, without limitation, (a) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (i) Hazardous Materials Claims or the use, generation, storage, discharge or disposal of Hazardous Materials by Borrower, any prior owner or operator of any Golf Course Parcel or any Person on or about any Golf Course Parcel; (ii) any residual contamination affecting any natural resource or the environment; (iii) any exercise by Lender of any of its rights and remedies hereunder; and/or (iv) Lender's reliance on any representation or warranty made herein or in any certificate delivered after the date hereof pursuant to SECTION 3(f) of this Agreement, if such representation or warranty proves to be materially false or misleading; and (b) the costs of any required or necessary repair, cleanup, or detoxification of any Golf Course Parcel and the preparation of any closure or other required plans; PROVIDED, HOWEVER, that Borrower will not be obligated to indemnify Lender under SECTION 5(b) above in the event and to the extent that the Borrower can conclusively prove that (X) the contamination of the applicable Golf Course Parcel(s) was caused solely by actions, conditions, or events that occurred after the date that Lender(s) (or any purchaser at a foreclosure sale) actually acquired title to such Golf Course Parcel, and (Y) the contamination of the Golf Course Parcel was not caused by the direct or indirect acts or omissions of Borrower, any partner(s) of Borrower, any member(s) of Borrower, or any agent of Borrower. All such costs, damages, claims and expenses heretofore described and/or referred to in this
SECTION 5 are hereinafter referred to as "EXPENSES." Borrower's liability to the aforementioned indemnified parties will arise upon the earlier to occur of (x) discovery of any Hazardous Materials on, under or about any Golf Course Parcel, and (y) the institution of any Hazardous Materials Claims, and not upon the realization of loss or damage, and Borrower will pay to Lender from time to time, immediately upon such Lender's request, an amount equal to such Expenses, as reasonably determined by such Lender. In addition, in the event any Hazardous Material is caused to be removed from any Golf Course Parcel by Borrower, Lender or any other Person, the number assigned by the Environmental Protection Agency to such Hazardous Material or any similar identification will be solely in the name of Borrower and Borrower will assume any and all liability for such removed Hazardous Material.

         6. REMEDIES UPON DEFAULT. In addition to any other rights or remedies Lender may have under this Agreement, at law or in equity, if Borrower will fail to timely comply with any of the provisions hereof, or if any representation or warranty made herein or in any certificate delivered after the date hereof pursuant to SECTION 3(f) of this Agreement proves to be false or misleading, then, in such event Lender may, after (a) delivering written notice to Borrower, which notice specifically states that Borrower has failed to comply with the provisions of this Agreement; and (b) the expiration of the earlier to occur of the thirty (30) day period after receipt of such notice or the cure period, if any, permitted under the applicable law, rule, regulation or order with which Borrower will have failed to comply, (i) declare an Event of Default under the Loan Documents and exercise any and all remedies provided for therein, herein, at law and/or in equity, and/or (ii) do or cause to be done whatever is necessary to cause the Property (and each and every Golf Course Parcel that comprises a portion of the Property) to comply with all Hazardous Materials Laws and other applicable laws, rules, regulations and/or orders and the cost thereof will constitute an Expense hereunder and will become immediately due and payable without notice and with interest thereon at the default interest rate payable under the Note until paid. Borrower will give to Lender and its agents and employees access to each Golf Course Parcel for the purpose of effecting such compliance and hereby specifically grants to Lender a license, effective upon expiration of the applicable cure period, if any, to do whatever is necessary to cause each and every Golf Course Parcel to so comply, including, without limitation, to enter each such Golf Course Parcel and remove therefrom any Hazardous Materials. Without limiting the generality of the foregoing, Lender will have the right to appoint a receiver to enforce this right to enter and inspect the Golf Course Parcels to the extent such authority is provided under the laws applicable to each such Golf Course Parcel in the jurisdiction where such Golf Course Parcel is located.

         7. UNSECURED RECOURSE OBLIGATIONS. The obligations set forth herein, including, without limitation, Borrower's obligation to pay Expenses hereunder (collectively, the "ENVIRONMENTAL OBLIGATIONS"), are in addition to, and separate and distinct from, Borrower's obligations under the Loan Documents, and are not secured by the Mortgage or any of the other Loan Documents. Notwithstanding any term or provision contained herein or in the Loan Documents, Borrower will be fully and personally liable for the Environmental Obligations hereunder, and such liability will not be limited to the original principal amount of the Loan. The Environmental Obligations will not include the obligation to reimburse Lender for diminution in value of any Golf Course Parcel resulting from the presence of Hazardous Materials on such Golf Course Parcel before the date that Borrower is divested of title to such Golf Course Parcel or any portion thereof by foreclosure or deed in lieu thereof; PROVIDED, HOWEVER, that nothing in this sentence will impair or limit Lender's right to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by the Mortgage, including, without limitation, the Note. Borrower's willful failure to perform any of the Environmental Obligations will constitute bad faith waste with respect to the affected Golf Course Parcel(s). The Environmental Obligations will survive the repayment of the Indebtedness (as defined in the Mortgage) and any foreclosure, deed in lieu of foreclosure or similar proceedings by or through which Lender or any of its successors or assigns or any other person bidding at a foreclosure sale may obtain title to any or all of the Golf Course Parcels (or any portion thereof).

         8. WAIVER. No waiver of any provision of this Agreement nor consent to any departure by Borrower therefrom will in any event be effective unless the same will be in writing and signed by Lender, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower will in any case entitle Borrower to any other or further notice or demand in similar or other circumstances.

         9. EXERCISE OF REMEDIES. No failure on the part of Lender to exercise and no delay in exercising any right or remedy hereunder, at law or in equity, will operate as a waiver thereof; nor will Lender be estopped to exercise any such right or remedy at any future time because of any such failure or delay; nor will any single or partial exercise of any such right or remedy preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

         10. ASSIGNMENT. Lender may assign its interest under this Agreement to any one or more successor(s) to such Lender's interest in any Golf Course Parcel or the Loan Documents. This Agreement may not be assigned or transferred, in whole or in part, by Borrower and any purported assignment by Borrower of this Agreement will be void and of no force or effect.

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of such counterparts taken together will constitute but one and the same instrument.

         12. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of South Carolina.

         13. MODIFICATIONS. This Agreement may be amended or modified only by an instrument in writing that by its express terms refers to this Agreement and that is duly executed by the party sought to be bound thereby.

         14. ATTORNEYS' FEES. If any party to this Agreement commences litigation for the interpretation, enforcement, termination, cancellation or rescission of this Agreement, or for damages for the breach of this Agreement, the prevailing party in such action will be entitled to its reasonable attorneys' fees and court and other costs incurred (including, without limitation, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses), to be paid by the losing party as fixed by the court or in a separate action brought for that purpose.

         15. INTERPRETATION. This Agreement has been negotiated by parties knowledgeable in the matters contained in this Agreement, with the advice of counsel, is to be construed and interpreted in absolute parity, and will not be construed or interpreted against any party by reason of such party's preparation of the initial or any subsequent draft of the Loan Documents or this Agreement.

         16. SEVERABILITY. If any term or provision of this Agreement is determined to be illegal or unenforceable, all other terms and provisions in this Agreement will nevertheless remain effective and will be enforced to the fullest extent permitted by law.

         17. OTHER LAWS. Nothing in this Agreement, and no exercise by Lender of its rights or remedies under this Agreement, will impair, constitute a waiver of, or in any way affect such Lender's rights and remedies with respect to Borrower under any Hazardous Materials Laws, including without limitation, contribution provisions or private right of action provisions under such Hazardous Materials Laws.

         18. NOTICES. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement will be given in accordance with the notice provisions contained in the Note.





                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year first above written.

BORROWER:                  __________________________________,
                           a ________________________

                           By:
                               -----------------------------------
                           Name:  Larry D. Young
                           Title: -------------------------------------

                                    EXHIBIT M

                                     FORM OF
                                    GUARANTY

                                   [ATTACHED]










                                   Exhibit M-1

                                    GUARANTY



                  This GUARANTY is entered into as of ______________, 2001 by LARRY D. YOUNG, an individual residing in the State of South Carolina ("GUARANTOR"), in favor of and for the benefit of GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("BENEFICIARY") and the holder of the Secured Promissory Note (the "NOTE") made the even date herewith by __________________ ("DEBTOR").

                                    RECITALS

                  A. Beneficiary and Golf Holding, LLC, a Delaware limited liability company ("LEGENDS"), entered into a Purchase and Sale Agreement dated as of February ___, 2001 (the "PURCHASE AGREEMENT"), pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, certain golf courses more particularly described therein (collectively, the "PARCELS"). Beneficiary has agreed to provide purchase money financing to Legends to consummate the acquisition of the Parcels by Legends or its Affiliate(s), as contemplated in the Purchase Agreement. The Note is secured by those certain Mortgages, Security Agreements, Assignments of Rents and Leases and Fixture Filings and Deeds of Trust, Security Agreements, Assignments of Rents and Leases and Fixture Filings, each dated as of even date herewith, between Debtor and Beneficiary (each sometimes hereinafter referred to individually as, a "MORTGAGE", and collectively as, the "MORTGAGES"). The Note, the Mortgages, this Guaranty and all other instruments and documents governing, evidencing and/or securing the loan evidenced by the Note will be referred to herein collectively as the "LOAN DOCUMENTS". Capitalized terms used herein without definition have the meanings given to them in the Note, the Mortgages or the Purchase Agreement, as applicable.

                  B. Guarantor owns a majority of the equity interests of (and controls) Legends, which owns all of the equity interests of (and controls) Debtor. Guarantor will benefit from the transactions contemplated by the Purchase Agreement and the Loan Documents (collectively, the "BASIC DOCUMENTS").

                  C. It is a condition precedent to Beneficiary entering into the Loan Documents and making the purchase money loan to Debtor described herein that the obligations of the Debtor under the Note and the other Loan Documents (other than this Guaranty) be guarantied by Guarantor.

                  D. Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Debtor.

                  NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Beneficiary to make the purchase money loan, Guarantor hereby agrees as follows:

SECTION 1.        DEFINITIONS

                  1.1 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms will have the following meanings unless the context otherwise requires:

                  "GUARANTIED OBLIGATIONS" is defined in SUBSECTION 2.1.

                  "GUARANTY" means this Guaranty, as it may be amended, supplemented or otherwise modified from time to time.

                  "PAYMENT IN FULL," "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations, including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiary as required under the Loan Documents.

                  1.2 INTERPRETATION. References to "Sections" and "subsections" will be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided. If there is any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of any of the Basic Documents, the terms, conditions and provisions of this Guaranty will prevail.

SECTION 2.        THE GUARANTY

                  2.1 GUARANTY OF THE GUARANTIED OBLIGATIONS. Guarantor hereby absolutely, irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same will become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)).
The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

                  (a) any and all obligations of Debtor now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Loan Documents including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Debtor, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Debtor for such interest in the related bankruptcy proceeding; and

                  (b) those expenses set forth in SUBSECTION 2.7 hereof.

                  2.2 PAYMENT BY GUARANTOR; APPLICATION OF PAYMENTS. Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right that Beneficiary may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Debtor to pay any of the Guarantied Obligations when and as the same will become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
                  Section 362(a) of
                  the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantor will upon demand pay, or cause to bE paid, in cash, to Beneficiary, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest, fees and charges on such Guarantied Obligations (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Debtor, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Debtor for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiary as aforesaid.

                  2.3 LIABILITY OF GUARANTOR ABSOLUTE. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and will not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

                  (a) This Guaranty is a guaranty of payment when due and not of collectibility.

                  (b) Beneficiary may enforce this Guaranty upon the occurrence of an Event of Default under any of the Loan Documents.

                  (c) The obligations of Guarantor hereunder are independent of the obligations of Debtor under the Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Debtor or any other guarantors and whether or not Debtor is joined in any such action or actions.

                  (d) Payment by Guarantor of a portion, but not all, of the Guarantied Obligations will in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations that has not been paid. Without limiting the generality of the foregoing, if Beneficiary is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment will not be deemed to release Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment will not, except to the extent satisfied by Guarantor, limit, affect, modify or abridge Guarantor's liability hereunder in respect of the Guarantied Obligations.

                  (e) Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations;
                  (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Beneficiary may have against any such security, in each case as Beneficiary in its discretion may determine consistent with the Loan Documents, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Debtor or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

                  (f) This Guaranty and the obligations of Guarantor hereunder will be valid and enforceable and will not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including, without limitation, the occurrence of any of the following, whether or not Guarantor will have had notice or knowledge of any of them:
                  (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations;
                  (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any of the Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations or any agreement relating to such other guaranty or security;
                  (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guarantied Obligations) to the payment of Indebtedness other than the Guarantied Obligations, even though Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Debtor or any of its affiliates and to any corresponding restructuring of the Guarantied Obligations;
                  (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims that Debtor may allege or assert against Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and
                  (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

         2.4 WAIVERS BY GUARANTOR. Guarantor hereby waives, for the benefit of Beneficiary:

                  (a) any right to require Beneficiary, as a condition of payment or performance by Guarantor, to (i) proceed against Debtor, any other guarantor of the Guarantied Obligations or any other Person; (ii) proceed against or exhaust any security held from Debtor, any such other guarantor or any other Person; (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Beneficiary in favor of Debtor or any other Person; or (iv) pursue any other remedy in the power of Beneficiary whatsoever;

                  (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Debtor including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Debtor from any cause other than payment in full of the Guarantied Obligations;

                  (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (d) any defense based upon Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith;

                  (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder; (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof; (iii) any rights to set-offs, recoupments and counterclaims; and (iv) promptness, diligence and any requirement that Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                  (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any Loan Document, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Debtor and notices of any of the matters referred to in SUBSECTION 2.3 and any right to consent to any thereof; and

                  (g) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of this Guaranty.

                  [INSERT OTHER SOUTH CAROLINA WAIVERS, AS DETERMINED BY LOCAL COUNSEL]

                  2.5 GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guarantied Obligations will have been paid in full, Guarantor will withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Debtor or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Debtor, (ii) any right to enforce, or to participate in, any claim, right or remedy that Beneficiary now has or may hereafter have against Debtor, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Beneficiary, and (b) any right of contribution Guarantor may have against any other guarantor of any of the Guarantied Obligations. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Debtor or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, will be junior and subordinate to any rights Beneficiary may have against Debtor, to all right, title and interest Beneficiary may have in any such collateral or security, and to any right Beneficiary may have against such other guarantor. Beneficiary may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation such Guarantor may have will terminate. If any amount will be paid to Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations will not have been paid in full, such amount will be held in trust for Beneficiary and will forthwith be paid over to Beneficiary to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

                  2.6 EXPENSES. Guarantor agrees to pay, or cause to be paid, on demand, and to save Beneficiary harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel and reasonable allocated costs of internal counsel) incurred or expended by Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

                  2.7 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and will remain in effect until all of the Guarantied Obligations will have been paid in full. Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

                  2.8 AUTHORITY OF GUARANTOR OR DEBTOR. Guarantor acknowledges and agrees that Beneficiary has no obligation to inquire into the capacity or powers of Guarantor or Debtor or the officers, directors or any agents acting or purporting to act on behalf of any of them, and failure of Beneficiary to make any such inquiries shall not affect the enforceability of this Guaranty.

                  2.9 FINANCIAL CONDITION OF DEBTOR. Any extensions of credit may be granted to Debtor or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Debtor at the time of any such grant or continuation. Beneficiary will have no obligation to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of Debtor. Guarantor has adequate means to obtain information from Debtor on a continuing basis concerning the financial condition of Debtor and its ability to perform its obligations under the Loan Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Debtor and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Guarantor hereby waives and relinquishes any duty on the part of Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Debtor now known or hereafter known by Beneficiary.

                  2.10 RIGHTS CUMULATIVE. The rights, powers and remedies given to Beneficiary by this Guaranty are cumulative and will be in addition to and independent of all rights, powers and remedies given to Beneficiary by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between Guarantor and Beneficiary or between Debtor and Beneficiary. Any forbearance or failure to exercise, and any delay by Beneficiary in exercising, any right, power or remedy hereunder will not impair any such right, power or remedy or be construed to be a waiver thereof, nor will it preclude the further exercise of any such right, power or remedy.

                  2.11 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY. (a) So long as any Guarantied Obligations remain outstanding, Guarantor will not, without the prior written consent of Beneficiary in accordance with the terms of the applicable Loan Document, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Debtor. The obligations of Guarantor under this Guaranty will not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Debtor or by any defense that Debtor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding referred to in CLAUSE (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) will be included in the Guarantied Obligations, because it is the intention of Guarantor and Beneficiary that the Guarantied Obligations that are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order that may relieve Debtor of any portion of such Guarantied Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Beneficiary, or allow the claim of Beneficiary in respect of, any such interest accruing after the date on which such proceeding is commenced.

                  (c) If all or any portion of the Guarantied Obligations are paid by Debtor, the obligations of Guarantor hereunder will continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered will constitute Guarantied Obligations for all purposes under this Guaranty.

                  2.12 NOTICE OF EVENTS. As soon as Guarantor obtains knowledge thereof, Guarantor will give Beneficiary written notice of any condition or event that has resulted in (a) a material adverse change in the financial condition of Guarantor or Debtor or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in any of the other Loan Documents or any other document delivered pursuant hereto or thereto.

SECTION 3.        MISCELLANEOUS

                  3.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein will survive the execution and delivery of this Guaranty and the Loan Documents.

                  3.2 NOTICES. Any communications between Beneficiary and Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth below:

                  Guarantor:

                  Larry D. Young
                  Post Office Box 2038
                  Myrtle Beach, South Carolina  29578-2038
                  Facsimile:  (843) 236-0516

                  Beneficiary:

                  Golf Trust of America, L.P.
                  14 Adger's Wharf
                  Charleston, South Carolina  29401
                  Attention:  W. Bradley Blair, II
                  Facsimile:  (843) 723-0479

                  with a copy to:

                  O'Melveny & Myers LLP
                  Embarcadero Center West

                  275 Battery Street, 26th Floor
                  San Francisco, California  94111-3305
                  Attention:  Peter T. Healy, Esq.
                  Facsimile:  (415) 984-8701

                  Any notice, request or demand to or upon Beneficiary or Guarantor will not be effective until received.

                  3.3 SEVERABILITY. In case any provision in or obligation under this Guaranty will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby.

                  3.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, will be effective without the written concurrence of Beneficiary and, in the case of any such amendment or modification, Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given.

                  3.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and will not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

                  3.6 APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND BENEFICIARY HEREUNDER WILL BE GOVERNED BY, AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  3.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and will be binding upon Guarantor and its respective successors and assigns. This Guaranty will inure to the benefit of Beneficiary and its respective successors and assigns. Guarantor will not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of Beneficiary. Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty will inure to the benefit of any transferee or assignee of the Note, and in the event of such transfer or assignment the rights and privileges herein conferred upon Beneficiary will automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                  3.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF SOUTH CAROLINA. BY EXECUTING AND DELIVERING THIS AGREEMENT, GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT BENEFICIARY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE WILL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE.

                  3.9 WAIVER OF TRIAL BY JURY. GUARANTOR AND BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor and, by its acceptance of the benefits hereof, Beneficiary (i) acknowledges that this waiver is a material inducement for Guarantor and Beneficiary to enter into a business relationship, that Guarantor and Beneficiary have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY BENEFICIARY AND GUARANTOR), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court. [SOUTH CAROLINA COUNSEL TO REVIEW]

                  3.10 NO OTHER WRITING. This writing is intended by Guarantor and Beneficiary as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, will be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

                  3.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Beneficiary, Guarantor will execute and deliver such further documents and do such other acts and things as Beneficiary may reasonably request in order to effect fully the purposes of this Guaranty.

                  3.12 COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original for all purposes; but all such counterparts together will constitute but one and the same instrument. This Guaranty will become effective as to Guarantor upon the execution of a counterpart hereof by Guarantor and receipt by Beneficiary of written or telephonic notification of such execution and authorization of delivery thereof.

                  IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                   "GUARANTOR"


                                   -----------------------------
                                   Larry D. Young

                                    EXHIBIT N

                                     FORM OF
                              TERMINATION OF LEASE
                              --------------------


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

O'MELVENY & MYERS LLP
1999 Avenue of the Stars
Suite 700
Los Angeles, CA 90067
Attn:  Dean Pappas, Esq.


--------------------------------------------------------------------------------
                Space above this line reserved for Recorder's use


                                   TERMINATION


         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _________________________ ("Landlord"), and __________________ ("Tenant"), each for itself and its affiliates, transferees, successors and assigns, hereby releases and terminates all of its right, title and interest in and to (and hereby consents and agrees to the termination of) that certain Lease dated ____________, by and between Landlord and Tenant (the "Lease"), and any and all management agreement(s) and all other agreements, instruments and/or documents (if any) between the parties hereto pertaining to that certain real property described on EXHIBIT A attached hereto, all as of _________, 2001 (the "Effective Date").

         Effective as of the Effective Date, the Lease, management agreement(s) and all such other agreements, instruments and/or documents (if any) shall terminate and be of no further force or effect, and the parties shall proceed to prorate all amounts due thereunder as provided therein and otherwise proceed with the termination procedures expressly set forth in said Lease and/or other agreements, instruments and/or documents.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of _______________, 2001.



         [ADD SIGNATURE BLOCKS AND NOTARY BLOCKS]




                                   Exhibit N-1

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT O

                          SECOND AMENDMENT AND CONSENT



                                   [ATTACHED]








                                   Exhibit O-1

                          SECOND AMENDMENT AND CONSENT

                  THIS SECOND AMENDMENT AND CONSENT (this "SECOND AMENDMENT") is dated as of February __, 2001 and entered into by and among GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership (the "PARTNERSHIP") and THE LIMITED PARTNERS OF THE PARTNERSHIP listed on the signature pages hereof (each, a "LIMITED PARTNER" and collectively, the "LIMITED PARTNERS"), and is made with reference to that certain First Amended and Restated Agreement of Limited Partnership of Golf Trust of America, L.P., dated as of February 12, 1997, as amended by that certain First Amendment to Partnership Agreement dated as of February 1, 1998 (as so amended, the "PARTNERSHIP AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Partnership Agreement.


         THE PARTIES ENTER THIS AGREEMENT ON THE BASIS OF THE FOLLOWING
                     FACTS, UNDERSTANDINGS AND INTENTIONS:


                  A. GTA GP, Inc., a Maryland corporation (the "GENERAL PARTNER") is the general partner of the Partnership, and is an indirect wholly owned subsidiary of Golf Trust of America, Inc., a Maryland corporation (the "COMPANY").

                  B. The Company presently intends to seek the approval of its shareholders for the adoption of a plan of liquidation or dissolution (the "COMPANY PLAN OF LIQUIDATION") and, if such plan is approved and the requisite consents obtained, shall sell substantially all of its assets in connection therewith.


                  C. In connection with the Company Plan of Liquidation or dissolution of the Company, the Company shall seek to liquidate or dissolve the Partnership, or to otherwise sell substantially all of its assets.


                  D. Section 11.02 of the Partnership Agreement provides that the General Partner may not sell, transfer or convey substantially all of the assets of the Partnership without the written consent of Limited Partners holding 66.67% of the Partnership Interests of the Limited Partners.

                  E. Section 8.08 of the Partnership Agreement provides that, if the Partnership chooses to sell an "Initial Golf Course" in certain circumstances set forth therein, the Partnership shall use reasonable efforts to structure such sale as a like-kind exchange under Section 1031 of the Internal Revenue Code.

                  F. Structuring sales of the Initial Golf Courses as like-kind exchanges would prevent the Partnership from selling substantially all of the assets of the Partnership, to the detriment of the Partnership and the Limited Partners.

                  G. As a condition precedent to the Company's solicitation of its shareholders' consent to the Company Plan of Liquidation, the Company has required that the Partnership obtain the requisite consent of its Limited Partners to the sale of substantially all of the assets of the Partnership pursuant to the Company Plan of Liquidation and to the deletion of Section 8.08 of the Partnership Agreement.


                  H. Each Limited Partner executing this Second Amendment desires the Partnership to sell all or substantially all of its assets pursuant to the Company Plan of Liquidation and to delete Section 8.08 of the Partnership Agreement in order to permit the Partnership to sell the Initial Golf Courses without structuring such sales as like-kind exchanges under Section 1031 of the Internal Revenue Code.


                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                  SECTION 1.  CONSENT

                  The Limited Partners hereby consent, pursuant to Section 11.02 of the Partnership Agreement, to the sale, transfer or conveyance of all or substantially all of the assets of the Partnership in one or more transactions or series of transactions (the "PARTNERSHIP LIQUIDATION") following approval of, and pursuant to, the Company Plan of Liquidation. Anything herein to the contrary notwithstanding, the consent provided in this Section 1 shall be limited to a consent to the Partnership Liquidation following approval of, and pursuant to, the Company Plan of Liquidation and shall not obligate the Limited Partners to consent to or vote for, nor constitute a consent to, any other matter presented for the consent or vote of the Limited Partners. The term of this consent shall expire co-terminously with the termination of the agreement to vote and proxy contained in that certain Voting Agreement of even date by and among Golf Trust of America, Inc. and Golf Legends Ltd., Inc., Legends of Virginia LC, Golf Trust of America, L.P. and GTA GP, Inc.

                  SECTION 2.  AMENDMENT

                  2.1    AMENDMENT TO SECTION 8.08.

                  Section 8.08 of the Partnership Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "8.08 [Intentionally omitted]"

                  SECTION 3.  LIMITED PARTNERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce the Partnership to enter into this Second Amendment, each Limited Partner, severally and not jointly, represents and warrants to the Partnership that the following statements with respect to such Limited Partner and no other Limited Partner are true, correct and complete:

                  3.1 POWER AND AUTHORITY. Each Limited Partner that is a corporation, partnership or trust has all requisite corporate, partnership or trust power and authority to enter into this Second Amendment and to carry out the transactions contemplated hereby.


                  3.2 AUTHORIZATION OF SECOND AMENDMENT. The execution and delivery of this Second Amendment have been duly authorized by all necessary corporate, partnership or trust action on the part of each Limited Partner that is a corporation, partnership or trust. This Second Amendment has been duly executed and delivered by each Limited Partner.


                  3.3 NO CONFLICT. The execution and delivery of this Second Amendment by each Limited Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon such Limited Partner, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by such Limited Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Limited Partner is a party or by which Limited Partner or the Units owned by such Limited Partner are bound or affected.


                  3.4 BINDING OBLIGATION. This Second Amendment is the legally valid and binding obligation of each Limited Partner, enforceable against such Limited Partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.


                  3.5 LIMITED PARTNERSHIP UNITS. Each Limited Partner is the legal and beneficial owner of the number of units of each class or series of Limited Partnership Interest set forth opposite its name on ANNEX I hereto (collectively, the "OP Units"), free and clear of any liens or encumbrances whatsoever, except those which impose no restrictions on such Limited Partner's right to vote such OP Units. Each Limited Partner has the sole right to vote its OP Units, and none of the OP Units owned by such Limited Partner is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such OP Units, except this Agreement. Each Limited Partner represents and warrants that any proxies heretofore given in respect of the OP Units owned by such Limited Partner are revocable, and that all such proxies are hereby revoked or will be revoked by appropriate notice or other instrument concurrently with the execution and delivery of this Agreement.


                  SECTION 4.  MISCELLANEOUS

                  4.1 REFERENCE TO AND EFFECT ON THE PARTNERSHIP AGREEMENT. The execution, delivery and performance of this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Partnership or the Partners under, the Partnership Agreement, which is hereby ratified and confirmed.

                  4.2 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Limited Partner, on the one hand, without the prior written consent of the Partnership, nor by the Partnership, on the other hand, without the prior written consent of the Limited Partners, except that the Partnership may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of the Partnership or to any liquidating trust formed by the Partnership. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  4.3 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Second Amendment. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Second Amendment.

                  4.4 HEADINGS. Section and subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.

                  4.5 APPLICABLE LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  4.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  4.7 COUNTERPARTS; EFFECTIVENESS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Second Amendment shall become effective upon the execution and delivery of a counterpart hereof by the Partnership and Limited Partners (including GTA LP) holding 66.67% of the Percentage Interests of the Limited Partners.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment, or caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.


                                    "PARTNERSHIP"
                                    GOLF TRUST OF AMERICA, L.P.


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    "GENERAL PARTNER"
                                    GTA GP., INC.


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    "LIMITED PARTNERS"
                                    GTA LP, INC.


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    GOLF LEGENDS LTD., INC.


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    LEGENDS OF VIRGINIA LC


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------

                                     ANNEX I
                     TABLE OF LIMITED PARTNERSHIP INTERESTS


--------------------------------------------------------------------------------
         NAME OF PARTNER                      COMMON UNITS     SERIES A UNITS
--------------------------------------------------------------------------------
Golf Legends Ltd., Inc.                         3,128,669
--------------------------------------------------------------------------------
Legends of Virginia LC                            598,187
--------------------------------------------------------------------------------
GTA LP, Inc.                                    8,127,980
--------------------------------------------------------------------------------
GTA, GP, Inc.                                      27,553
--------------------------------------------------------------------------------
GTA LP, Inc.                                                     800,000
--------------------------------------------------------------------------------






                                    Annex I-1

                                    EXHIBIT P

                                VOTING AGREEMENT

                                   [ATTACHED]





                                   Exhibit P-1

                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT (this "AGREEMENT") is dated as of February ___, 2001 and entered into by and among GOLF TRUST OF AMERICA, INC., a Maryland corporation (the "COMPANY"), Golf Legends Ltd., Inc. and Legends of Virginia LC (each, a "LEGENDS OP UNITHOLDER" and collectively, the "LEGENDS OP UNITHOLDERS"), Golf Trust of America, L.P., a Delaware limited partnership (the "Partnership") and GTA GP, Inc., a Maryland Corporation.

         THE PARTIES ENTER THIS AGREEMENT ON THE BASIS OF THE FOLLOWING FACTS, UNDERSTANDINGS AND INTENTIONS:

                  A. Legends Golf Holding, LLC., a Delaware limited liability company, an affiliate of the Legends OP Unitholders, has entered into a Purchase and Sale Agreement (the "LEGENDS PURCHASE AGREEMENT") dated as of February ___, 2001 with the Partnership pursuant to which Holdings shall purchase from the Partnership certain golf courses described therein, subject to the terms and conditions set forth therein.

                  B. The Company presently intends to seek the approval of its shareholders for the adoption of a plan of liquidation or dissolution (the "COMPANY PLAN OF LIQUIDATION") pursuant to which the Company shall sell substantially all of its assets, pay or provide for the payment of its liabilities, wind up its operations, file articles of dissolution, and terminate its existence (such transactions being the "LIQUIDATION").

                  C. In connection with the Company Plan of Liquidation, the Company shall seek to liquidate or dissolve the Partnership, or to otherwise sell substantially all of the Partnership's assets.

                  D. Concurrently herewith, the Legends OP Unitholders and the Partnership have entered into a Second Amendment and Consent dated as of the date hereof, pursuant to which, among other things, such parties have consented to the liquidation or dissolution of the Partnership pursuant to or in furtherance of the Company Plan of Liquidation.

                  E. Pursuant to this Agreement, the Legends OP Unitholders have agreed to vote any shares of the Company's common stock, par value of $.01 per share ("COMMON STOCK") that they receive in exchange for their units of limited partnership interest in the Partnership ("OP UNITS") in favor of the Company Plan of Liquidation and the Liquidation (any shares of the Common Stock issued to any Legends OP Unitholder in exchange for such Legends OP Unitholder's OP Units being such Legends OP Unitholder's "SUBJECT SHARES").

                  F. Pursuant to this Agreement, the Legends OP Unitholders have further agreed that, upon request by the Company, the Legends OP Unitholders will exercise their rights to convert their OP Units into shares of Common Stock.

                  G. As a condition to its willingness to seek the consent of its holders of common shares to adopt the Company Plan of Liquidation, the Company has requested that the Legends OP Unitholders enter into this Agreement.

                  G. The Legends OP Unitholders desire that the Company adopt the Company Plan of Liquidation and consummate the Liquidation.

                  H. It is a condition precedent to the effectiveness of the Legends Purchase Agreement that the Legends OP Unitholders enter into this Agreement with the Company.

                  NOW, THEREFORE, in accordance with the terms of the Legends Purchase Agreement, and to induce the Company to seek the consent of its holders of common shares to adopt the Company Plan of Liquidation and consummate the Liquidation, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

                  SECTION 1.  AGREEMENT.

                  1.1 VOTING OF SUBJECT SHARES. At any meeting of the stockholders of the Company called to vote upon the Company Plan of Liquidation and approve the Liquidation, at any annual meeting at which such matters are voted upon, and at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Company Plan of Liquidation or the Liquidation is sought, each Legends OP Unitholder shall vote (or cause to be voted) the Subject Shares of such Legends OP Unitholder in favor of the Company Plan of Liquidation, the Liquidation and the transactions contemplated thereby, including a proposal to permit the Company to adjourn such meeting if needed to solicit additional votes in favor of the Company Plan of Liquidation (the "ADJOURNMENT PROPOSAL").

                  1.2 GRANT OF IRREVOCABLE PROXY; ATTORNEY-IN-FACT; APPOINTMENT OF PROXY.

                         1.2.1   Each Legends OP Unitholder hereby irrevocably
grants to, and appoints W. Bradley Blair, II and Scott D. Peters, in their capacity as officers of the Company, and any individual who shall hereafter succeed to their respective offices of the Company, and each of them individually, such Legends OP Unitholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Legends OP Unitholder, to vote such Legends OP Unitholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of adoption of the Company Plan of Liquidation, the Liquidation and the transactions contemplated thereby, and the Adjournment Proposal.

                         1.2.2    Each Legends OP Unitholder hereby affirms
that the irrevocable proxy set forth in this Section 1.2 is given in connection with the adoption by the Company of the Company Plan of Liquidation and the solicitation by the Company of its shareholders' consent thereto and to the Liquidation, and that such irrevocable proxy is given to secure the performance of the duties of the Legends OP Unitholders under this Agreement. Each Legends OP Unitholder hereby further affirms that the irrevocable proxy is coupled with an interest, and may under no circumstances be revoked. Each Legends OP Unitholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

                  1.3 NO INCONSISTENT ACTIONS. Each Legends OP Unitholder shall not, nor shall it permit any of its directors, officers, partners, employees or agents or any investment banker, attorney or other adviser or representative of such Legends OP Unitholder to, directly or indirectly, cause any of the representations set forth in Section 2 hereof to become untrue.

                  1.4 CONVERSION OF OP UNITS. Not more than two days after receipt of a written request from the Company, each Legends OP Unitholder will exercise its rights to convert its OP Units into shares of Common Stock, PROVIDED that the Company's request and the rights and obligations of the Legends OP Unitholders shall be subject to any and all applicable limitations of applicable law and the governing documents of the Company and the Partnership, as they may be amended from time to time. Such conversion shall be for shares of Common Stock only and, in connection therewith, neither the Company, nor the Partnership, nor the General Partner of the Partnership shall have any rights, notwithstanding any provisions of the governing documents of the Company and/or the Partnership to the contrary, to elect to purchase such OP Units for cash.

                  1.5 LIMITATION ON PROXY. Anything herein to the contrary notwithstanding, the agreement to vote and proxy granted herein shall be limited to a vote of the Subject Shares on the Company Plan of Liquidation and the related Liquidation and the transactions contemplated thereby and the Adjournment Proposal and shall not obligate the Legends OP Unitholders to vote, nor constitute a grant of a proxy with respect to, the Subject Shares with respect to any other matter presented for a vote of the stockholders of the Company.

                  1.6 TERMINATION OF PROXY. The agreement to vote and proxy granted herein shall terminate: (a) 120 days after the date of (i) a determination by the Board of Directors of the Company not to submit the Company Plan of Liquidation to the Company's stockholders for approval or (ii) a vote by the stockholders of the Company at any meeting at which the Company Plan of Liquidation was voted upon and not approved (but shall continue in full force and effect until the end of such 120 day period, including for purposes of voting on the Company Plan of Liquidation at any meeting of the stockholders of the Company following the meeting at which the Company Plan of Liquidation was voted on and not approved); or (b) upon termination of the Legends Purchase Agreement by Legends Golf Holding, LLC as a result of Golf Trust of America L.P. being in material breach of the Legends Purchase Agreement (after notice and a reasonable opportunity to cure to the extent provided in the Legends Purchase Agreement) that will cause irreparable harm to Legends Golf Holding, LLC or the Legends OP Unitholders, as determined by a final judicial order by a court of proper jurisdiction.

                  SECTION 2. LEGENDS OP UNITHOLDERS' REPRESENTATIONS AND
                             WARRANTIES

                  In order to induce the Company to enter into this Agreement, each Legends OP Unitholder, severally and not jointly, represents and warrants to the Company that the following statements with respect to such Legends OP Unitholder and no other Legends OP Unitholder are true, correct and complete.

                  2.1 POWER AND AUTHORITY. Each Legends OP Unitholder that is a corporation, partnership or trust has all requisite corporate, partnership or trust power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                  2.2 AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement have been duly authorized by all necessary corporate, partnership or trust action on the part of each Legends OP Unitholder that is a corporation, partnership or trust. This Agreement has been duly executed and delivered by each Legends OP Unitholder.

                  2.3 NO CONFLICT. The execution and delivery of this Agreement by each Legends OP Unitholder does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon such Legends OP Unitholder, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the OP Units owned by such Legends OP Unitholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Legends OP Unitholder is a party or by which Legends OP Unitholder or the OP Units owned by such Legends OP Unitholder are bound or affected.

                  2.4 BINDING OBLIGATION. This Agreement is the legally valid and binding obligation of each Legends OP Unitholder, enforceable against such Legends OP Unitholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  2.5 OP UNITS. Each Limited Partner is the legal and beneficial owner of the number of units of each class or series of OP Units set forth opposite its name on ANNEX I hereto, free and clear of any liens or encumbrances whatsoever, except those which impose no restrictions on such Legends OP Unitholder's right to vote such OP Units or any Subject Shares received in exchange for such OP Units. Each Legends OP Unitholder has the sole right to vote its OP Units and any Subject Shares received in exchange for such OP Units, and none of the OP Units owned by such Legends OP Unitholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such OP Units or any Subject Shares received in exchange for such OP Units, except this Agreement. Each Legends OP Unitholder represents and warrants that any proxies heretofore given in respect of the OP Units owned by such Legends OP Unitholder or any Subject Shares received in exchange for such OP Units are revocable, and that all such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) concurrently with the execution and delivery of this Agreement.

                  SECTION 3. TRANSFER OF OP UNITS AND SUBJECT SHARES; ADDITIONAL
                             SHARES.

                  Each Legends OP Unitholder agrees that this Agreement and the obligations hereunder shall attach to the OP Units of such Legends OP Unitholder and any Subject Shares received in exchange for such OP Units and shall be binding upon any person or entity to which legal or beneficial ownership of any such OP Units or Subject Shares shall pass, whether by operation of law or otherwise, including such Legends OP Unitholder's successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Partnership or the Company affecting the OP Units or the Common Stock, respectively, or the acquisition of additional OP Units or shares of the Common Stock by any Legends OP Unitholder, the obligations hereunder shall attach to any additional OP Units or shares of the Common Stock issued to or acquired by such Legends OP Unitholder.

                  SECTION 4. MISCELLANEOUS.

                  4.1 AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

                  4.2 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Legends OP Unitholders, on the one hand, without the prior written consent of the Company, nor by the Company, on the other hand, without the prior written consent of the Legends OP Unitholders, except that the Company may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of the Company and to any liquidating trust formed by the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  4.3 FURTHER ASSURANCES. Each Legends OP Unitholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

                  4.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the addresses for each party set forth below its name on the signature pages hereof, or to such other address as such party shall have notified the other party hereof.

                  4.5 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  4.6 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  4.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  4.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by the Company and the Legends OP Unitholders

                  4.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                            [Signature page follows.]

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.

                                    "COMPANY"
                                    GOLF TRUST OF AMERICA, INC.


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------



                                    "LEGENDS OP UNITHOLDER"
                                    GOLF LEGENDS LTD., INC.


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------



                                    "LEGENDS OP UNITHOLDER"
                                    LEGENDS OF VIRGINIA LC

                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------



                                    "PARTNERSHIP"
                                    GOLF TRUST OF AMERICA, L.P.

                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------



                                    GTA GP, INC.

                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------

                                     ANNEX I
                     TABLE OF LIMITED PARTNERSHIP INTERESTS

-----------------------------------------------------------------
     NAME OF PARTNER                            COMMON UNITS
-----------------------------------------------------------------
Golf Legends Ltd., Inc.                           3,128,669
-----------------------------------------------------------------
Legends of Virginia LC                              598,187
-----------------------------------------------------------------
                 TOTAL:                           3,726,856
-----------------------------------------------------------------




                                    Annex I-1

                                    EXHIBIT Q

                              SELLER'S CERTIFICATE

         Pursuant to SECTION 5.1(b) of that certain Purchase and Sale Agreement (the "AGREEMENT"), by and between GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("SELLER") and LEGENDS GOLF HOLDING, LLC, a Delaware limited liability company ("BUYER") dated as of February ___, 2001, Seller hereby certifies to Buyer that all of its representations and warranties set forth in
ARTICLE 3 of the Agreement are true and correct, subject to the matters disclosed on SCHEDULE 1 attached hereto. Seller hereby further certifies to Buyer that all of the Seller's Consents (other than those described on SCHEDULE 1 attached hereto) have been obtained by Seller. Capitalized terms used herein without definition shall have the meanings given such terms in the Agreement.

Dated:  _________________, 2001

                                      GOLF TRUST OF AMERICA, L.P., A DELAWARE
                                      LIMITED PARTNERSHIP

                                      By:  GTA GP, Inc., a Maryland corporation,
                                           its sole general partner


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------




                                   Exhibit Q-1

                                    EXHIBIT R

                                  ASSIGNMENT OF
                              LEASES AND CONTRACTS

                       ASSIGNMENT OF LEASES AND CONTRACTS

         This ASSIGNMENT OF LEASES AND CONTRACTS (this "ASSIGNMENT") is made as of ___________________, ______, by and between GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("ASSIGNOR"), and _______________________________, a ____________________ ("ASSIGNEE").

         WHEREAS, by special warranty deed of even date herewith, Assignor conveyed to Assignee that certain tract of land more particularly described in
SCHEDULE 1 attached hereto as a part hereof, together with all improvements located thereon (the "REAL PROPERTY").

         WHEREAS, in connection with the above described conveyance, Assignor desires to assign, transfer and convey to Assignee certain leases and contracts relating to such Real Property, as provided in the Purchase and Sale Agreement dated as of February 14, 2001, (the "AGREEMENT"), including, without limitation, the items hereinafter described.

         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has, without representation or warranty, except as expressly set forth herein and in the Agreement, ASSIGNED, GRANTED, CONVEYED, CONTRIBUTED, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby ASSIGN, GRANT, CONTRIBUTE, TRANSFER, SET OVER and DELIVER to Assignee, its legal representatives, successors and assigns, all contracts, leases (together with any and all subleases, security deposits, prepaid rent or like deposits and other forms of security associated therewith), licenses and agreements entered into by Assignor, if any, relating to the Real Property, including, but not limited to, membership agreements, equipment leases, liquor licenses, guaranties, management agreements, pledge agreements, contribution agreements, service contracts and any and all other such agreements (the "CONTRACTS"), which Contracts are described on SCHEDULE 2 attached hereto.

         Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with the Contracts accruing during the period prior to the date hereof. Assignee hereby accepts the foregoing assignment and agrees to assume any executory obligations of Assignor in connection with the Contracts which accrue during the period on and after the date hereof and to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with the Contracts, accruing during the period on or after the date hereof.

         Except as otherwise expressly provided herein or in the Agreement, the Contracts are hereby assigned to Assignee in their "as-is, where-is" condition, with no representations, warranties, or covenants of any nature or kind whatsoever made by Assignor with respect thereto.

         Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, at Assignee's sole expense and without the assumption of any additional liability therefor, execute and deliver to Assignee, and its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.

         The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

         In the event any action or suit is brought by a party hereto against another party by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of such other party arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from any other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

                  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Assignor and Assignee have hereunder affixed their signatures to this Assignment, as of the date first written above.

                               ASSIGNOR:

                               GOLF TRUST OF AMERICA, L.P.,
                               a Delaware limited partnership

                               By:  GTA GP, Inc., a Maryland corporation
                                    its sole general partner

                               By:
                                   ------------------------------------
                               Name:
                                     ----------------------------------
                               Title:
                                      ---------------------------------

                               ASSIGNEE:

                               [INSERT SIGNATURE BLOCK]

                                   SCHEDULE 1

                          DESCRIPTION OF REAL PROPERTY

                                   SCHEDULE 2

                            DESCRIPTION OF CONTRACTS

                                    EXHIBIT S

                              TRANSITION AGREEMENT

                                   [ATTACHED]






                                   Exhibit S-1

                              TRANSITION AGREEMENT


         THIS TRANSITION AGREEMENT (this "Agreement"), is entered into as of ________________, 2001 (the "Effective Date"), by and among _________________, a
______________________ (the "Purchaser"); GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("GTA"); and ______________________________________
(the "Tenant").

         WHEREAS, GTA, as seller, and Purchaser, as purchaser, have entered into that certain Purchase and Sale Agreement dated as of ______________, 2001 (the "Purchase and Sale Agreement") relating to the sale by GTA to Purchaser of a golf course, related improvements and amenities, and personal property located in ___________ County, _______________, commonly known as "_______________"
(collectively, the "Golf Course") (the conveyance of the Golf Course from GTA to Purchaser shall be called herein the "Property-Conveyance"); and

         WHEREAS, Tenant has possession of and is operating the Golf Course pursuant to that certain Lease, by and between GTA, as lessor, and ______________________, as lessee (as amended, the "Lease"); and

         WHEREAS, the parties desire to enter into this Agreement to set forth their relative rights and obligations related to certain aspects of the closing of the Property-Conveyance, as provided herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants, promises, and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

                                 I. DEFINITIONS

         1.1 DEFINITIONS. For the purpose of this Agreement, the following terms shall have the meanings indicated:

         "BILL OF SALE" shall have the meaning set forth in SECTION 2.3 hereof, the form of which is attached hereto as EXHIBIT 2.3.

         "CLOSING" shall have the meaning set forth in SECTION 2.1.

         "CLOSING DATE" shall mean the date specified in SECTION 2.1.

         "CLOSING STATEMENTS" shall have the meaning set forth in
SECTION 4.1(j).

         "EFFECTIVE DATE" shall mean the date of this Agreement.

         "EXCLUDED ASSETS" shall mean those assets of the Golf Course set forth on EXHIBIT 1.1(a).

         "EXCLUDED OBLIGATIONS" shall have the meaning set forth in SECTION 2.2.

         "FF&E" shall mean all golf carts and other vehicles, lawn mowers, ball machines and other driving range equipment, computers, cash registers and other similar equipment, inventory control systems, and other fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, as well as all golf clubs, bags, shoes and other golf equipment for rent, driving range balls, china, glassware, linens, silverware, kitchen and bar small goods, paper goods, guest supplies, cleaning supplies, operating supplies, printing, stationery and uniforms, accounts and membership receivables, cash on hand, prepaid deposits, prepaid expenses, and other articles of personal property, whether in use or held in reserve storage for future use in connection with the operation of the Golf Course or located at the Golf Course or held in reserve storage for future use in connection with the Golf Course.

         "FOOD AND BEVERAGES" shall mean all opened and unopened food and beverages (alcoholic and non-alcoholic) whether in use or held in reserve storage for future use in connection with the operation of the Golf Course in the ordinary course of business of operating the Golf Course.

         "GOLF COURSE" shall have the meaning set forth in the Recitals.

         "GOLF COURSE CONTRACTS" shall mean all golf pro, instructor and other employment contracts, management agreements, golf course membership agreements, priority Tee Times agreements and other similar agreements affecting the use and operation of the Golf Course, group, frequent player or other similar discount arrangements or commitments, group, tournament and other golf course and clubhouse bookings and reservation agreements, water, sewer or other utility agreements, landscaping, maintenance and other service contracts, union contracts, collective bargaining agreements, employee benefit plans, golf cart, telephone and other equipment leases, and other contracts or agreements relating to the maintenance, operation, provisioning or equipping of the Golf Course, together with all related written warranties and guaranties. A list of all Golf Course Contracts is attached hereto as EXHIBIT 1.1(b).

         "GOLF COURSE EMPLOYEES" shall mean all golf pros, instructors, staff and other persons employed to operate the Golf Course.

         "INTANGIBLE PROPERTY" shall mean Golf Course Contracts, Permits, and Space Leases as well as all customer lists and all other contract, property and other intangible rights belonging to or otherwise used in the use, ownership and operation of the Golf Course (including, but not limited to, the use of the name "__________________________" and all derivatives thereof).

         "INTERIM ARRANGEMENT" shall have the meaning set forth in SECTION
3.1(g).

         "INVENTORY" shall mean the merchandise located in any pro shop or similar facility located on the Golf Course and held for sale in the ordinary course of business, including, without limitation, all golf clubs, bags and balls and other golf equipment, all golf shirts, hats and shoes and other items of clothing held for sale in and from the Golf Course's pro shop in the ordinary course of business of operating said Golf Course pro shop, and all Food and Beverages.

         "LEASE" shall have the meaning set forth in the Recitals.

         "LIQUOR APPLICATION" shall have the meaning set forth in
SECTION 3.1(g).

         "LIQUOR LICENSE" shall have the meaning set forth in SECTION 3.1(g).

         "MASTER PURCHASE AGREEMENT" shall mean that certain Purchase Agreement dated January ___, 2001, by and between GTA, as seller, and Tenant's affiliate, Legends Holdings, LLC, as buyer.

         "PATRON PROPERTY INVENTORY" shall have the meaning set forth in
SECTION 3.2.

         "PERMITS" shall mean all licenses, permits, certificates of occupancy, authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Golf Course, including, without limitation, those necessary for the sale and on-premises consumption of liquor and other alcoholic beverages, if any. A list of all Permits is attached hereto as EXHIBIT 1.1(c).

         "PERSONAL PROPERTY" shall mean all FF&E, Inventory and Intangible Property related to the Golf Course, other than the Excluded Assets.

         "PROPERTY-CONVEYANCE" shall have the meaning set forth in the Recitals.

         "PRORATION TIME" shall have the meaning set forth in SECTION 4.1(a).

         "PURCHASE AND SALE AGREEMENT" shall have the meaning set forth in the Recitals.

         "REVENUES" shall mean all revenues of any kind or nature derived by the Tenant from the ownership, rental, use and/or operation of the Golf Course, which revenues include, but are not limited to, (i) membership dues and initiation fees, (ii) periodic membership dues, (iii) green fees, (iv) fees to reserve a Tee Time, (v) guest fees, (vi) golf cart rentals and trail fees, (vii) parking lot fees, (viii) locker rentals, (ix) fees for golf club storage, (x) fees for the use of swim, tennis or other facilities, (xi) charges for range balls, range fees, or other fees for golf practice facilities, (xii) revenues derived from the operation of snack bars, restaurants, bars, catering functions, and banquet operations, the sale of Inventory on the Golf Course, or photography or other services (whether or not such revenue is directly derived by Tenant or from amounts paid to Tenant by any lessee, subtenant, concessionaire, or licensee), (xiii) fees or other charges paid for golf or tennis lessons, (xiv) fees or other charges for fitness centers, (xv) forfeited deposits with respect to any membership application, (xvi) transfer fees imposed on any member in connection with the transfer of any membership interest, (xvii) fees or other charges paid to Tenant by sponsors of golf tournaments at the Golf Course, (xviii) advertisement or placement fees paid by vendors in exchange for exclusive use or name rights at the Golf Course, (xix) fees received in connection with any golf package sponsored by any hotel group, golf association, travel agency, tourist or travel association or similar payments, and (xx) other golf income, food and beverage income, golf merchandise and other income.

         "SPACE LEASES" shall mean all pro shop, restaurant and other leases, licenses, concessions and other agreements (written or oral) for the occupancy of space at the Golf Course. A list of all Space Leases is attached hereto as
EXHIBIT 1.1(d).

         "TEE TIMES" shall mean contracts or reservations for the use of the Golf Course.

         "TRANSFERRED PROPERTY" shall mean the Personal Property related to the Golf Course owned (or leased) by Tenant.

         "UTILITIES" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Golf Course.

 II. TRANSITION ISSUES: TERMINATION OF LEASE; ASSUMPTION OF CERTAIN OBLIGATIONS

         2.1 CLOSING: C1OSING DATE. The closing under this Agreement shall occur contemporaneously with the Property-Conveyance (the "CLOSING"). The Closing shall be held ___________________________ (the "Closing Date").

         2.2 ASSUMPTION OF OBLIGATIONS. Purchaser, GTA and the Tenant hereby agree that, as of the Closing Date, (i) the Lease shall be terminated, and
(ii) Tenant shall have no remaining leasehold or any other ownership or possessory right or interest in the Lease or Golf Course (other than the Excluded Assets and Excluded Obligations) or right to occupy the Golf Course. Provided the Closing occurs, Tenant waives any right that it may have to purchase the Golf Course which may arise under the terms of the Lease, any other agreement, at law, in equity, or otherwise. The Tenant acknowledges that it will continue to be responsible for any of Tenant's liabilities or obligations arising and accruing under the Lease or related to the Golf Course prior to the Closing Date. The Purchaser agrees to assume all of Tenant's rights, duties and obligations under the Golf Course Contracts described in
EXHIBIT 1.1(b), and Permits described in EXHIBIT 1.1(c), and Space Leases described in EXHIBIT 1.1(d), accruing from and after the Closing Date, except as expressly excluded in EXHIBIT 2.2 attached hereto, in which case Tenant shall continue to be responsible for such excluded obligations (the "Excluded Obligations"). The assignment and assumption of such rights and obligations shall be evidenced in the Bill of Sale more particularly described in
SECTION 2.3 below.

         2.3 CONVEYANCE DOCUMENTS. At Closing, the Tenant agrees to provide a quit-claim bill of sale and assignment (the "Bill of Sale") in the form attached hereto as EXHIBIT 2.3, which conveys all of Tenant's right, title and interest in the Transferred Property to Purchaser.

         2.4 AS-IS CONVEYANCE. The Transferred Property shall be transferred by Tenant without representation or warranty, except as expressly provided in this Agreement, and in its "AS-IS-WHERE IS" condition on the date of transfer.

                            III. TENANT'S COVENANTS

         3.1 COVENANTS. GTA, Purchaser and Tenant, as applicable, each covenant and agree that prior to the Closing;

                  (a) COOPERATION. Tenant shall assist GTA and Purchaser and their respective agents, on or before Closing, in acquiring all information necessary to enable Purchaser's agents and GTA's agents to compute the prorations described in ARTICLE IV below.

                  (b) NO SALES OUTSIDE OF THE ORDINARY COURSE. Tenant will not sell, exchange, assign, transfer, convey, lease or otherwise dispose of all or any part of the Personal Property or any interest therein except in the ordinary course of business, without the prior approval of Purchaser, which approval may be withheld in Purchaser's sole and absolute discretion.

                  (c) NO AMENDMENTS. Tenant (i) will not amend in any material respect or terminate (prior to the expiration of the applicable term) any Space Leases, Golf Course Contracts or Permits without the prior approval of Purchaser, which approval may be withheld in Purchaser's sole and absolute discretion; (ii) will pay all charges prior to delinquency under such agreements, (iii) will perform all of its obligations under such agreements; and
(iv) will maintain its existing insurance on the Golf Course, or if any policies thereof shall expire prior to the Closing Date, will obtain renewals or reasonable replacements thereof, until the Closing Date.

                  (d) NO NEW CONTRACTS. From and after the Effective Date until the Closing Date, GTA and Tenant will not enter into any contracts, licenses, easements or other agreements relating to the Transferred Property which will obligate Purchaser (including, without limitation, the purchase of any Inventory that Purchaser is obligated to purchase or otherwise incur the expense for pursuant to the terms of this Agreement) or be a charge or lien against the Transferred Property after the Closing Date without prior written approval of Purchaser, except in the ordinary course of business or which are terminable without penalty on no more than thirty (30) days notice.

                  (e) GO1F COURSE OPERATED IN THE ORDINARY COURSE. Tenant will cause the Golf Course to be operated and maintained in the manner in which it is being operated and maintained as of the Effective Date, which undertaking includes, but is not limited to, (i) watering, fertilizing and otherwise maintaining the tee boxes, fairways and greens in at least as good a condition as each was maintained as of the Effective Date, (ii) maintaining levels of Inventory (including, but not limited to, Food and Beverages) of such quantities and quality as are reasonably necessary to operate the Golf Course in a manner consistent with those levels present as of the Effective Date, and (iii) taking Tee Times in the ordinary course of business.

                  (f) ASSESSMENTS. Upon Tenant's receipt of written notice thereof, Tenant will promptly provide Purchaser with notice of any actual or proposed change in the assessed tax value of the Golf Course or any portion of the Golf Course (including any tentative or preliminary assessment) and of the institution or proposed institution of any proceeding (whether formal, informal, judicial or administrative) relating to any such change or proposed change in the tax valuation of the Golf Course. Tenant will not take any action with respect to the contesting and/or resolution of the taxable assessed value of the Golf Course without the prior written consent of Purchaser, which consent may be withheld by Purchaser in its sole and absolute discretion.

                  (g) LIQUOR LICENSE. Tenant will cooperate in all reasonable respects (which shall include, without limitation, supplying information known to Tenant and execution of such reasonable documents as may be legally required) with Purchaser in connection with the application for transfer of any existing (as of the Closing Date) alcoholic beverage licenses held by Tenant or its agent (other than GTA or its agents) in connection with its operation of the Golf Course (the "LIQUOR LICENSE") to Purchaser or Purchaser's application for a new Liquor License (as the case may be, the "LIQUOR APPLICATION"). Purchaser shall diligently and in good faith proceed with the Liquor Application to secure a Liquor License to be effective from and after the Closing Date (if possible). If Purchaser is unable to obtain the transfer of the Liquor License or to obtain a new Liquor License prior to the Closing, then so long as Purchaser has diligently and in good faith proceeded with the Liquor Application and its efforts to secure a Liquor License prior to Closing (if it is possible in the jurisdiction where the Golf Course is located to obtain such a Liquor License prior to the Closing), then on the Closing Date Tenant and Purchaser shall enter into an interim arrangement (the "INTERIM ARRANGEMENT") whereby Tenant shall operate the liquor concessions, if any, at the Golf Course on behalf of Purchaser pending the transfer or issuance of the Liquor License, if any, to Purchaser, and Purchaser shall indemnify, defend and hold Tenant harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) arising in connection with such operation. The Interim Arrangement would be structured in the form of either a short-term management agreement or a short-term lease, as may be customary in the jurisdiction where the Golf Course is located, with Purchaser as landlord or owner and Tenant (or the party that currently holds the Liquor License, as applicable) as tenant or manager, as applicable, cancelable at any time by Purchaser and, in the case of a management agreement, with the fee payable to Tenant thereunder adequate to reimburse Tenant for the reasonable out-of-pocket costs of managing the purchase, sale and service of alcoholic beverages at the Golf Course or, in the case of a short-term lease, with the rent payable thereunder equal to all profits relating to the service of alcoholic beverages at the Golf Course (I.E., after deducting the reasonable out-of-pocket costs of managing the purchase, sale and service of alcoholic beverages at the Golf Course), all as further described in a lease agreement to be mutually agreed upon by Purchaser and Tenant prior to the Closing. The term of the Interim Arrangement shall not exceed one hundred eighty (180) days, such that the Interim Arrangement shall terminate on or before the date that is one hundred eighty (180) days after the Closing Date. In any event, as of or after the Closing Date, at such time as Purchaser instructs Tenant in writing to do so, Tenant shall execute such written agreements, statements and/or forms as may be reasonably required to terminate Tenant's Liquor License. The terms of this Section shall survive the Closing Date.

         3.2 GUEST PROPERTY IN TENANT'S POSSESSION ON CLOSING DATE. Property of guests and patrons of the Golf Course in Tenant's care, possession or control (E.G., golf clubs) on the Closing Date shall be handled in the following manner:
All guest baggage and other guest property checked, and left in the possession, care and control of Tenant shall be listed in an inventory to be prepared in duplicate and signed by Tenant's and Purchaser's representatives on the Closing Date (such property, "Patron Property Inventory"). Purchaser shall be responsible from and after the Closing Date for all Patron Property Inventory, and Purchaser agrees to indemnify and save and hold Tenant harmless from and against any claim arising out of or with respect to the Patron Property Inventory.

                              IV. CLOSING MATTERS

         4.1 ADJUSTMENT AND PRORATIONS. The revenues and expenses of the Golf Course shall be apportioned between Tenant and Purchaser in accordance with the terms and provisions below. For purposes of making such apportionments, Inventory (including, without limitation, Food and Beverages) shall be valued at cost to Tenant. Notwithstanding anything to the contrary stated or implied herein, Purchaser acknowledges and agrees that Tenant may postpone and/or contest payment of any operating expense or trade account for which Tenant is responsible which is the subject of a bona fide dispute. Tenant agrees to indemnify, defend and hold Purchaser harmless from and against any claims or other matters relating to such operating expenses and trade accounts.

                  (a) TAX PRORATIONS. Real estate taxes and personal property taxes, and other assessments payable in installments (including, without limitation, municipal improvement liens), assessed against or imposed with respect to the Golf Course shall be prorated as of 12:01 a.m. on the Closing Date (the "Proration Time"). If the exact amount of any taxes or assessments is not known on or prior to the Closing Date, the proration will be based on the prior year's taxes and shall be adjusted after the Closing Date between Tenant and Purchaser once actual figures become available, as provided in SUBSECTION
(k) below. As between Tenant and Purchaser, Tenant shall be responsible for all such taxes and assessments accruing prior to the Proration Time, and Purchaser shall be responsible for all such taxes and assessments accruing from and after the Proration Time.

                  (b) UTILITIES PRORATIONS. All waste and garbage and other Utilities charges and all other similar charges with respect to the Golf Course shall be prorated as of the Proration Time. As between Tenant and Purchaser, Tenant shall be responsible for the cost of all Utilities furnished to the Golf Course accruing prior to the Proration Time and Purchaser shall assume payment of said Utilities from and after the Proration Time.

                  (c) PRORATION OF CONTRACTS. Amounts payable under contracts that are assigned to the Purchaser in connection with the Closing shall be prorated as of the Proration Time. Tenant shall pay and be responsible for all costs and charges accrued under such agreements for the period accruing prior to the Proration Time, and Seller shall be responsible for all costs and charges accruing under such agreements for the period accruing from and after the Proration Time. On the Closing Date, Purchaser shall reimburse Tenant for the pro rata costs under any such agreements which accrue from and after the Proration Time and which were actually paid by Tenant, and Tenant shall pay to Purchaser the pro rata costs under any such agreements which accrued during the period prior to the Proration Time and which were not previously paid by Tenant.

                  (d) SECURITY DEPOSITS. Any sums held by Tenant as a security deposit, if any, due to the depositor, together with interest thereon, for the rental, use of or any services relating to the Golf Course (or any portion thereof), including, without limitation, prepaid and unearned Tee Time, banquet, outing and other deposits for periods after the Proration Time, shall be paid over and assigned to Purchaser on the Closing Date. As between Purchaser and Tenant, Purchaser shall assume all obligations of Tenant with respect to such security deposits actually assigned over to Purchaser on the Closing Date. A non-exclusive list of all deposits described in this SUBSECTION (d) along with a list of any scheduled banquets or outings is attached hereto as EXHIBIT 4.1.

                  (e) PREPAID REVENUES. All prepaid Revenues pertaining to the Golf Course shall be prorated as of the Proration Time. Purchaser shall have a right to and shall receive an amount equal to any Revenues relating to the Golf Course for periods accruing from and after the Proration Time and actually collected by the Tenant prior to the Closing Date. The right to collect and keep such Revenues relating to the Golf Course from and after the Closing Date (whether such Revenues apply to periods prior to or after the Proration Time) shall be assigned to and assumed by the Purchaser on the Closing Date, and Tenant shall promptly remit to Purchaser any such Revenues received by Tenant on or after the Closing Date.

                  (f) ACCOUNTS RECEIVABLE. Accounts receivable of the Golf Course (meaning any and all Revenues accrued but unpaid as of the Closing Date) shall be adjusted as follows:

                       (i) On the Closing Date, Purchaser shall pay to Tenant an amount equal to ninety percent (90%) of the amount of all accounts receivable aged ninety (90) days or less as of the Closing Date. Tenant shall not receive any credit for accounts receivable aged more than ninety (90) days. On such payment, Tenant shall take no steps to collect any accounts receivable relating to the Golf Course, and Tenant's entire right, title and interest in and to all a ccounts receivable relating to the rental, use or operation of the Golf Course (including, without limitation, accounts receivable aged more than ninety (90) days) shall be assigned to Purchaser, and Tenant hereby covenants and agrees to execute and deliver to Purchaser all instruments and documents reasonably requested by Purchaser in order to effectively assign the Tenant's rights in and to such accounts receivable.

                       (ii) For a period of twelve (12) months after the Closing Date, Purchaser shall have access, upon two (2) business days' advance notice, to Tenant's books and records relating to the Golf Course to verify the accuracy of Tenant's accounting for the accounts receivable and to verify the existence and accuracy of Purchaser's claim therefor.

                  (g) CASH; NEGOTIABLE INSTRUMENTS. All cash and negotiable instruments on hand with respect to the Golf Course as of the Proration Time shall be retained by Tenant.

                  (h) INVENTORIES. The Inventory (including, without limitation, Food and Beverages) for the Golf Course shall be maintained in accordance with the requirements of the Lease for the Golf Course through the Closing Date and shall be subject to the applicable terms and provisions of such Lease. All Inventory for the Golf Course shall be assigned to the Purchaser on the Closing Date with appropriate proration credit or other adjustment to Tenant provided therefor.

                  (i) COSTS AND EXPENSES. Any other costs, expenses or payables (including, without limitation, any and all accounts payable) accrued and outstanding with respect to the Golf Course as of the Proration Time shall be either paid by Tenant, or Tenant shall pay to Purchaser an amount equal to such costs, expenses or payables that are not so paid as of the Proration Time. On the Closing Date, Purchaser shall pay to Tenant an amount equal to any other costs, expenses or payables (including, without limitation, accounts payable) accruing with respect to the Golf Course during the period from and after the Proration Time but actually paid by Tenant prior to the Proration Time.

                  (j) GENERAL PRORATION PROVISIONS. All prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. Tenant, GTA and Purchaser shall cause their respective representatives to make such inventories, examinations and audits of the Golf Course, and of the books and records of the Golf Course, as the parties may deem necessary to make the adjustments and prorations required under this SECTION 4.1. Based upon such audits and inventories, GTA will prepare (with the assistance and co-operation of Tenant and Purchaser) and deliver no later than four (4) business days prior to the Closing Date the closing statements setting forth the foregoing prorations and adjustments (the "Closing Statements"). The Closing Statements shall contain GTA's best good faith estimate of the amounts of the items requiring prorations and adjustments pursuant to this SECTION 4.1 above. Tenant and Purchaser shall have the right to approve the Closing Statements, which approval shall not be unreasonably withheld or delayed. The amounts set forth on the Closing Statements shall be the basis upon which the prorations and adjustments provided for herein shall be made on the Closing Date. The net proration amount shown on the Closing Statements shall be paid, in cash, by Purchaser or Tenant, as the case may be, to the other on the Closing Date.

                  (k) POST-CLOSING DATE ADJUSTMENTS. Within ninety (90) days following the Closing Date, Tenant, GTA and Purchaser will cooperate in preparing a final report setting forth the final determination of all the items included on the Closing Statements. In the event that, at any time within the said ninety (90) day period, either party discovers any items that should have been included on the Closing Statements but were omitted therefrom, such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the Closing Statement. The foregoing limitation shall not apply to any item which, by its nature, cannot be finally determined within the time period specified (such as real property taxes); PROVIDED THAT, no further adjustments shall be made in any event after January 31, 2002. The terms and provisions of this SECTION 4.1 shall survive the Closing Date until January 31, 2002.

         4.2  STAFF.

                  (a) Tenant shall be responsible for paying all wages and fringe benefits (including, but not limited to, accrued vacation pay, sick pay and payroll taxes) through the Closing Date, and to the extent that any such Golf Course Employees' wages and/or fringe benefits are not so paid by Tenant prior to the Closing, then such wages and/or fringe benefits for Golf Course Employees who are rehired by Purchaser on or after the Closing, upon such notice as is required below, shall be apportioned as provided in this Agreement below. Specifically, (i) wages accrued as of the Closing Date shall be paid by Tenant on or before the Closing Date as if the Golf Course Employees to which such wages relate were terminated as of the Closing Date and not rehired by Purchaser (I.E., whether or not the Golf Course Employee is hired by Purchaser at or after the Closing), (ii) fringe benefits (including, but not limited to, accrued vacation pay, sick pay and payroll taxes) for any Golf Course Employees who are rehired by Purchaser shall be calculated and prorated for the benefit of Purchaser as of the Closing Date and Purchaser shall assume the obligation to pay such fringe benefits thereafter (E.G., if a Golf Course Employee who is rehired by Purchaser were to receive 7 days of vacation pay per year but the right to receive such 7 days of vacation pay did not vest until after 1 year of service and such Golf Course Employee had only been employed for 6 months, an amount shall be prorated and credited to Purchaser equal to one-half of such 7 days of vacation pay), and (iii) fringe benefits (including, but not limited to, accrued vacation pay, sick pay and payroll taxes) for any Golf Course Employees who are NOT rehired by Purchaser and that are vested as of the Closing Date shall be calculated and paid by Tenant prior to the Closing Date, and Purchaser shall have no obligation or liability of any nature whatsoever with respect thereto. For purposes of determining the proration credit to be given to the Purchaser hereunder, the Purchaser shall provide Tenant with a written list of all Golf Course Employees that the Purchaser will rehire on or after the Closing Date no later than three (3) business days prior to the Closing.

                  (b)  Tenant shall terminate all Golf Course Employees as of the Closing.
Purchaser shall, before the Closing, consider in good faith hiring each Golf Course Employee desiring to be hired as of the Closing and shall provide Tenant with the list of Golf Course Employees it intends to rehire as provided in the last sentence of SUBSECTION (a) above. Tenant agrees to cooperate with Purchaser so that Purchaser may distribute a letter or other appropriate forms to Golf Course Employees to determine if each such employee wishes to apply to work for Purchaser at the Golf Course after the Closing Date. Such letter or other forms may request that any Golf Course Employee wishing to be considered for employment agree to allow Purchaser to review the Golf Course Employee's personnel file. If Purchaser requests access to the personnel files of the Golf Course Employees, Tenant agrees to allow Purchaser to review such personnel files, subject to each Golf Course Employee's written consent with Tenant's approval of the form thereof, and to permit the transfer to Purchaser of the personnel files and medical files of any Golf Course Employee offered employment by Purchaser, again subject to the written consent of each affected Golf Course Employee. Tenant shall use its best efforts to have dismissed with prejudice, prior to the Closing Date, any and all litigation existing as of or arising after the Effective Date involving past or present Golf Course Employees and/or union or labor disputes. In the event that Tenant is not successful in causing the dismissal of such litigation prior to the Closing Date, then Tenant shall indemnify and hold Purchaser harmless from and against any loss, damage, liability, claim, cost or expense (including, without limitation, reasonable attorneys' fees) that may be incurred by, or asserted against, Purchaser after the Closing which involves any matter relating to a past or present Golf Course Employee and/or union or labor disputes concerning acts or omissions occurring prior to the Closing Date; PROVIDED, HOWEVER, Purchaser shall have the sole right, at Purchaser's election, after the Closing Date, to supervise and direct any such litigation and to use counsel of Purchaser's choosing (whether or not counsel for such litigation had been retained by Tenant prior to the Closing Date). Tenant shall be solely responsible for compliance with the Worker Adjustment and Retraining Act ("WARN ACT") as well as any applicable state plant closing or similar worker displacement law, if applicable, and Tenant shall indemnify, defend and hold Purchaser harmless from and against any loss, damage, liability, claim, cost or expense (including, without limitation, reasonable attorneys' fees) that may be incurred by, or asserted against, Purchaser as a result of Tenant's failure to comply with the WARN ACT or any applicable state plant closing or similar worker displacement law. Nothing in this Agreement shall require (a) Purchaser to assume any obligations under any employee benefit plans currently maintained for Golf Course Employees unless otherwise required by law or (b) Purchaser or its management company to continue to employ any Golf Course Employee hired by either of them for any specified period of time after the Closing Date.

                            V. CONDITIONS PRECEDENT

         5.1 CONDITIONS PRECEDENT. This Agreement is contingent upon the Closing. If the Property-Conveyance described herein does not occur, then this Agreement is null and void.

                          VI. MISCELLANEOUS PROVISIONS

         6.1 CONSTRUCTION AND INTERPRETATION OF AGREEMENT. This Agreement is to be performed in the State of ____________________ and shall be governed by and construed in accordance with the laws of the State of ______________________. Any action brought to enforce or interpret this Agreement shall be brought in the court of appropriate jurisdiction in the county in which the Golf Course is located. Should any provision of this Agreement require arbitration or judicial interpretation, it is agreed that the arbitrator or court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Agreement and legal counsel was consulted by each party before the execution of this Agreement. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, arbitration or other form of dispute resolution proceeding, then the prevailing party in such litigation, arbitration or other dispute resolution proceeding shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees.

         6.2 AMENDMENT AND WAIVER. This Agreement may not be amended or modified in any way except by an instrument in writing executed by all parties hereto; provided, however, any of Tenant, GTA, or Purchaser may, in writing, (i) waive any inaccuracies and representations by the other to such party so waiving contained in this Agreement, (ii) waive compliance by the other with any of the covenants contained in this Agreement for the benefit of such party so waiving, and (iii) waive the satisfaction of any condition that is precedent or subsequent to the performance by the party so waiving of any of its obligations under this Agreement.

         6.3 NOTICES. Any notice, communication, request, reply or advice (collectively, "NOTICE") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served by depositing the same in the United States mail, postage paid, registered or certified, and addressed to the party to be notified, with return receipt requested; or by delivery by overnight courier, or by facsimile transmission (with a copy of the facsimile and printed confirmation sent within one business days after faxing via United States mail, postage paid, registered or certified, and addressed to the party to be notified, with return receipt requested). Notice deposited in the mail in the manner hereinabove described shall be effective three business days after such deposit. Notice by overnight courier shall be effective one business day after deposit with the courier service. Notice given by facsimile transmission shall be effective on the business date the facsimile is electronically delivered (if the follow-up copy is sent via U.S. mail and otherwise the same shall be effective three business days after the follow-up is deposited in the U.S. mail). For the purposes of Notice, the addresses of the parties shall be:

                  GTA:            Golf Trust of America, L.P.
                                  14 North Adget's Wharf
                                  Charleston, South Carolina 29401
                                  Attn:  VV: Bradley Blair, II
                                  Tel:  (843) 723-4653
                                  Fax:  (843) 723-0479

                                  with a copy to:

                                  O'Melveny & Myers, LLP
                                  275 Battery Street, Suite 2600
                                  San Francisco, California 94111-3305
                                  Attn:  Peter T. Healy, Esq.
                                  Tel:  415-984-8833
                                  Fax:  415-984-8701

                                  and

                                  Nexsen Pruet Jacobs Pollard & Robinson, LLC
                                  200 Meeting Street, Suite 301
                                  Charleston, South Carolina 29401
                                  Attn:  Matthew J. Norton, Esq.
                                  Tel:  843-577-9440
                                  Fax:  843-720-1777

                  Purchaser:
                                  ---------------------------------

                                  ---------------------------------

                                  ---------------------------------
                                  Attn:
                                       ----------------------------
                                  Tel:
                                       ----------------------------
                                  Fax:
                                       ----------------------------
                                  with a copy to:

                                  ---------------------------------

                                  ---------------------------------

                                  ---------------------------------
                                  Attn:
                                       ----------------------------
                                  Tel:
                                       ----------------------------
                                  Fax:
                                       ----------------------------
                  Tenant:
                                  ---------------------------------
                                  c/o The Legends Group
                                  1500 Legends Drive
                                  Myrtle Beach, SC 29579
                                  Attn:  Larry D. Young
                                  Tel:  800-552-2660
                                  Fax:  843-236-0516

                                  with a copy to:

                                  Parker, Poe, Adams & Bernstein, L.L.P.
                                  Three First Union Center
                                  401 South Tryon Street, Suite 3000
                                  Charlotte, NC 28202
                                  Attn:  Gary C. Ivey, Esq.
                                  Tel:  704-335-9027
                                  Fax:  704-334-4706


         The parties shall have the right from time to time to change their respective addresses for notice by at least five (5) days' written notice to the other party.

         6.4 GOVERNING DOCUMENT. This Agreement shall govern in the event of any inconsistency between this Agreement and any other document or instrument executed or delivered pursuant hereto or in connection herewith (including, without limitation, the Master Purchase Agreement).

         6.5 ASSIGNMENT OF TENANT'S INTEREST TO GTA. The parties hereto acknowledge and agree that, prior to the Closing hereunder, GTA may acquire the interest of Tenant in and to the Golf Course pursuant to the Master Purchase Agreement (in which event the Lease shall be terminated), notwithstanding anything to the contrary stated or implied in this Agreement. Each of the parties hereto hereby consents to such transfer of the Tenant's interest to GTA; PROVIDED THAT, such transfer shall be subject to this Agreement. Upon such transfer to GTA, GTA shall assume the rights and obligations of Tenant under this Agreement, and the transactions contemplated in this Agreement shall proceed as contemplated herein, and GTA shall faithfully perform Tenant's obligations hereunder and assume the role of Tenant hereunder from and after the date that it acquires Tenant's interest in and to the Golf Course. GTA and Purchaser shall release Tenant from all obligations and liabilities of the "Tenant" accruing under this Agreement from and after the date that Tenant's interest in and to the Golf Course is transferred to GTA.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first written above.



                                  GTA:
                                  GOLF TRUST OF AMERICA, L.P.,
                                  a Delaware limited partnership

                                  By:  GTA GP, Inc., a
                                        Maryland corporation,
                                        its general partner

                                  By:
      ----------------------           ---------------------------
                                  Name:  W. Bradley Blair, II
                                  Title:  President and Chief Executive Officer
      ----------------------

                                      PURCHASER:

                                      -----------------------------------,
                                      a
                                         --------------------------------


                                      By:
    ----------------------                -------------------------------
                                      Name:
                                            -----------------------------
                                      Title:
    ----------------------                   ----------------------------

                                      TENANT:




                                      By:
    ----------------------                -------------------------------
                                      Name:
                                            -----------------------------
                                      Title:
    ----------------------                   ----------------------------

                              SCHEDULE OF EXHIBITS


Exhibit 1.1(a)         List of Excluded Assets
Exhibit 1.1(b)         List of Golf Course Contracts
Exhibit 1.1(c)         List of Permits
Exhibit 1.1(d)         List of Space Leases
Exhibit 2.2            Excluded Golf Course Contracts, Space Leases, and Permits
Exhibit 2.3            Form of Quit-Claim Bill of Sale
Exhibit 4.1            List of Deposits and Schedule of Banquets and Outings